UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Gilead Sciences, Inc.

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2021 Notice of Annual Meeting of Stockholders and Proxy Statement

Our Vision To create a healthier world for all people		Our Leadership Commitments
Our Mission To discover, develop and deliver innovative therapeutics for people with life-threatening diseases
Our Core Values
INTEGRITY Doing What’s Right	INCLUSION Encouraging Diversity
TEAMWORK Working Together	ACCOUNTABILITY Taking Personal Responsibility
EXCELLENCE Being Your Best

Our Corporate Strategy

Long-Term Ambitions	Strategic Priorities
►Bring 10+ Transformative Therapies to Patients by 2030	►Expand Internal and External Innovation ►Strengthen Portfolio Strategy and Decision-Making ►Increase Patient Access and Benefit ►Continue to Evolve Our Culture
►Be the Biotech Employer and Partner of Choice
►Deliver Shareholder Value in a Sustainable, Responsible Manner

Letter from Our Chairman and
Chief Executive Officer

Dear Stockholders,

Daniel P. O’Day
Chairman and
Chief Executive Officer

On behalf of our entire Board and all of our employees, I want to thank you for your investment in Gilead. This has been a year where Gilead proved its resilience and its strength. When the pandemic struck, we faced multiple challenges. We needed to protect the safety of our employees and contribute our long-standing expertise in antiviral therapies to the fight against COVID-19. At the same time, we had to keep our existing plans on track. I am pleased that we can look back on 2020, knowing that we met all of these challenges and set our company on the path for a strong future.

The entire company rallied to contribute to the work on Veklury. We expanded our manufacturing capability, ran multiple clinical studies and collaborated with many partners to bring the therapy to patients. Veklury became the first FDA-approved therapy for COVID-19 and by the end of 2020, it was being used to treat one in two patients hospitalized in the United States.

Even while delivering Veklury and managing the uncertainties created by the pandemic, Gilead continued to deliver on ongoing commitments to patients. We also significantly strengthened and diversified our portfolio of new medicines. The additions to our portfolio included several new marketed therapies, such as Trodelvy for a type of breast cancer. Gilead’s portfolio now targets an even broader set of unmet medical needs, setting us on a clear path to growth and driving value for our stockholders.

In addition to implementing a number of measures to support our employees and their families through the pandemic, we took many steps to support our ambition of attracting the industry’s best talent. Like many others, we also strengthened our focus on racial equity. This includes dedicated programs for our Black employees and funding for community-based organizations. In a year in which many jobs were lost because of the pandemic, we increased our employee base to more than 13,000 with a particular focus on expanding our expertise in oncology. We hired many talented leaders and welcomed new members to our Board of Directors.

We encourage you to read more about our 2020 performance and ESG-related activities in our Year in Review, which will be available on our website, www.Gilead.com, in early May. We are all very much looking forward to delivering on our new opportunities in 2021, and ensuring Gilead remains a valued contributor to improving global public health.

Sincerely,

Daniel P. O’Day
Chairman and Chief Executive Officer

2021 Proxy Statement	1

Letter from Our
Lead Independent Director

Dear Stockholders,

Kevin E. Lofton
Lead Independent Director

Gilead is committed to improving human health, a mission that has defined and guided my career in the healthcare industry. It has been almost a year since I stepped into my role as Gilead’s Lead Independent Director. During this period, I have worked closely with my fellow directors to ensure effective Board oversight and strong corporate governance practices and involvement. Even with the challenges of 2020, we had the opportunity to engage with many of you during the year and those meetings helped us understand what is important to you. As we approach our Annual Meeting, I would like to highlight several ways the Board has represented your interests.

Board Oversight

As Lead Independent Director, an important part of my role is working with our Chairman and Chief Executive Officer, Daniel O’Day, and the management team on the strategic direction and oversight of the company. We accomplish this by facilitating the Board’s input into major business and organizational initiatives, budgetary considerations, capital allocation priorities and corporate development opportunities. Last year, we worked closely with management on the company’s strategic transactions, including the acquisitions of Forty Seven, Inc., Immunomedics, Inc. and MYR GmbH, as well as key collaborations with Arcus Biosciences, Inc., Pionyr Immunotherapeutics, Inc. and Tizona Therapeutics, Inc.

In 2020, the company remained focused on human capital management, with an emphasis on safety. This was paramount for employees who continued to work at Gilead’s manufacturing facilities and labs during the pandemic. It was also critical to provide support and facilitate productivity for employees working from home.

Gilead established a Global Diversity Council in 2020, chaired by Mr. O’Day, and created Inclusion and Diversity Action Plans focused on attracting, developing and retaining people of diverse backgrounds. We also set and posted two important Diversity Equity and Inclusion goals to reach by 2025: to double the percentage of our Black employees and ensure diverse hires account for at least 15% of all hiring. We are committed to increasing the amount of reporting on our progress in this important area.

In addition, the company’s Corporate Social Responsibility Committee, established in 2018, has helped build accountability for driving social and environmental change across the company by making decisions on CSR-related strategies, stakeholder engagement, reporting, risk mitigation and other relevant activities.

Board Refreshment

As Dan mentioned in his letter, we welcomed four new directors to our Board, who further expand our breadth of academic and healthcare experience. Following the next stockholder meeting, a third of our Board will be female, and of the other Board members, four will be from diverse backgrounds. This makes our Board one of the industry’s most diverse, and is representative of the company’s diverse patient base. I would also like to take this opportunity to thank Per Wold-Olsen and Richard J. Whitley, MD, two long-standing directors who have made extraordinary contributions to Gilead’s growth and development and are departing this year.

On behalf of the Board, I thank you for your investment in Gilead. I am proud of all that the company accomplished in 2020 and look forward to the work we will continue to do to bring new medicines to people with significant unmet needs.

Kevin E. Lofton
Lead Independent Director

2

Notice of Annual Meeting of Stockholders

When Wednesday, May 12, 2021 10:00 a.m. Pacific Daylight Time	Where Via Webcast at www.virtualshareholdermeeting.com/GILD2021	Record Date Friday, March 19, 2021

Items of Business	Board Recommendation
► Proposal 1	FOR each director nominee
To elect the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified.
► Proposal 2	FOR
To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2021.
► Proposal 3	FOR
To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.
► Proposal 4	AGAINST
To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Voting

Holders of Gilead common stock at the close of business on the Record Date are entitled to vote. Whether or not you expect to attend the Annual Meeting, please grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting. For more specific voting instructions, please refer to “Questions and Answers” in this Proxy Statement.

Prior to the Meeting:
By Internet* www.proxyvote.com	By Telephone* +1-800-690-6903 (for stockholders of record)	By Mail Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)

*	You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials. Voting by telephone and internet closes on May 11, 2021 at 11:59 p.m., Eastern Daylight Time.

During the Meeting:
By Internet* www.virtualshareholdermeeting.com/GILD2021

*	You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Brett A. Pletcher
Corporate Secretary
Foster City, California
March 30, 2021

2021 Proxy Statement	3

Board Overview	11
Executive Compensation Highlights	14

Proxy Statement for the 2021 Annual Meeting of Stockholders on May 12, 2021	16

Corporate Governance	17
Proposal 1: Election of Directors	17
The Gilead Board of Directors	17
Our Board’s Role and Responsibilities	27
Board Structure	30
Committees of Our Board of Directors	33
Board Processes	36
Compensation of Non-Employee Board Members	36

Audit Matters	40
Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm	40
Annual Evaluation and Selection of Independent Auditor	40
Rotation of Lead Audit Partner	40
Principal Accountant Fees and Services	41
Pre-Approval Policy and Procedures	41
Audit Committee Report	42

Executive Officers	43

Executive Compensation	45
Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers	45
Compensation Discussion and Analysis	46
Other Executive Compensation Policies and Practices	60
Compensation and Talent Committee Report	63
Severance and Change in Control Arrangements with Named Executive Officers	64
Summary Compensation Table	67
2020 Grants of Plan-Based Awards	69
2020 Outstanding Equity Awards at Fiscal Year-End	72
2020 Option Exercises and Stock Vested	74
2020 Nonqualified Deferred Compensation	74
2020 Potential Payments Upon Involuntary Termination or Change in Control Termination	75
CEO Pay Ratio	76

Stockholder Proposal	77
Proposal 4: Stockholder Proposal Requesting that the Board Adopt a Policy that the Chairperson of the Board of Directors be an Independent Director	77
Stockholder Proposal	77
Our Board Recommends a Vote AGAINST This Proposal	78

Stock Ownership Information	81
Security Ownership of Certain Beneficial Owners and Management	81
Delinquent Section 16(a) Reports	82

Other Information	83
Householding of Proxy Materials	83

Questions and Answers	84

Details for the Gilead Sciences, Inc. 2021 Annual Meeting of Stockholders	Back Cover

4

Overview

2020 Business Highlights

In 2020, we made significant progress in laying the foundation for future growth. By building for growth, we continued to create new possibilities for bringing breakthrough medicines to patients, and we ended the year with strong financial performance, reflecting the solid underlying strength of our business. Unexpectedly, 2020 became a year unlike any other as we navigated the challenges and uncertainties of the COVID-19 pandemic. Our deep experience developing antiviral medicines presented us with the unique opportunity to help ease the burden of the pandemic with our rapid development, manufacturing and delivery of Veklury® (remdesivir), the first treatment for COVID-19 approved by the U.S. Food and Drug Administration (“FDA”).

Executing Our Corporate Strategy

Despite the challenges and uncertainties of the pandemic, we executed our corporate strategy in 2020 to position Gilead for a clear path to near- and long-term growth. In 2020, we focused on (1) delivering on opportunities in new therapeutic areas; (2) prioritizing and executing across our portfolio; and (3) continuing our leadership in antivirals. As described below, these actions allowed us to build a diverse and sustainable portfolio that is well positioned for Gilead’s next chapter.

Delivering on Opportunities in New Therapeutic Areas

With our strong balance sheet, we continued to invest in transformative science that aligns with our expertise and focus in three therapeutic areas – viral diseases, oncology and inflammatory diseases. In 2020, we entered into 18 strategic partnerships and acquisitions to expand the breadth and quality of our commercial portfolio and clinical pipeline in our key therapeutic areas, as summarized in the timeline below:

CORPORATE DEVELOPMENT ACTIVITIES IN 2020

*Acquisition closed in 2021

2021 Proxy Statement	5

Overview

Oncology has become an important new pillar of growth as we significantly expanded our oncology portfolio in 2020 with key acquisitions and partnerships, including:

►

With the acquisition of Forty Seven, Inc. in April, we gained magrolimab, a potential first-in-class CD47 inhibitor that is currently in Phase 2/3 studies for a number of hematological cancers, including myelodysplastic syndrome, acute myeloid leukemia and diffuse large B cell lymphoma.

►

With the acquisition of Immunomedics, Inc. in October, we added Trodelvy®, a Trop-2-directed antibody-drug conjugate, which was granted accelerated approval by the FDA for the treatment of adult patients with metastatic triple-negative breast cancer who have received at least two prior therapies for metastatic disease. Trodelvy has potential broader applicability for multiple tumor types and is being studied as a monotherapy and combination agent for additional tumor types, including HR+/HER2- breast cancer, urothelial cancer, non-small cell lung cancer and other solid tumors.

►

We also entered into a partnership with Arcus Biosciences, Inc. and exclusive options to acquire Tizona Therapeutics, Inc. and Pionyr Immunotherapeutics, Inc., which will allow us to opt-in to the development of additional investigational immuno-oncology therapies in the future.

In support of our strategy, we have continued to grow our talent base and deepen our expertise outside antivirals. Our acquisitions of Forty Seven and Immunomedics expanded this talent pool, and we also recruited talent in other areas, including research, data science, clinical development and commercial strategy.

Prioritizing and Executing Across Our Portfolio

Advancing and Prioritizing Our Pipeline

In addition to expanding our product pipeline through external innovation, we continued to advance our pipeline internally across our therapeutic areas:

►	In 2020, we increased our pipeline size by 50% overall, as measured by asset-indication projects.
►

At the end of 2020, our pipeline included 52 clinical stage programs, of which 17 were in Phase 3 or registrational Phase 2 clinical trials or were pending marketing authorization review by the FDA or the European Medicines Agency.

We also improved the quality of our pipeline through even more rigorous portfolio governance.

►

In 2020, we prioritized high value programs. We focused on investing in growth drivers that have a higher probability of success, including candidates that have compelling late-stage data or are already approved. These include investments in lenacapavir (as described below) and Trodelvy for additional indications.

►	We also utilized deal structures that lowered the risk of our investments, including deals that provide opt-in rights after proof-of-concept data is in hand.

By expanding and improving the quality of our pipeline, we ended the year with a more balanced and diversified portfolio that positions us for the opportunity to advance important new therapies in our key therapeutic areas.

Delivering New Medicines

We continued to deliver new innovative medicines to patients in 2020:

►	We rapidly developed and delivered Veklury as a treatment for COVID-19 in response to the pandemic.
►	We received accelerated approval from the FDA for Tecartus®, the first and only approved chimeric antigen receptor T cell therapy for the treatment of relapsed or refractory mantle cell lymphoma.
►

Trodelvy, which we acquired through Immunomedics, was granted accelerated approval by the FDA for the treatment of adult patients with metastatic triple-negative breast cancer who have received at least two prior therapies for metastatic disease.

►	Jyseleca®, which is being developed with our partner Galapagos NV, was approved in Europe and Japan for the treatment of rheumatoid arthritis.
►

Hepcludex® (bulevirtide), which we acquired through MYR GmbH (acquisition announced in late 2020 and closed in March 2021), was conditionally approved in Europe for the treatment of chronic hepatitis delta virus (“HDV”).

6

Overview

Maintaining Our Leadership in Antivirals

We continued to maintain our leadership in antivirals:

►	Biktarvy® continued to perform well in the HIV treatment market, growing 53% from 2019. Biktarvy remains the number one prescribed regimen across key global markets, including the United States, where nearly one in two patients start on Biktarvy.
►	We also had strong performance in the HIV prevention market, even as the first generic competitor entered the U.S. market in the fourth quarter of 2020. We exited the year with 46% market share for Descovy®.
►	While Biktarvy will remain an important growth driver for our business, we continued to drive innovation with the advancement of lenacapavir, an HIV capsid inhibitor, which is being evaluated as a long-acting option for the treatment and prevention of HIV. Lenacapavir has been granted Breakthrough Therapy designation by the FDA for the treatment of HIV infection in heavily treatment-experienced people. In 2020, we announced that lenacapavir achieved its primary endpoint in a Phase 2/3 study for this indication. Based on this positive data, we anticipate filing a New Drug Application to the FDA in the second half of 2021. In addition, we announced a partnership with Merck & Co, Inc. in March 2021 to co-develop and co-commercialize long-acting treatments that combine lenacapavir with islatravir, Merck’s investigational nucleoside reverse transcriptase translocation inhibitor.
►	We continued to maintain market share in chronic hepatitis C virus amid the pandemic, and we increased our sales of Vemlidy® for the treatment of chronic hepatitis B virus.
►	We also added Hepcludex (bulevirtide) to our antiviral commercial portfolio with our acquisition of MYR. Hepcludex was conditionally approved by the European Commission for the treatment for chronic HDV in July 2020. We intend to seek additional regulatory approvals, including the submission of a Biologics License Application to the FDA in the second half of 2021.

Our Strong Financial Performance

Our overall financial performance was strong and exceeded our initial expectations in 2020, despite the global impact of the COVID-19 pandemic, which is a reflection of the solid underlying strength of our business and our ability to execute on the development of Veklury. Financial highlights for 2020 include:

►	Our total product sales were $24.4 billion, which represents an increase of 10% from 2019, primarily driven by robust sales of Biktarvy and Veklury.
	►	Our HIV business grew by 3% compared with 2019, primarily driven by the continued uptake of Biktarvy and the growth of Descovy for PrEP®, and despite the expected loss of exclusivity of certain HIV products in the U.S. market and the impact of COVID-19. In 2020, Biktarvy sales increased by 53% to $7.3 billion, compared to 2019, and remains the number one prescribed regimen for HIV treatment in the United States and other key global markets.
	►	Veklury sales contributed $2.8 billion in 2020.
	►	Our cell therapy business grew by 33% compared with 2019, with higher sales of Yescarta® and the launch of Tecartus in the United States.
►	In addition to investing in our business and our pipeline, we returned $5.0 billion in capital to our stockholders in 2020, representing 67% of our free cash flow.
	►	We increased our quarterly cash dividend by 8% to $0.68 per share in 2020, and we paid $3.4 billion of dividends to our stockholders.
	►	We repurchased $1.6 billion in shares of our stock.

Our Ongoing Response to COVID-19

Delivering Veklury to Patients

In response to the severity and urgency of the COVID-19 pandemic, we deployed significant resources, including over $1 billion in 2020, and decades of our antiviral research to rapidly develop and scale up the production and global supply of Veklury. Based on clinical studies demonstrating improvements in hospitalized patients with COVID-19, including shorter time to recovery, Veklury was the first treatment for COVID-19 approved by the FDA in October 2020. Veklury also was approved or authorized for temporary use as a COVID-19 treatment in approximately 50 countries worldwide.

2021 Proxy Statement	7

Overview

We continue to embrace our unique opportunity to help patients in this pandemic. We are working with global health authorities and governments to support global access to Veklury, including pricing the treatment significantly below the value that we believe it provides to patients, payers and healthcare systems and entering into voluntary licensing agreements with generic manufacturers for distribution primarily in low-income and lower-middle income countries. By enabling patients who are hospitalized to recover more quickly and taking into account the financial and resource savings for healthcare systems, Veklury has played a significant role in helping ease the burden of this pandemic.

As COVID-19 hospitalizations surged at the end of 2020, we were prepared to meet the global real-time demand for Veklury. By the end of 2020, approximately 1 in 2 patients hospitalized in the United States were being treated with Veklury, totaling approximately 1 million treated patients in the United States. Our global revenues for Veklury were $1.9 billion in the fourth quarter of 2020. These revenues will support future innovation, including continued investments in remdesivir and other pipeline developments.

Protecting Our Employees

During the pandemic, we have prioritized the health and safety of our employees. Most of our sites have required flexible location employees to work from home, while only employees who needed to be physically present for their positions (such as laboratory technicians) continued to work onsite. We have implemented site enhancements and risk protocols, including health screenings, COVID-19 testing and reconfiguration of work and common spaces to allow for social distancing. We also have maintained a robust contact tracing and notification process for any employee who reports COVID-19 infection. In 2020, we did not identify any cases of viral transmission of COVID-19 from activities in our workplace.

We have implemented a number of temporary COVID-19-specific benefits, such as cost reimbursements for essential home office equipment, monthly reimbursements for childcare and home-schooling costs, and a special pay enhancement for our physical location dependent workers who are required to be onsite at Gilead due to the nature of their role. We have not reduced pay for our employees, and we have not made any adverse changes to our compensation programs during the pandemic. In addition, we have hosted employee and manager forums and listening sessions to engage with our employees to better understand how we can effectively support our workforce during the unique challenges presented by the pandemic.

Supporting Our Communities

We have provided ongoing support for our community partners and maintained our grant programs, particularly at a time when support is needed more than ever. In April 2020, we created the global CARES (COVID-19 Acute Relief and Emergency Support) Grantee Fund to provide financial support to current grantees facing imminent closure or termination of vital services due to losses attributable to the pandemic. The fund has provided up to $20 million in donations to these nonprofit groups. We also made a $1 million donation to the San Mateo County Strong Fund and a $1 million donation to the Mayor’s Fund for Los Angeles, and we matched employee donations to global relief organizations through our Giving Together corporate match program.

Advancing Inclusion & Diversity

We recognize that building an inclusive and diverse workforce is critical to enabling our mission and executing our strategy. Inclusion is a Gilead core value, and we are committed to advancing inclusion and diversity in our workforce. We established a Global Diversity Council, chaired by our Chairman and Chief Executive Officer, which is responsible for governance of these matters, tracking progress on our goals and promoting a culture of inclusion.

In 2020, we prioritized our efforts on racial equity:

►	We created Inclusion and Diversity Action Plans focused on attracting, developing and retaining people of diverse backgrounds.
►	We adopted an Advancing Black Leadership strategy to provide access and opportunities for Black employees at Gilead.
►	We publicly communicated two goals to reach by 2025: double the percentage of Black employees at Gilead and have diverse hires account for at least 15% of all hiring.

For more information about our aspirations and our progress, we encourage you to visit our Inclusion & Diversity page on our website at: www.gilead.com/careers/inclusion-and-diversity.

8

Overview

Our Environmental, Social and Governance (“ESG”) Program

Our Commitment

At Gilead, investing in Corporate Social Responsibility (“CSR”) is core to our business strategy and reflects our values of accountability, inclusion, teamwork, excellence and integrity. This is in service to our mission to advance global health by providing innovative therapeutics in areas of unmet need in a way that is socially responsible and environmentally sustainable. Gilead’s ESG programs reflect this commitment to our stakeholders.

Our Governance Structure

Our Board monitors our sustainability practices through oversight by the Nominating and Corporate Governance Committee. We also have a management-led CSR Committee comprised of leaders from Public Affairs, Human Resources, Legal, the CFO organization, Commercial and Manufacturing. The CSR Committee is responsible for reviewing ESG issues and, in consultation with our senior leadership team, making decisions and setting ESG-related goals, strategies, stakeholder engagement, public reporting, risk mitigation and other relevant activities across the company.

2020 Materiality Assessment

In 2020, we completed an enterprise-wide materiality assessment that identified five material topics that will be prioritized in our ESG efforts. Our most material ESG topics are: 1) Pricing, Access and Affordability of Medicines; 2) Research and Development for Unmet Medical Needs; 3) Inclusion and Diversity; 4) Employee Recruitment, Development and Retention; and 5) Climate Change. During the year, we set goals that correspond with these material ESG topics (as described below), and we will continue to identify additional ESG-related goals that link to our corporate strategy and ambitions.

Our Key Achievements in 2020

ENVIRONMENTAL
►Achieved Leadership Status in CDP Climate Change and improved Dow Jones Sustainability Index environmental score from 63 percentile to 91 percentile
►Reached 44% of our 2025 target in reducing our Greenhouse Gas Emissions while increasing our operational footprint by 14%
►Committed to set Science Based Targets, which will be publicly disclosed in 2021
►Initiated solar installations at California sites, enabling us to generate more clean energy
►Added six green building certifications around the globe (China, Moscow, Foster City) to our building operations portfolio

SOCIAL
►Set goal to have diverse talent account for at least 15% of all hiring by 2025
►Set goal of doubling the percentage of Black employees by 2025
►Enhanced employee benefits to support pandemic related challenges – see “Protecting Our Employees” on page 8
►Maintained a perfect Human Rights Campaign score
►Established Gilead Leadership Commitments
►Created a $20 million philanthropic fund to support nonprofit organizations impacted by the COVID-19 crisis
►Launched partnership with Satcher Health Leadership Institute at Morehouse School of Medicine to study race-based health inequities associated with COVID-19
►Increased focus on clinical trial diversity efforts and Biktarvy clinical trials in Black Americans
►Created a $10 million Racial Equity Community Impact Fund to support organizations working to tackle inequities in Black communities across the United States

GOVERNANCE
►Disclosed new ESG-related goals and links to our corporate strategy and ambitions
►Began alignment to Sustainability Accounting Standards Board (SASB) reporting standards
►Published our EEO-1 Report on our website
►Continued to refresh and diversify our Board of Directors
►Appointed a new Lead Independent Director
►Met with stockholders representing 58% of our outstanding shares – see “Stockholder Outreach and Engagement” on pages 12-13
►Adopted compensation plan amendments in response to stockholder feedback – see “Executive Compensation Highlights” on pages 14-15

For more information about our CSR program and our ESG achievements in 2020, we encourage you to read our 2020 Year in Review, which will be available for download at www.gilead.com in early May 2021.

2021 Proxy Statement	9

Overview

Corporate Governance Highlights

Our Corporate Governance Practices

We are committed to strong corporate governance structures and practices that are designed to drive Board effectiveness in exercising its oversight role and that are both responsive and create accountability to our stockholders.

What We Do
✓Annually Elect All Directors
✓Majority Vote to Elect Directors
✓Substantial Majority of Independent Directors
✓Robust Lead Independent Director Role
✓Regular Executive Sessions of Independent Directors
✓Fully Independent Board Committees
✓Independent Evaluation of Chief Executive Officer
✓Robust Board Guidelines and Committee Charters  Updated
✓Commitment to Board Diversity
✓Robust Board-Level Oversight of ESG Matters
✓Annual Corporate Responsibility Report

✓Stockholder Right to Call Special Meetings
✓Stockholder Right to Act By Written Consent
✓Proxy Access on Market Terms, with 3% / Three-Year Threshold
✓Annual Say-on-Pay Vote
✓Compensation Clawback Policy  Updated
✓Proactive Year-Round Stockholder Engagement
✓Annual Board and Committee Evaluations
✓Director Succession Planning and Ongoing Board Refreshment

What We Do Not Do ✕No Classified Board ✕No “Poison Pill” ✕No Supermajority Voting Provisions ✕No Dual Class Stock Structure with Unequal Voting Rights

Our Ongoing Board Refreshment

We believe board refreshment is integral to effective corporate governance as we recognize the importance of balancing continuity with fresh perspectives. We have taken a number of steps to refresh our Board in recent years, and we continued these efforts in 2020 by welcoming four new directors who provide a breadth of academic and healthcare industry experience and skills: Jeffrey A. Bluestone, Ph.D., Sandra J. Horning, M.D., Javier J. Rodriguez and Anthony Welters. We believe each of our new directors adds a unique perspective to complement the experience of our other Board members.

Our new directors also add to the ethnic and gender diversity of our Board. If our director nominees are elected by stockholders at the Annual Meeting, our Board will be one of the most diverse in our industry:

►	A third of our Board will be female, and of the other Board members, four will be from diverse backgrounds.
►	Our Lead Independent Director and the chairs of all of our Board committees will be female or from diverse backgrounds.

10

Overview

Board Overview

Committees*
A	Audit Committee	C	Compensation and Talent Committee	N	Nominating and Corporate Governance Committee	S	Science Committee	Chair

*	Effective after the conclusion of the Annual Meeting, provided that our director nominees are elected by stockholders at the Annual Meeting.

Gender Diversity 3 out of 9 are women	Ethnic Diversity 4 out of 9 are ethnically diverse	Tenure Under 2 years: 4 2-5 years: 4 Over 5 years: 1

2021 Proxy Statement	11

Overview

Our Stockholder Outreach and Engagement

Gilead recognizes the value of and is committed to engaging with our stockholders. We believe that strong corporate governance includes proactive outreach and engagement with our stockholders on a regular basis throughout the year to better understand the issues that are important to them. This enables us to address these matters in a more meaningful and effective way and to drive improvements in our policies, communications and other areas. As part of our robust stockholder engagement program, our senior leadership team addresses a variety of topics through regular contact with investors in a number of forums, including in quarterly earnings calls, investor and industry conferences, analyst meetings and individual corporate governance and ESG-related discussions with stockholders.
Our Year-Round Stockholder Engagement Program

Since our 2020 Annual Meeting, we contacted stockholders representing approximately 58% of our outstanding shares to gain valuable insights on the issues that matter most to our stockholders.

Of those that we contacted, our integrated outreach team led by our General Counsel and leadership from our Investor Relations, Executive Compensation, Corporate Social Responsibility and Legal teams met with stockholders representing approximately 52% of our outstanding shares.

Our Lead Independent Director met with stockholders representing approximately 38% of our outstanding shares to provide a direct line of communication between our stockholders and the Board of Directors.

We gained constructive feedback from our stockholders during these engagements, which was shared with our Board and management. This ongoing feedback drives improvements in our corporate policies and practices.

KEY TOPICS DISCUSSED WITH STOCKHOLDERS IN 2020:
Strategy and Performance	Our Response to COVID-19	Corporate Governance	Compensation	ESG and Sustainability
Recent acquisitions and integration	Development and distribution of Veklury	Board refreshment	Changes to compensation program and metrics	Inclusion & diversity initiatives and metrics
Impact of COVID-19 on strategy and goals	Health and safety of our employees	Board leadership structure	Bonus deferral proposal	Drug pricing strategy and access programs

12

Overview

Our Proactive Approach to Governance is Aligned with Stockholder Interests

We have made substantive advancements in the following areas:	In 2020, we took the following actions:	For more information, see:
Board Composition:
Board Refreshment and Board Diversity	We continued to refresh our Board with the addition of four new directors in 2020. The new directors provide a breadth of academic and healthcare industry experience and skills and add to the ethnic and gender diversity of our Board.	“Our Ongoing Board Refreshment” on page 10
Lead Independent Director	Our Board appointed Kevin E. Lofton as the new Lead Independent Director in 2020 to serve as a strong and effective partner to our Chairman of the Board.	“Board Structure” on pages 30-31
Board Evaluations and Director Skills	In 2020, our Board engaged a third-party advisory firm to independently assess and confirm the skills and experience of the individual directors and the overall Board. This process also helped identify skills and experience of director candidates that would complement our current Board members.	“Director Skills, Experience and Background” on pages 19-21
	Our directors conducted an annual self-assessment of the Board and committees in 2020.	“Board Evaluations” on page 32
Director Overboarding	We amended our Board Guidelines in 2020 to address director overboarding.	“Director Overboarding Guidelines” on page 21
Executive Compensation:
Compensation Metrics	Our Compensation and Talent Committee approved a more formulaic annual incentive plan design with more objective and rigorous annual performance metrics for 2020.	“2020 Key Program and Policy Changes” on page 14
Compensation Clawback	Our Board expanded the scope of our compensation clawback policy.	“2020 Key Program and Policy Changes” on page 14
Human Capital Management:
Human Capital Management	We amended the Compensation and Talent Committee charter to add oversight responsibility of the company’s strategies and policies related to human capital management, including inclusion and diversity, workplace environment and culture, talent recruitment, development and retention, and employee engagement and effectiveness.	“Oversight of Human Capital Management” on page 28
Succession Planning	In the amended Compensation and Talent Committee charter, we also added oversight responsibility of the talent management and succession planning for our Chief Executive Officer and other executive officers.	“Oversight of Human Capital Management” on page 28
Inclusion and Diversity	Our Board oversaw the company’s prioritized efforts in 2020 to advance inclusion and racial equity, including our new goals and enhanced disclosures, such as the launch of our new Inclusion & Diversity page on our website.	“Advancing Inclusion & Diversity” on page 8
Environmental, Social and Governance (ESG):
Materiality Assessment	We partnered with a third-party advisory firm to complete a sustainability materiality assessment to identify and prioritize the ESG issues that are most important for the long-term sustainability of our business.	“2020 Materiality Assessment” on page 9
Expanded Disclosures	We have expanded our public disclosures under the Sustainability Accounting Standards Board (SASB) framework for 2020.	Our 2020 Year in Review report, which will be available on our website in early May 2021

2021 Proxy Statement	13

Overview

Executive Compensation Highlights

2020 Key Program and Policy Changes

In 2020, the Compensation and Talent Committee made two program changes to better align with our business strategy and compensation strategy and to incorporate stockholder feedback.

►	In January 2020, the Committee approved a more formulaic annual incentive plan design with more objective and rigorous annual performance metrics for the 2020 plan year.

INCREASED FOCUS ON FINANCIAL SUCCESS	INCREASED ALIGNMENT WITH OUR STRATEGIC OBJECTIVES	ENHANCED RISK MITIGATION

►Increased the weighting of financial metrics from 30% to 50% of the total award
►Established threshold, target and maximum achievement levels for each of our financial metrics
►Introduced a Non-GAAP Operating Income metric

►50% of the award is tied to rigorous, pre-established pipeline, product and people metrics
►Removed the +/-10% factor that was previously included in the annual incentive plan for unplanned accomplishments

►Subjected awards to clawback/forfeiture for misconduct
►Authorized our Compensation and Talent Committee to exercise negative discretion to reduce earned payouts for all participants, including for lapses in compliance

►	In March 2020, our Board amended our clawback policy to (1) expand its scope to cover significant misconduct by executive officers resulting in the violation of a significant company policy, law or regulation that causes material financial, operational or reputational harm to Gilead, including the failure to appropriately supervise a subordinate employee who engaged in misconduct, and (2) require public disclosure of actions taken to recoup compensation if the underlying facts have been disclosed.

Although our business was impacted by the pandemic, the Committee elected to maintain our original incentive goals and structure; we made no changes to our compensation programs due to COVID-19, we provided no special compensation arrangements, and we did not apply any positive or negative discretion to incentive payouts. Annual incentives were earned above target due to our strong financial and operational performance in 2020, while performance equity awards granted in 2018 vested below target, reflecting the impact of continued uncertainty around the pandemic on our stock price.

Alignment of Pay and Performance

Annual Incentive. Our annual incentive plan focuses on short-term financial, pipeline, product and people metrics, that serve as building blocks for our future product development and position us to deliver longer term value to stockholders. Our CEO’s incentive is tied entirely to corporate performance.

Long-Term Equity Compensation. Our long-term equity incentives, awarded in the form of performance share units, stock options and restricted stock units, align executives’ compensation directly with revenue and TSR performance. Revenue is a key objective used in both our short-and long-term incentive plans due to our historically high margin commercialized products and the strategic importance of investments within research and development. Revenue allows us to invest in research and development which is necessary for long-term growth.

14

Overview

The realized value of equity granted to our Named Executive Officers over the past four years reflects the strong alignment of our incentive programs with performance.

►	As of December 31, 2020, all the stock options granted to our Named Executive Officers over the past four years were underwater, or “out of the money.”
►	In addition, our performance share units that vested over the same period, paid out below target.

To illustrate the alignment of our executive compensation program with stockholder value, the following table compares the average 2018 long-term equity incentive (“LTI”) target grant value to the average 2020 realized value for our Named Executive Officers who received a 2018 award(1) and shows that only 30% of the target value was delivered or realizable.

AVERAGE 2018 LTI TARGET VERSUS AVERAGE ACTUAL LTI PAYOUT

(1)	Andrew D. Dickinson and Brett A. Pletcher received a 2018 LTI award.
(2)	Target performance share value is based on grant-date fair value of the 2018 performance shares at 100% target level attainment.
(3)	Actual performance share award value is based on 0% payout for the relative TSR tranche and 163.4% for the absolute revenue tranches, valued at the $66.70 share price as of the release date of January 26, 2021.
(4)	Target stock option value is based on the 2018 stock option grant (which were granted with a $83.49 exercise price), valued at the grant date fair value. Stock options had no value based on the December 31, 2020 stock price of $58.26.

2021 Proxy Statement	15

Proxy Statement for the 2021 Annual Meeting of Stockholders on May 12, 2021

GILEAD SCIENCES, INC.
333 Lakeside Drive
Foster City, California 94404

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Gilead Sciences, Inc., a Delaware corporation (“Gilead,” “we,” “our” or “us”), of proxies to be voted at our 2021 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 12, 2021 at 10:00 a.m., Pacific Daylight Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Due to the ongoing health and safety concerns related to the COVID-19 pandemic, the Annual Meeting will be held virtually by webcast at www.virtualshareholdermeeting.com/ GILD2021. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. For additional information on how to attend the Annual Meeting, please refer to the back cover page of this Proxy Statement and “Questions and Answers” in this Proxy Statement.

We first mailed or made available this Proxy Statement and the accompanying proxy card on or about March 30, 2021 to all stockholders entitled to vote at the Annual Meeting.

16

Corporate Governance

Proposal 1

Election of Directors

There are nine nominees for the Board positions presently authorized. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Directors are elected by a majority of the votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) with respect to the election of each director at the Annual Meeting. Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of Gilead and, other than Jeffrey A. Bluestone, Ph.D., Javier J. Rodriguez and Anthony Welters, was previously elected by the stockholders at the 2020 annual meeting of stockholders. Dr. Bluestone, Mr. Rodriguez and Mr. Welters were each recommended for consideration to our Nominating and Corporate Governance Committee by a third-party search firm and joined our Board in June 2020, October 2020 and December 2020, respectively. Richard J. Whitley, M.D., and Per Wold-Olsen are retiring effective at the Annual Meeting, and our Board size will be reduced from eleven to nine members effective after the conclusion of the Annual Meeting, provided that our director nominees are elected by stockholders at the Annual Meeting.

Shares represented by executed proxies will be voted for or against the election of the nine nominees named below. In the event that any nominee should be unable or, for good cause, unwilling to serve as a director, such shares will be voted for the election of such substitute nominee as our Board may propose or the Board may reduce the size of the Board. Each person nominated for election has agreed to serve if elected and our Board and management have no reason to believe that any nominee will be unable to serve.

Our Nominating and Corporate Governance Committee recommended each of the nominees listed below to our Board for nomination. Each member of our Nominating and Corporate Governance Committee meets the criteria of “independent director” as specified by applicable listing rules of Nasdaq and our Board Guidelines, as determined affirmatively by our Board.

Our Board unanimously recommends a vote FOR each named director nominee:

Jacqueline K. Barton, Ph.D. Jeffrey A. Bluestone, Ph.D. Sandra J. Horning, M.D.	Kelly A. Kramer Kevin E. Lofton Harish Manwani	Daniel P. O’Day Javier J. Rodriguez Anthony Welters

The Gilead Board of Directors

Evaluating Director Candidates

In evaluating candidates for membership on the Board, our Nominating and Corporate Governance Committee considers the candidate’s relevant experience, the number and nature of other board memberships held and possible conflicts of interest. Each year, our Nominating and Corporate Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria. Our Nominating and Corporate Governance Committee also will consider all factors it determines appropriate to meeting the needs of the Board at that particular time. According to the Board membership criteria established by our Nominating and Corporate Governance Committee, candidates nominated for election or reelection to the Board should possess the following qualifications:

►	the highest standards of personal and professional integrity;
►	the ability and judgment to serve the long-term interest of our stockholders;
►	experience and expertise relevant to our business and that will contribute to the overall effectiveness and diversity of the Board;
►	broad business and social perspective;

2021 Proxy Statement	17

Corporate Governance

►	the ability to communicate openly with other directors and to meaningfully and civilly participate in the Board’s decision-making process;
►	commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about our business and willingness to devote appropriate time and effort to fulfilling the duties and responsibilities of a Board member;
►	independence from any particular constituency; and
►	the ability and willingness to objectively appraise the performance of management.

OUR COMMITMENT TO INCLUSION AND DIVERSITY

Diversity is an important attribute of a well-functioning board. Our Nominating and Corporate Governance Committee advises our Board on matters of diversity, including race, gender, culture, thought and geography, and nominates director candidates that will enhance the Board’s mix of viewpoints, backgrounds, skills, experience and expertise. Our Nominating and Corporate Governance Committee seeks to include diverse candidates in any director search and specifically requests diverse candidates from our third-party search firm. In addition to the traditional candidate pool of corporate directors and officers, the committee also considers qualified candidates from a broad array of organizations, including academic institutions, privately held businesses, nonprofit organizations and trade associations. In 2017, our Board amended the Nominating and Corporate Governance Committee Charter to formalize our Board’s commitment to diversity.

If our director nominees are elected by stockholders at the Annual Meeting:

►A third of our Board will be female, and of the other Board members, four will be from diverse backgrounds.
►Our Lead Independent Director and the chairs of all of our Board committees will be female or from diverse backgrounds.

In identifying potential director candidates, our Nominating and Corporate Governance Committee considers candidates recommended through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.

It is the policy of our Nominating and Corporate Governance Committee to consider properly submitted stockholder recommendations of new director candidates. Our Nominating and Corporate Governance Committee’s evaluation process for director nominees does not vary based on whether a candidate is recommended by a stockholder or the Board. Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and all other information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of shares beneficially owned. The recommendation should be sent to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. The recommendation must be delivered to the Corporate Secretary prior to the same deadline for director nominations not for inclusion in the proxy materials, as described under question 16 in “Questions and Answers.”

Our New Directors in 2020

In 2020, we continued our ongoing efforts to refresh our Board by welcoming four new directors who provide a breadth of academic and healthcare industry experience and skills that complement our other Board members.

18

Corporate Governance

Director Skills, Experience and Background

We believe effective oversight comes from a Board of Directors that represents a diverse range of experience and perspectives that provides the collective skills, qualifications, backgrounds and experience necessary for sound governance. Our Nominating and Corporate Governance Committee establishes and regularly reviews with the Board the skills and experience that it believes are desirable to be represented on our Board to meet the needs of our business and align with our long-term strategy. In 2020, we engaged a third-party advisory firm to independently assess and confirm the skills and experience of our Board, which allowed our Board to determine the skills and experience that we consider important for our directors in light of our business and structure that will contribute to the overall effectiveness and diversity of our Board. These skills and experience are listed below.

Skill / Experience	Definition
Public / Private Company CEO	Has been the Chief Executive Officer of a publicly traded company (or a private/non-profit organization of comparable scale and complexity, with external market considerations similar to a public company board)
Financial Expert

Has held a role as a Chief Financial Officer, Chief Accounting Officer, Controller or Certified Public Accountant of a public company, or actively supervised such role, or has experience overseeing or assessing performance of the preparation, audit or evaluation of financial statements at a public company

Global

An executive who has worked and/or lived extensively outside the United States and/or an executive with oversight of global operations, including in a role as Regional General Manager or Chief Executive Officer of a global firm or on-the-ground operational roles outside the United States

Sales & Marketing	Has held senior executive roles in which sales and/or marketing were a primary function, including as a Sales Manager, General Manager, Brand Manager or Chief Marketing Officer
Public Company Board	Has served, or is currently serving, on a public company board as an independent or executive director; does not include service on our Board
Digital / Technology – Driven Innovation

Has practical experience with disruption including application of robotics, hardware, digital, data, artificial intelligence or cyber security innovations, including in a role as a Chief Digital Officer, Chief Technology Officer, Chief Information Officer or General Manager for a business enabled by technology or a business that has undergone a digital transformation

Pharma Experience

Has held an executive and/or operational role at a pharmaceutical or biotechnology company, including general management, financial reporting, operations, research & development, commercialization, manufacturing and/or sales

Provider or Payer Perspective

Has an understanding of the delivery and/or payment of medical services obtained through experience working as a medical provider or payer, including executive or operational roles at a hospital or health insurance organization

Government / Regulatory

Has worked in or closely with governmental organizations that set and/or enforce laws and regulations related to medical products and/or healthcare delivery or similarly highly regulated industry (e.g., financial services, food, chemicals, oil & gas), resulting in relevant governmental expertise and connections; may include relevant legal expertise

Science / Research

Deep knowledge of relevant sciences (e.g., biology, chemistry, medicine) as evidenced by an M.D. or Ph.D. and/or experience in the research function at a healthcare business (including pharmaceutical and medical research); ideally this includes experience with breakthrough or innovative scientific discovery and/or experience in relevant therapeutic areas, including HIV, inflammation, immunotherapy, oncology and liver disease

M&A / Transaction	Has had direct responsibility for collaborations and deals, including mergers, acquisitions, divestitures, joint ventures and other partnerships
Environment, Social and Governance

Has had direct responsibility for environmental, social and governance (ESG) issues as demonstrated by experience as a Chief Sustainability Officer, Corporate Secretary, Chair of a related committee (e.g., Governance, Sustainability, Corporate Social Responsibility) or Chief Executive Officer of a company with leading ESG practices

Human Capital Management

Has had direct responsibility for human capital management, including leadership development, succession planning, oversight of corporate culture, diversity & inclusion and compensation as demonstrated by experience as a Chief Executive Officer, Chief Human Resources Officer or Chair of a related committee (e.g., Compensation, Human Capital, Management Development)

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Corporate Governance

The table below includes the primary skills and experience of each director nominee that led our Board to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

			Relevant Skills and Experience
Name and Age	Independent	Director Since
Kevin E. Lofton, 66 Lead Independent Director Retired Chief Executive Officer, CommonSpirit Health	Yes	2009
Jacqueline K. Barton, Ph.D., 68 Professor of Chemistry, California Institute of Technology	Yes	2018
Jeffrey A. Bluestone, Ph.D., 67 New President and Chief Executive Officer, Sonoma Biotherapeutics	Yes	2020
Sandra J. Horning, M.D., 72 Retired Chief Medical Officer, Roche	Yes	2020
Kelly A. Kramer, 53 Retired Executive Vice President and Chief Financial Officer, Cisco Systems	Yes	2016
Harish Manwani, 67 Retired Chief Operating Officer, Unilever	Yes	2018
Daniel P. O’Day, 56 Chairman of the Board Chief Executive Officer, Gilead Sciences	No	2019
Javier J. Rodriguez, 50 New Chief Executive Officer, DaVita	Yes	2020
Anthony Welters, 66 New Retired Senior Advisor to the Office of CEO, UnitedHealth Group	Yes	2020

SKILLS AND EXPERIENCE

Public / Private Company CEO	Financial Expert	Global	Sales & Marketing
Public Company Board	Digital / Technology – Driven Innovation	Pharma Experience	Provider or Payer Perspective
Government / Regulatory	Science / Research	M&A / Transaction	Environment, Social and Governance
Human Capital Management

20

Corporate Governance

BACKGROUND

Gender	Lofton	Barton	Bluestone	Horning	Kramer	Manwani	O’Day	Rodriguez	Welters
Male
Female
Race/Ethnicity
African American or Black
Asian
Hispanic or Latinx
White
Other

Other Public Directorships (Currently Held) 1.4 Average Number

DIRECTOR OVERBOARDING GUIDELINES

In 2020, we proactively amended our Board Guidelines to mitigate potential risks relating to director overboarding. Our amended Board Guidelines now reflect our Board’s expectation that (i) a non-employee director should not serve on the board of directors of more than three other public companies and (ii) a non-employee director who is a current executive officer of a public company should not serve on the board of directors of more than one other public company. Each of our Board members is currently in compliance with our amended Board Guidelines.

2021 Proxy Statement	21

Corporate Governance

Nominees

Our Nominating and Corporate Governance Committee has evaluated and recommended, and our full Board has considered and nominated for election at the Annual Meeting, each of the nine director nominees described below. The names of the nominees and certain information about them as of March 30, 2021, as well as the relevant skills and experience of the director nominees that led our Nominating and Corporate Governance Committee to conclude that the nominee should serve as a director of our Board, are set forth below:

Kevin E. Lofton LEAD INDEPENDENT DIRECTOR		AGE: 66 DIRECTOR SINCE: 2009 COMMITTEES: Audit, Compensation and Talent, Nominating and Corporate Governance (Chair) EFFECTIVE MAY 2021: Compensation and Talent (Chair)

Mr. Lofton joined our Board in 2009 and was appointed Lead Independent Director in May 2020. In June 2020, Mr. Lofton retired as the Chief Executive Officer of CommonSpirit Health (CSH), a $30 billion system of hospitals and other care centers in 21 states that resulted from the merger of Catholic Health Initiatives (CHI) and Dignity Health. Prior to leading CSH, he served as the Chief Executive Officer of CHI from 2003 to 2019. Mr. Lofton also served as Chief Executive Officer of two university hospitals, the University of Alabama at Birmingham Hospital and Howard University Hospital. He received the Healthcare Financial Management Association’s Richard L. Clarke Board of Directors Award in 2014 and an honorary Doctor of Humanities in Medicine degree from the Baylor College of Medicine in 2016. He is recognized for his extensive work in the area of heath care management, eliminating health disparities and creating healthier communities. Mr. Lofton was the chairman of the American Hospital Association in 2007. He also serves on the board of directors of Rite Aid Corporation and Medtronic plc.

RELEVANT SKILLS AND EXPERIENCE:

Significant leadership experience in the healthcare industry, including serving as chief executive officer of multiple organizations. Expertise and knowledge in health systems management and patient care. Demonstrated commitment to improving access to medical services, particularly for the underserved. Breadth of knowledge about Gilead’s business.

OTHER PUBLIC COMPANY BOARD SERVICE:
►Rite Aid Corporation	►Medtronic plc

Jacqueline K. Barton, Ph.D. INDEPENDENT	AGE: 68 DIRECTOR SINCE: 2018 COMMITTEES: Compensation and Talent, Science

Dr. Barton joined our Board in January 2018. Dr. Barton is the John G. Kirkwood and Arthur A. Noyes Professor of Chemistry in the Division of Chemistry and Chemical Engineering at the California Institute of Technology, where she has been a member of the faculty for nearly 30 years and served as the Norman Davidson Leadership Chair of the division from 2009 to 2019. She is a member of the board of directors of Dow Inc., and previously served on the board of directors and Materials Advisory Committee of DowDupont Inc. and the board of directors of The Dow Chemical Company. Dr. Barton also founded and served on the board of directors of GeneOhm Sciences Inc., a molecular diagnostics company acquired by Becton, Dickinson and Company, and was a member of Gilead’s Scientific Advisory Board from 1989 to 2007. She is a member of the National Academy of Sciences, the National Academy of Medicine, and the American Philosophical Society. In 2011, Dr. Barton received the 2010 National Medal of Science for her discovery of new chemistry of the DNA helix, and in 2015, she received the Priestley Medal, the highest award of the American Chemical Society.

RELEVANT SKILLS AND EXPERIENCE:

Extensive experience in the fields of chemistry and related fields, for which she has received many awards. Accomplished academic and inventor who has performed pioneering medical research and discovery. Business experience in founding and leading a molecular diagnostics company.

OTHER PUBLIC COMPANY BOARD SERVICE:
►Dow Inc.*
* Dr. Barton will retire from this role effective as of April 15, 2021.

22

Corporate Governance

Jeffrey A. Bluestone, Ph.D. New INDEPENDENT	AGE: 67 DIRECTOR SINCE: 2020 COMMITTEES: Science

Dr. Bluestone joined our Board in December 2020. Since 2019, Dr. Bluestone has been the President and Chief Executive Officer of Sonoma Biotherapeutics, Inc. From 2015 to 2019, he led the Parker Institute for Cancer Immunotherapy as President and Chief Executive Officer. Dr. Bluestone is the A.W. and Mary Margaret Clausen Distinguished Professor in the Diabetes Center at University of California San Francisco, where he has been a member of the faculty and served in various other roles for over 20 years, including the Director of the Hormone Research Institute from 2000 to 2019. He is an international leader in the field of immunotherapy and has published more than 500 papers over nearly four decades focused on understanding the basic processes that control T-cell activation and immune tolerance in autoimmunity, organ transplantation and cancer. His research has led to the development of multiple immunotherapies, including the first medicine approved by the U.S. Food and Drug Administration (FDA) targeting T-cell co-stimulation to treat autoimmunity and the first FDA-approved checkpoint inhibitor for the treatment of metastatic melanoma. Dr. Bluestone was the founding director of the Immune Tolerance Network, the largest National Institutes of Health-funded multicenter clinical immunology research program, testing novel immunotherapies in transplantation, autoimmunity and asthma/allergy. He served as a member of the Blue Ribbon Panel, appointed by then Vice President Joe Biden, to guide the National Cancer Moonshot Initiative. Dr. Bluestone is a member of the National Academy of Medicine and American Academy of Arts and Sciences, was a recipient of the prestigious Guggenheim Fellowship, and previously served as the Ludwig Professor and Director of the Ben May Institute at the University of Chicago. Since 2019, he has served as a member of the board of directors of Provention Bio, Inc.

RELEVANT SKILLS AND EXPERIENCE:

Internationally-recognized leader in the field of immunotherapy and related fields, with a distinguished scientific and academic career spanning nearly four decades. Strong leadership experience in the healthcare industry.

OTHER PUBLIC COMPANY BOARD SERVICE:
►Provention Bio, Inc.

Sandra J. Horning, M.D. New INDEPENDENT		AGE: 72 DIRECTOR SINCE: 2020 COMMITTEES: Nominating and Corporate Governance, Science EFFECTIVE MAY 2021: Science (Chair)

Dr. Horning joined our Board in January 2020. Dr. Horning was the Chief Medical Officer and Global Head of Product Development of Roche, Inc., until her retirement in 2019. During her 10-year career at Roche and Genentech, she helped bring 15 new medicines to patients in disease areas including cancer, multiple sclerosis, influenza and blindness. Prior to her career at Roche, Dr. Horning spent 25 years as a practicing oncologist, investigator and tenured professor at Stanford University School of Medicine, where she remains a professor of medicine emerita. From 2005 to 2006, she served as President of the American Society of Clinical Oncology. Dr. Horning was recognized as the 2020-2021 Healthcare Businesswomen’s Association Woman of the Year. She also was selected as the 2017 recipient of the Duane Roth Memorial Award, an honor dedicated to leaders in healthcare, whose work has overcome numerous scientific obstacles to create new paradigms in research and treatment. From 2015 to 2018, Dr. Horning served on the Foundation Medicine Board of Directors. She currently serves as a member of the boards of directors of Moderna, Inc. and Olema Oncology. She is also a co-founder, advisor and member of the Board of Directors of EQRx.

RELEVANT SKILLS AND EXPERIENCE:

Significant leadership experience in the pharmaceutical and healthcare industry, including expertise in drug development in multiple therapeutic areas. Medical professional with experience treating patients as a practicing oncologist.

OTHER PUBLIC COMPANY BOARD SERVICE:
►Moderna, Inc.	►Olema Oncology

2021 Proxy Statement	23

Corporate Governance

Kelly A. Kramer INDEPENDENT	AGE: 53 DIRECTOR SINCE: 2016 COMMITTEE: Audit (Chair) EFFECTIVE MAY 2021: Compensation and Talent

Ms. Kramer joined Gilead’s Board of Directors in August 2016. Ms. Kramer was Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a worldwide technology leader, from 2015 until her retirement in 2020. Prior to that, she was Senior Vice President of Corporate Finance at Cisco. She previously served as Vice President and Chief Financial Officer of GE Healthcare Systems and Chief Financial Officer of GE Healthcare Biosciences. Ms. Kramer also has worked in GE’s Corporate Headquarters, Transportation Systems and Aerospace divisions. She currently serves as a member of the boards of directors of Snowflake Inc. and Coinbase, Inc.

RELEVANT SKILLS AND EXPERIENCE:

Significant financial expertise, including serving as a chief financial officer of major companies or divisions in the technology and healthcare industries. Experience in strategic and financial planning and corporate development.

OTHER PUBLIC COMPANY BOARD SERVICE:
►Snowflake Inc.

Harish Manwani INDEPENDENT			AGE: 67 DIRECTOR SINCE: 2018 COMMITTEES: Audit, Compensation and Talent EFFECTIVE MAY 2021: Nominating and Corporate Governance

Mr. Manwani joined our Board in May 2018. Mr. Manwani is a Senior Operating Partner at The Blackstone Group L.P., a leading global alternative asset manager, which he joined in 2015. He previously was Chief Operating Officer of the Unilever Group from 2011 until his retirement in 2014. Mr. Manwani joined Unilever in 1976 as a management trainee in India and held senior management roles around the world, including North America, Latin America, Asia, Africa and Central and Eastern Europe. Mr. Manwani is an honors graduate from Bombay University. He holds a master’s degree in Management Studies, and he attended the Advanced Management Program at Harvard Business School. Mr. Manwani is Chairman of the Board of the Indian School of Business, and also serves on the board of directors of Whirlpool Corporation, Qualcomm Incorporated, Nielsen Holdings plc, EDBI Pte Ltd. and Tata Sons Private Limited. He previously served as the non-executive Chairman of Hindustan Unilever Limited from 2005 to 2018, and as a member of the board of directors of The Economic Development Board of Singapore from 2013 to 2019 and Pearson plc from 2013 to 2018.

RELEVANT SKILLS AND EXPERIENCE:

Strong leadership skills and broad global operational, sales and marketing and human resources expertise at a multi-national, complex organization. Experience in driving growth across complex organizations on a global scale.

OTHER PUBLIC COMPANY BOARD SERVICE:
►Whirlpool Corporation	►Qualcomm Incorporated	►Nielsen Holdings plc

24

Corporate Governance

Daniel P. O’Day CHAIRMAN OF THE BOARD	AGE: 56 DIRECTOR SINCE: 2019

Mr. O’Day joined Gilead Sciences in March 2019 as Chairman of the Board of Directors and Chief Executive Officer. Prior to Gilead, Mr. O’Day served as the Chief Executive Officer of Roche Pharmaceuticals. His career at Roche spanned more than three decades, during which he held a number of executive positions in the company’s pharmaceutical and diagnostics divisions in North America, Europe and Asia. He served as a member of Roche’s Corporate Executive Committee, as well as on a number of public and private boards, including Genentech, Flatiron Health and Foundation Medicine. Mr. O’Day holds a bachelor’s degree in biology from Georgetown University and an MBA from Columbia University in New York. He currently serves on the board of directors for the Pharmaceutical Research and Manufacturers of America organization and Galapagos NV.

RELEVANT SKILLS AND EXPERIENCE:

Significant leadership and international business experience in the pharmaceutical industry. Deep understanding of the evolving global healthcare environment and demonstrated commitment to driving innovation across the business.

OTHER PUBLIC COMPANY BOARD SERVICE:
►None

Javier J. Rodriguez New INDEPENDENT	AGE: 50 DIRECTOR SINCE: 2020 COMMITTEES: Audit

Mr. Rodriguez joined our Board in June 2020. Since 2019, Mr. Rodriguez has been the Chief Executive Officer of DaVita Inc., a Fortune 500 company providing healthcare services to kidney disease patients throughout the United States and internationally. DaVita strives to improve patients’ quality of life through clinical innovation and integrated, personalized care. From 2014 to 2019, he was the CEO of DaVita Kidney Care, the company’s business unit that treats patients with kidney failure and end-stage renal disease. Mr. Rodriguez has spent more than 20 years in various executive roles at DaVita, driving the company’s transformation for how kidney care is delivered. Mr. Rodriguez was recognized by Modern Healthcare’s list of 100 Most Influential People in Healthcare in both 2019 and 2020. In 2015, he was named one of the Top 10 Leaders by Hispanic Executive magazine. Mr. Rodriguez currently serves as a member of the boards of directors of DaVita and the Denver Metro Chamber of Commerce.

RELEVANT SKILLS AND EXPERIENCE:
Significant leadership experience in the healthcare industry, including serving as chief executive officer and in various other executive roles of a Fortune 500 public company.
OTHER PUBLIC COMPANY BOARD SERVICE:
►DaVita, Inc.

2021 Proxy Statement	25

Corporate Governance

Anthony Welters New INDEPENDENT		AGE: 66 DIRECTOR SINCE: 2020 COMMITTEES: Compensation and Talent EFFECTIVE MAY 2021: Nominating and Corporate Governance (Chair)

Mr. Welters joined our Board in October 2020. He served as Senior Adviser to the Office of the CEO of UnitedHealth Group (UHG) until 2016. He previously was Executive Vice President and a Member of the Office of the CEO from November 2006 until April 2014, and prior to that appointment led UHG’s Public and Senior Markets Group. Mr. Welters joined UHG in June 2002 upon its acquisition of AmeriChoice, a healthcare company he founded in 1989. He currently serves on the public boards of Loews Corporation and the Carlyle Group. He is the Executive Chairman of the BlackIvy Group, an organization focused on building and growing commercial enterprises in Sub-Saharan Africa; Chairman of Somatus, Inc., a value-based care company; and a member of the Board of Directors for Parachute Health, a healthcare technology platform company for clinicians, insurance companies and medical supply distributors. Mr. Welters also is Trustee Emeritus of the Morehouse School of Medicine Board of Trustees, Chairman Emeritus of the Board of New York University School of Law, as well as Vice Chairman of the Board of New York University and a Trustee of NYU Langone Medical Center. In 2012, President Obama appointed Mr. Welters to the Board of Trustees of the John F. Kennedy Center for the Performing Arts. He also is a founding member of the National Museum of African American History and Culture.

RELEVANT SKILLS AND EXPERIENCE:
Extensive experience in the health insurance and managed care industry. Demonstrated commitment to delivering healthcare to underserved communities.
OTHER PUBLIC COMPANY BOARD SERVICE:
►Loews Corporation	►Carlyle Group

Independence of the Board of Directors

The Nasdaq listing rules require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by our Board. In addition, our Board Guidelines require that a substantial majority of our Board consist of “independent” directors as defined by the Board Guidelines. Our Board Guidelines are available on our website at www.gilead.com on the Investors page under “Corporate Governance.”

After a review of all relevant transactions and relationships between each director, as well as his or her family members, and us, our senior management and independent registered public accounting firm, our Board has determined that eight of our nine nominees for director are “independent” directors as specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. In addition, the Board previously determined that Dr. Whitley and Mr. Wold-Olsen were independent. Mr. O’Day, our Chairman of the Board, is not an independent director because he is currently an executive officer of the company.

Majority Vote Standard for Election of Directors

Our bylaws require directors to be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of shares voted “against” that director). In a contested election (a situation in which the number of nominees for director exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares voting in the election of directors at any such meeting at which a quorum is present. Under our Board Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board to accept or reject the resignation or to take other action. Our Board will act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in our Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting, that nominee will not become a director.

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Corporate Governance

Our Board’s Role and Responsibilities

Corporate Governance

We are committed to strong corporate governance structures and practices that reflect our commitment to integrity, accountability and excellence in conducting our business. Our Board has adopted certain corporate governance principles, which are set forth in our Board Guidelines and other key governance documents, to set forth a framework for how the Board, its various committees and individual directors should perform their functions. These principles are designed to drive effective functioning of the Board in its oversight role and to promote the interests of stockholders. Our Board regularly reviews and updates our governance materials in light of legal and regulatory requirements, evolving best practices and other developments. In considering possible modifications of our corporate governance structures and practices, our Board focuses on those changes that are best for our company and our business. Our focus is on advancing the long-term interests of our company, our stockholders and our other stakeholders. This Proxy Statement includes a summary of our corporate governance practices. Additional information regarding our governance framework and associated governance documents, including our Board Guidelines, are available at www.gilead.com on the Investors page under “Corporate Governance.”

Oversight of Corporate Strategy

Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, financial results and potential corporate development opportunities. Our Board regularly receives information and formal updates from our management and actively engages with the senior leadership team with respect to the implementation of our corporate strategy at Board meetings and throughout the year. Our independent directors also hold regularly scheduled executive sessions during which they review and discuss our corporate strategy. Consistent with our corporate transaction approval policy, our Board also, directly or indirectly through a committee, reviews and approves strategic transactions that are material to our business, including significant acquisitions and collaborations.

OVERSIGHT OF COVID-19 RESPONSE

Our Board dedicated time during its meetings to actively monitor and advise on both our internal and external response to the pandemic, which included:

►Deploying significant resources to rapidly develop and scale up the production and global supply of Veklury, the first treatment for COVID-19 approved by the FDA
►Requiring flexible location employees to work from home while implementing site enhancements and risk protocols (including health screenings, COVID-19 testing and reconfiguration of work and common spaces to allow for social distancing) for employees who needed to be physically present for their positions
►Providing ongoing support for community partners and grant programs, including the creation of the global CARES (COVID-19 Acute Relief and Emergency Support) Grantee Fund to provide financial support to grantees facing imminent closure or termination of vital services due to the pandemic (which provided up to $20 million in donations to these groups)

For additional details, see “Our Ongoing Response to COVID-19” on pages 7-8.

2021 Proxy Statement	27

Corporate Governance

Oversight of Risk

Our Board exercises its risk oversight responsibility directly and through its committees. Our Board considers specific risk topics directly, including, but not limited to, risks associated with our company’s strategic plan and risks relating to pricing strategies of newly approved products. Our Board has delegated responsibility to its committees for oversight of specific risks that fall within the committee’s areas of responsibility. Each of the committees periodically reports to the Board on its risk oversight activities. In addition to receiving reports from our Board committees, our Board periodically reviews reports from Gilead’s management of specific material risks or legal developments. We believe our Board’s leadership structure effectively supports the Board’s independent evaluation and management of risk.

Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee
Oversees risks associated with our financial and accounting systems, accounting policies and investment strategies, in addition to finance-related public reporting, regulatory compliance (other than healthcare compliance) and certain other matters delegated to the Committee, including risks associated with our information systems and technology (including cybersecurity).	Oversees risks related to our compensation policies and practices to help ensure that these policies and practices do not incentivize employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on Gilead as well as risks related to the talent management and succession planning of our executive officers.	Oversees risks related to corporate governance matters and certain other non-financial or non-compensation-related risks, including, but not limited to, Gilead’s compliance program, clinical trials, manufacturing, healthcare compliance, political contributions (including payments to trade associations) and ESG matters.

Oversight of Human Capital Management

Our Board believes that human capital management, including inclusion and diversity initiatives, talent development and succession planning, are vital to Gilead’s continued success. In 2020, our Board amended the Compensation and Talent Committee charter to expressly delegate the Compensation and Talent Committee oversight responsibility of our strategies and policies related to human capital management, including with respect to matters such as inclusion and diversity, workplace environment and culture, talent recruitment, development and retention and employee engagement and effectiveness. Our Compensation and Talent Committee receives regular updates from our management regarding human capital management matters throughout the year.

Our Board also is actively involved in talent development and succession planning for our senior management team and provides guidance on important decisions in each of these areas. The Board receives leadership from our Lead Independent Director as well as our Compensation and Talent Committee regarding these matters. Under its amended charter, the Compensation and Talent Committee has responsibility for overseeing and making recommendations to our Board with respect to talent management and succession planning for the Chief Executive Officer and our other executive officers. In connection with these efforts, our Compensation and Talent Committee also performs a formal evaluation of the performance of our senior leadership team on an annual basis.

INCLUSION AND DIVERSITY IN 2020

We believe that an inclusive and diverse workforce is critical to enabling our mission and implementing our corporate strategy, and the Board remained focused on guiding our efforts to advance inclusion and diversity in our workforce and promote racial equity within our company and in our community.

As a result, in 2020:

►We established a Global Diversity Council, chaired by our Chairman and Chief Executive Officer, which is responsible for governance of inclusion and diversity matters, including tracking progress on our goals and promoting a culture of inclusion.
►We created Inclusion and Diversity Action Plans focused on attracting, developing and retaining diverse talent.
►We adopted an Advancing Black Leadership strategy designed to provide opportunities for existing employees and increasing representation through external recruitment.
►We announced goals to double the percentage of Black employees at Gilead and having diverse hires account for at least 15% of all hiring by 2025.

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Corporate Governance

Oversight of Environmental, Social and Governance Matters

Investing in our ESG program is a core part of our global citizenship and reflects our values of accountability, inclusion, teamwork, excellence and integrity. We believe our commitment to corporate social responsibility will enable us to execute on our mission of providing innovative medicines to prevent and treat life-threatening illnesses in a way that is socially responsible and environmentally sustainable. As we move forward together, we will continue to focus on our impact beyond medicine to support our communities and meet our significant responsibilities to society as a whole.

Our Nominating and Corporate Governance Committee has primary responsibility for oversight of ESG matters and receives regular reports from our CSR Committee on our ESG program. Our CSR Committee, which is comprised of key members of management, manages our ESG program and, in consultation with our senior leadership team, sets and implements strategy, reporting and other initiatives to advance our program. In 2020, we completed an enterprise-wide materiality assessment that identified five material topics that will be prioritized in our ESG efforts: 1) Pricing, Access and Affordability of Medicines; 2) Research and Development for Unmet Medical Needs; 3) Inclusion and Diversity; 4) Employee Recruitment, Development and Retention; and 5) Climate Change. For additional information regarding our ESG program, including an overview of other key achievements, see “Our Environmental, Social and Governance (“ESG”) Program” on page 9.

Oversight of Cybersecurity Matters

Our Audit Committee has primary responsibility for overseeing risks associated with our information systems and technology, including cybersecurity. Our Audit Committee receives quarterly reports from our Head of Information Security, Risk and Compliance and an annual report from our Chief Information Officer regarding our company’s information systems and technology and associated policies, processes and practices for managing and mitigating cybersecurity and technology-related risks. As part of our risk mitigation program, we provide annual information security training for our employees. We also provide additional specialized trainings for our Security Operations team and employees with access to certain sensitive information systems. In addition, we engage a third-party advisory firm to review our security controls and maturity against the National Institute of Standards and Technology (NIST) cybersecurity framework. We also have entered into information security risk insurance policies for certain of our operating subsidiaries. We have not experienced any material information security breaches, including within the last three years, which reflects our commitment to maintaining the integrity and security of our systems and technology.

Stockholder Communications with Our Board

Stockholders may communicate with our Board by sending a letter to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. Our Corporate Secretary reviews all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not: related to our business; within the scope of our responsibility; credible; or material or potentially material.

If deemed an appropriate communication, the Corporate Secretary will submit the stockholder communication to the member of our Board addressed in the communication and to our Lead Independent Director. We maintain a “Stockholders Communications with the Board” policy that outlines the applicable procedures and is available on our website at www.gilead.com on the Investors page under “Corporate Governance.”

2021 Proxy Statement	29

Corporate Governance

Board Structure

Board Leadership

Daniel P. O’Day
CHAIRMAN OF THE BOARD

Mr. O’Day was appointed as our Chief Executive Officer and Chairman of the Board, effective March 1, 2019. Our Board believes that it is currently in the best interests of Gilead and its stockholders for Mr. O’Day to serve as our Chief Executive Officer and Chairman of the Board because it positions Mr. O’Day to effectively drive future strategy and decision-making for our organization. In addition to public, private and non-profit board experience, Mr. O’Day has a track record of success in highly scientific and competitive therapeutic areas, deep understanding of the evolving healthcare environment around the world and unwavering commitment to driving innovation across all aspects of the business. As the individual with primary responsibility and accountability for managing our day-to-day operations, Mr. O’Day can provide unified leadership of Gilead and ensure that key business and strategic issues, risks and opportunities are brought to our Board’s attention in a way that prioritizes and makes the best use of our Board’s time.

Kevin E. Lofton
LEAD INDEPENDENT DIRECTOR

In May 2020, our Board unanimously appointed Kevin E. Lofton as our new Lead Independent Director, in recognition of his leadership, in-depth knowledge of Gilead and demonstrated commitment to our mission. Having served on our Board since 2009, Mr. Lofton has a deep knowledge of our business operations. He also has significant leadership experience on other public boards and in the healthcare industry, including experience serving as a chief executive officer and a board member of several large organizations. In addition, Mr. Lofton has demonstrated a commitment to improving access to healthcare, particularly for underserved communities. Given his proven leadership capability, breadth of industry experience and business success, our Board believes Mr. Lofton is a strong and effective partner to our Chairman of the Board.

Our Board Guidelines provide that the independent directors will designate a Lead Independent Director when the Chairperson is not an independent director. The role of Lead Independent Director at Gilead is modeled on the role of an independent Chairperson, ensuring a strong, independent and active Board of Directors. Our Board regularly reviews its leadership structure to evaluate whether it remains appropriate for our company, and we continue to believe the robust duties of our Lead Independent Director empower our independent directors to provide guidance and oversight of management. As set forth in the Lead Independent Director Charter, the Lead Independent Director has clearly delineated and comprehensive duties, which are described further below:

►	Consulting with the Chairperson as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with ongoing company operations;
►	Consulting with the Chairperson regarding and approving the information, agenda and schedules of meetings of the Board of Directors and Board committees;
►	Chairing meetings of the Board of Directors when the Chairperson is not present or when otherwise appropriate, including all executive sessions of independent directors;
►	Facilitating the effective functioning of key Board committees and providing input on functioning of the committees, when required;

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Corporate Governance

►	Advising the Chairperson as to the information necessary or appropriate for the independent directors to effectively and responsibly perform their duties and provide feedback on the quality, quantity and timeliness of information submitted by management;
►	Advising the Board of Directors and its committees on the retention of advisers and consultants who report directly to the Board of Directors;
►	Calling meetings of the independent directors, as appropriate;
►	Serving as chairperson of meetings of the independent directors;
►	Serving as principal liaison between the independent directors and the Chairperson and between the independent directors and senior management;
►	Ensuring that independent directors have adequate opportunities to meet and discuss issues in meetings of the independent directors;
►	Encouraging director participation by fostering an environment of open dialogue and constructive feedback among independent directors;
►	Communicating to management, as appropriate, the results of private discussions among independent directors;
►	Participating on ad-hoc committees established to deal with extraordinary matters, such as investigations and mergers and acquisitions;
►	Providing guidance on director succession and development;
►	Ensuring Board agendas provide the Board with the ability to periodically review and provide input on the company’s long-term strategy and to monitor management’s execution of the long term-strategy;
►	Serving as the independent directors’ representative in crisis situations, unless otherwise directed by the Board;
►	Monitoring conflicts of interest of all directors, including the Chairperson;
►	Participating in succession planning for the Chief Executive Officer and in talent retention and development programs for members of senior management;
►	Responding to major stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairperson and other directors as the Lead Independent Director may deem appropriate;
►	Representing independent directors in communications with other stakeholders, as required; and
►	Performing such other duties as the Board of Directors may from time to time delegate.

The Lead Independent Director also frequently attends meetings of all our Board committees and leads our Board in conducting an annual assessment of our Board and the committees to evaluate their effectiveness. In addition, as required by our Board Guidelines, our independent directors meet without executive management on a regular basis to review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Consistent with our commitment to robust engagement with our stockholders, the Lead Independent Director also participates in meetings with stockholders as part of our year-round stockholder engagement program.

The Lead Independent Director Charter is available on our website at www.gilead.com on the Investors page under “Corporate Governance.”

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Corporate Governance

Board Evaluations

Our Board believes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. Our Board and each of the committees conduct an annual evaluation, which includes an assessment by each director of the performance of our Board and the committees on which the director sits, and a discussion of Board performance among each director, our Lead Independent Director and our Chairperson. The evaluation process is organized by our Nominating and Corporate Governance Committee and led by our Lead Independent Director. The results of the evaluation process are shared with our full Board.

DEVELOPMENT OF ANNUAL EVALUATION PROCESS	WRITTEN QUESTIONNAIRES	ONE-ON-ONE DISCUSSIONS	EVALUATION OF RESULTS
►Our Nominating and Corporate Governance Committee develops an annual self-evaluation process and prepares the questionnaires for our Board and the committees.	►Each director completes a written questionnaire.	►Our Lead Independent Director and our Chairperson have one-on-one discussions with each director.	►Our Lead Independent Director consolidates the feedback and shares the results with our full Board for discussion and consideration.

Meetings of Our Board of Directors and Board Committees; Attendance at Annual Meetings

All directors attended greater than 75% of the aggregate of all meetings of our Board and of the committees on which they served during the year ended December 31, 2020 (or the period for which they served in 2020), and on average we had a 95% attendance rate for such meetings. Current committee membership and the number of meetings of our full Board and committees held in 2020 are shown in the table below:

	Board	Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee	Science Committee
Jacqueline K. Barton, Ph.D.	Member		Member		Member
Jeffrey A. Bluestone, Ph.D.	Member				Member
Sandra J. Horning, M.D.(1)	Member			Member	Member
Kelly A. Kramer(1)	Member	Chair
Kevin E. Lofton(1)	Lead Independent Director	Member	Member	Chair
Harish Manwani(1)	Member	Member	Member
Daniel P. O’Day	Chairman
Javier J. Rodriguez	Member	Member
Anthony Welters(1)	Member		Member
Richard J. Whitley, M.D.(2)	Member			Member	Chair
Per Wold-Olsen(2)	Member		Chair	Member	Member
Number of 2020 Meetings	16	11	6	10	4

(1)	Effective after the conclusion of the Annual Meeting, provided that the director is elected by stockholders at the Annual Meeting:
►	Dr. Horning will become the chair of the Science Committee.
►	Ms. Kramer will become a member of the Compensation and Talent Committee.
►	Mr. Lofton will become the chair of the Compensation and Talent Committee.
►	Mr. Lofton will be succeeded by Mr. Welters as the chair of the Nominating and Corporate Governance Committee.
►	Mr. Manwani will become a member of the Nominating and Corporate Governance Committee and cease to serve as a member of the Audit Committee.
(2)	Effective after the conclusion of the Annual Meeting, Dr. Whitley and Mr. Wold-Olsen will retire from the Board and the committees on which they serve.

Our Board expects our directors to attend our annual meetings of stockholders. All of our then-serving Board members attended the 2020 annual meeting of stockholders.

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Corporate Governance

Committees of Our Board of Directors

Our Board has an Audit Committee, a Compensation and Talent Committee, a Nominating and Corporate Governance Committee and a Science Committee. The charter for each of these committees is available on our website at www.gilead.com on the Investors page under “Corporate Governance.”

Audit Committee
Current Members:	Kelly A. Kramer (Chair)	2020 Meetings: 11
Kevin E. Lofton
Harish Manwani
Javier J. Rodriguez

Our Board has determined that all members of our Audit Committee are “independent directors” under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. Our Board has determined that Ms. Kramer, Mr. Lofton and Mr. Rodriguez each qualify as an “audit committee financial expert,” as defined in applicable SEC rules.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls.

Our Audit Committee:

►	is directly responsible for the selection, appointment, retention, compensation, oversight and, where appropriate, the replacement of the independent registered public accounting firm (the “auditors”);
►	approves the engagement of proposed audit, review and attest services, as well as permissible non-audit services by our auditors;
►	evaluates the performance, independence and qualifications of the auditors;
►	reviews periodic reports prepared by the auditors regarding their internal quality control procedures and any material issues raised by internal quality-control reviews or by inquiries or investigations by governmental or professional authorities;
►	monitors the rotation of audit partners on our engagement team and is involved in the selection of the lead audit partner;
►	meets with the auditors and our financial management to review the scope and cost of proposed audits and the audit procedures to be utilized, and, following the conclusion thereof, reviews the results of such audits, including any findings, comments or recommendations of the auditors;
►	discusses with the auditors and our financial and accounting management the scope, adequacy and effectiveness of our internal control over financial reporting, including the adequacy of the systems of reporting to our Audit Committee;
►	reviews the potential effect of regulatory and accounting developments on our consolidated financial statements;
►	reviews significant reporting issues or judgments made in connection with the preparation of our consolidated financial statements;
►	reviews and approves, in advance, or ratifies all related party transactions in accordance with applicable laws, SEC rules and Nasdaq requirements;
►	oversees the establishment and maintenance of disclosure controls and procedures;
►	reviews draft earnings releases and the financial statements to be included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including the results of the annual audit and the results of the auditors’ review of our quarterly condensed consolidated financial statements;
►	meets with internal audit management to review and approve the annual internal audit plan and budget and to review the results of internal audit activities;
►	evaluates the performance and effectiveness of our internal audit function; and
►	oversees our management of risks associated with financial and accounting systems, accounting policies, public reporting, investment strategies and cybersecurity, including the periodic review with management of our efforts to identify and mitigate such risks.

We have established procedures for the confidential submission of employee concerns under our Complaint Procedure and Non-Retaliation Policy. Our Audit Committee receives quarterly reports from management on all complaints regarding accounting, internal accounting controls or auditing matters made under our Complaint Procedure and Non-Retaliation Policy.

Our Audit Committee regularly meets in executive session and in private sessions with each of our Chief Financial Officer, our Vice President of Internal Audit and representatives of Ernst & Young LLP, and from time to time, our Chief Compliance Officer and our Chief Accounting Officer and Corporate Controller, during which candid discussions regarding financial management, legal, accounting, auditing and internal control matters take place.

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Corporate Governance

Compensation and Talent Committee
Current Members:	Per Wold-Olsen (Chair)	2020 Meetings: 6
Jacqueline K. Barton
Kevin E. Lofton
Harish Manwani
Anthony Welters

Our Board has determined that all members of our Compensation and Talent Committee are independent directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. The members of our Compensation and Talent Committee are “non-employee directors” as determined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Our Compensation and Talent Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs.

The Compensation and Talent Committee’s duties include:

►	taking any and all actions that may be taken by the Board with respect to the compensation level of our executive officers, including but not limited to the development of compensation policies and the review of compensation arrangements;
►	overseeing the administration and review of our compensation plans, including our 2004 Equity Incentive Plan, 2018 Equity Incentive Plan, Employee Stock Purchase Plan, Corporate Annual Incentive Plan, Severance Plan and our deferred compensation program;
►	evaluating the performance of our Chief Executive Officer, and reviewing and approving the Chief Executive Officer’s compensation, subject to ratification by the independent directors of the Board;
►	reviewing and approving the compensation arrangements for our other executive officers;
►	overseeing talent management and succession planning with respect to our Chief Executive Officer and other executive officers, and recommending a succession plan for such officers on an annual basis;
►	establishing the stock ownership guidelines applicable to executive officers and recommending stock ownership guidelines applicable to the non-employee Board members;
►	overseeing the Company’s strategies and policies related to human capital management, including with respect to matters such as inclusion and diversity, workplace environment and culture, talent recruitment, development and retention, and employee engagement and effectiveness;
►	reviewing and discussing the “Compensation Discussion and Analysis” included in our Proxy Statement for each annual meeting;
►	reviewing the results of the most recent stockholder advisory vote on executive compensation and overseeing our submissions to stockholders on executive compensation matters; and
►	appointing, determining the compensation of and overseeing the independent compensation advisers retained by the Compensation and Talent Committee.

Our Compensation and Talent Committee has the authority to engage the services of its own outside advisors to assist it in determining the compensation of our executive officers. Our Compensation and Talent Committee has retained Frederic W. Cook & Co. (“FW Cook”), a national compensation consulting firm, as its independent compensation consultant. FW Cook reports directly to and provides various executive compensation services to our Compensation and Talent Committee, including advising the Committee on the following matters:

►	the principal aspects of our Chief Executive Officer’s compensation;
►	evolving industry practices; and
►	market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee Board members.

FW Cook provides consulting services solely to our Compensation and Talent Committee and does not provide any other services to Gilead.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation and Talent Committee who served during 2020 is currently or has been, at any time since our formation, one of our officers or employees. During 2020, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation and Talent Committee. None of the members of our Compensation and Talent Committee who served during 2020 currently has or has had any relationship or transaction requiring disclosure pursuant to Item 404 of Regulation S-K.

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Nominating and Corporate Governance Committee
Current Members:	Kevin E. Lofton (Chair)	2020 Meetings: 10
Sandra J. Horning, M.D.
Richard J. Whitley, M.D.
Per Wold-Olsen

Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent directors under the criteria specified by applicable listing rules of Nasdaq and our Board Guidelines.

Our Nominating and Corporate Governance Committee performs several functions.

Among other things, our Nominating and Corporate Governance Committee:

►	develops and periodically reviews the desired qualifications of members of the Board and its committees;
►	advises our Board on matters of diversity, including race, gender, culture, thought and geography;
►	evaluates the need for refreshment and succession planning for the Board and, as appropriate, leads the search for diverse individuals qualified to become members of the Board;
►	recommends director nominees to the Board to be presented for stockholder approval at the annual meeting of stockholders;
►	reviews the Board’s leadership structure and recommends changes as appropriate, including a recommendation to the independent directors regarding the appointment of our Lead Independent Director;
►	reviews the Board’s committee structure and recommends directors to serve as members and chairpersons of each committee for the Board’s approval;
►	determines on an annual basis the members of the Board who meet the independence requirements and members of the Audit Committee who meet the financial expert requirements;
►	reviews our corporate governance policies and practices and recommends new policies and changes to existing policies for the Board’s approval;
►	develops an annual self-evaluation process for the Board and its committees and, as appropriate, makes recommendations to the Board regarding its findings;
►	monitors risks related to corporate governance matters and certain other non-financial or non-compensation-related risks;
►	oversees our company’s stockholder engagement program;
►	approves the appointment and removal of the Chief Compliance Officer and meets periodically with the Chief Compliance Officer to monitor the company’s compliance program;
►	oversees environmental, social and governance (ESG) matters and receives periodic reports on our ESG programs; and
►	reviews our political expenditure policies and expenditures, including payments to trade associations.

We have established procedures for the confidential submission of employee concerns under our Complaint Procedure and Non-Retaliation Policy. Our Nominating and Corporate Governance Committee receives quarterly reports from management on complaints made under our Complaint Procedure and Non-Retaliation Policy (other than those relating to accounting, internal accounting controls or auditing matters, which are reported to our Audit Committee).

Science Committee
Current Members:	Richard J. Whitley, M.D. (Chair)	2020 Meetings: 4
Jacqueline K. Barton, Ph.D.
Jeffrey A. Bluestone, Ph.D.
Sandra J. Horning, M.D.
Per Wold-Olsen

Our Science Committee advises our Board regarding our research and development strategies, including providing strategic advice on our current and planned research programs and emerging science and technology issues and trends.

Executive Sessions

As required by our Board Guidelines, our independent directors meet in regularly scheduled executive sessions at which only they are present. Our Lead Independent Director presides over these executive sessions. At these executive sessions, the independent directors review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Additionally, executive sessions may be convened by the Lead Independent Director at his discretion and will be convened if requested by any other independent director.

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Corporate Governance

Board Processes

Certain Relationships and Related Person Transactions

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers (including our Named Executive Officers) and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the full extent permitted under Delaware law and our bylaws.

Policies and Procedures

Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, in advance, all related person transactions. Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members, and transactions include any transaction or arrangement in which the amount involved exceeds $120,000 and where the company or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. The responsibility for reviewing and approving such transactions is set forth in writing in the Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at www.gilead.com on the Investors page under “Corporate Governance.”

To identify related person transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their immediate family members have a material interest.

Conflicts of Interest

We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee determines, on an annual basis, which members of our Board meet the definition of independent director under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. The obligation for this determination is set forth in writing in the Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.gilead.com on the Investors page under “Corporate Governance.” Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

2020 Related Person Transactions and Conflicts of Interest

In 2020, there were no related person transactions or conflicts of interest. Approval of any related person transaction or conflict of interest would require approval of the applicable Board committee (as described above) or the full Board.

Code of Ethics

Our Code of Ethics establishes the corporate standards of behavior for all our employees, officers and directors and sets our expectations of contractors and agents. The Code of Ethics is available on our website at www.gilead.com on the Investors page under “Corporate Governance.” Our Code of Ethics requires any person who becomes aware of any departure from the standards in our Code of Ethics to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

Compensation of Non-Employee Board Members

The members of our Board play a critical role in guiding our strategic direction and overseeing our management. In recent years, the evolving role and responsibilities of a public company board have increased the time commitment required for, and risks associated with, board service. As a result, the demand for highly qualified and experienced individuals who are capable of serving as the directors of a large public company has also increased.

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Corporate Governance

These dynamics make it imperative that we provide a competitive compensation program for our non-employee directors. Such directors are accordingly compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees, and receive a combination of annual cash retainers and equity compensation in the form of stock options and restricted stock unit awards. In addition, our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and committee meetings and related activities. Our employee directors do not receive additional compensation for their service on our Board.

Our Compensation and Talent Committee reviews our non-employee director compensation program on an annual basis with its independent advisor. Any recommended changes to the program are then presented to the independent members of our Board for their consideration and approval.

Our non-employee directors are compensated through annual equity awards under a pre-established grant-date fair value formula and annual cash retainers for Board and Board committee service.

Cash Payments and Equity Awards

The following table sets forth the compensation arrangements for our non-employee Board members during 2020:

	2020 Non-Employee Board Member Compensation
			Grant-Date Value of Equity Awards(2)
	Cash Payment	(1)	Options(4)	Restricted Stock Units(4)
All Non-Employee Board Members	$75,000 retainer		$ 150,000	$150,000
Lead Independent Director	$40,000/ $75,000	(3)	None	None
	additional cash retainer
Audit Committee Chair	$20,000		None	None
	additional cash retainer
Compensation and Talent Committee Chair	$15,000		None	None
	additional cash retainer
Nominating and Corporate Governance Committee Chair	$15,000		None	None
Science Committee Chair	additional cash retainer
Committee Member	$20,000		None	None
(in addition to any Committee Chair fees)	additional cash retainer
	for each committee

(1)	A non-employee Board member’s actual annual cash retainer will be equal to the aggregate of his or her retainer fee for Board service ($75,000) plus his or her retainers for service on one or more Board committees (e.g., if the Audit Committee Chair also serves as a member on the Compensation and Talent Committee, the total dollar amount of the cash retainer will be $135,000).
(2)	The number of shares of our common stock subject to the option portion of the annual equity award will be calculated as follows: $150,000 divided by [(closing market price per share of our common stock on the grant date) multiplied by (Black-Scholes option-valuation percentage)], with any fractional share rounded down to the next whole share. The number of shares of our common stock subject to the restricted stock unit portion of the annual equity award will be calculated by dividing $150,000 by the closing market price per share of our common stock on the award date, with any fractional share rounded down to the next whole share.
(3)	The Lead Independent Director will receive an additional retainer of $75,000 should the Lead Independent Director not serve on any committees of the Board or $40,000 should the director serve on a committee (in addition to any retainer amounts for committee service).
(4)	The Lead Independent Director, committee chairs and other committee members do not receive any additional equity awards for their Lead Independent Director or committee service.

Deferred Compensation Plan

Our Deferred Compensation Plan allows our non-employee directors to defer all or a portion of their cash retainer each year. The deferred amount may either be immediately converted into phantom shares of our common stock or invested in a designated group of investment funds, neither of which results in above-market interest under disclosure rules. To the extent that a non-employee director elects to defer his or her cash retainer into phantom shares, the resulting number of phantom shares of our common stock will be determined by dividing the deferred amount by the fair market value per share of our common stock on the conversion date. The resulting number of phantom shares will be paid out in actual shares of our common stock at the end of the deferral period. If the non-employee director elects to defer his or her retainer into investment funds, then he or she may select from among the investment funds available under the Deferred Compensation Plan. These investment funds are substantially the same as those available under our broad-based Section 401(k) employee savings plan.

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Corporate Governance

A non-employee director may elect to receive his or her deferred account balance at a designated age that is no earlier than age 50 and no later than age 75, or on the date of his or her cessation of Board service or on the second or fifth anniversary of that cessation date, in a lump sum or in annual installments not to exceed 10 years. An early distribution is permitted in the event of a financial hardship. In the event of death, an account balance will be distributed in a lump sum to the director’s designated beneficiary.

Stock Ownership Guidelines

We have stock ownership guidelines to encourage our non-employee directors to retain a significant portion of their shares of our common stock. These stock ownership guidelines require our non-employee directors to hold shares of our common stock with an aggregate fair market value equal to or greater than five times their annual retainer. This guideline is to be achieved over a five-year period, measured from the date the non-employee director first joins our Board. As of December 31, 2020, all members of our Board were in compliance with our stock ownership guidelines or within the grace period for compliance.

Terms of Equity Awards

The stock options granted to our non-employee directors have an exercise price equal to the fair market value per share of our common stock on the date of grant (based on the closing market price for our common stock on that date as reported on the Nasdaq Global Select Market). Each option has a maximum term of 10 years, subject to earlier termination three years after the non-employee director’s cessation of Board service. Each option vests in successive equal quarterly increments over a one-year period, measured from the date of grant. The restricted stock unit awards granted to our non-employee directors vest upon the completion of one year of Board service measured from the date of grant. Initial equity awards for new non-employee directors are prorated based on the number of days remaining in the compensation period in which they commence Board service. The shares that vest under restricted stock unit awards may, pursuant to a director’s advance election, be subject to a deferred issuance in up to five annual installments following his or her cessation of Board service.

The table below summarizes the compensation paid by us to our non-employee Board members for the 2020 fiscal year:

2020 Director Compensation

The table below summarizes the compensation paid by us to non-employee Board members for the 2020 fiscal year:

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)(3)	Option Awards(3)(4)	Total
Jacqueline K. Barton	$115,000		$149,982	$149,991	$414,973
Jeffrey A. Bluestone(5)	$53,356		$63,678	$63,754	$180,788
Sandra J. Horning(6)	$159,014	(7)	$190,657	$191,368	$541,039
Kelly A. Kramer	$115,000	(7)	$149,982	$149,991	$414,973
Kevin E. Lofton	$190,000	(7)	$149,982	$149,991	$489,973
Harish M. Manwani	$115,000		$149,982	$149,991	$414,973
Javier J. Rodriguez(8)	$97,082		$135,957	$136,025	$369,064
Anthony Welters(9)	$64,932		$82,997	$83,012	$230,941
Richard J. Whitley	$130,000		$149,982	$149,991	$429,973
Per Wold-Olsen	$150,000		$149,982	$149,991	$449,973

(1)	Represents cash retainers for serving on our Board and committees of the Board including (a) a pro-rated cash retainer for Dr. Bluestone’s serving on the Board and the Science Committee for the period from December 7, 2020 to June 30, 2021, (b) pro-rated cash retainers for Dr. Horning of $31,849 for serving on the Board for the period from January 28, 2020 to June 30, 2020 and $12,165 for serving on the Nominating and Corporate Governance Committee and the Science Committee for the period from March 12, 2020 to June 30, 2020, (c) pro-rated cash retainers for Mr. Rodriguez of $3,288 for serving on the Board for the period from June 15, 2020 to June 30, 2020 and $18,794 for serving on the Audit Committee for the period from July 23, 2020 to June 30, 2021, and (d) pro-rated cash retainers for Mr. Welters of $51,781 for serving on the Board for the period from October 17, 2020 to June 30, 2021 and $13,151 for serving on the Compensation and Talent Committee for the period from November 3, 2020 to June 30, 2021.
(2)	Represents the grant-date fair value of RSU awards granted in 2020 to each director under our 2004 Equity Incentive Plan (as amended and restated, the “2004 Plan”) including: (a) 1,936 RSUs granted to each Board member on May 6, 2020, except Dr. Bluestone, Mr. Rodriguez and Mr. Welters who were not then serving, (b) an award of 1,041 RSUs granted to Dr. Bluestone on December 8, 2020 for his partial period of 2020-2021 Board service, (c) an additional 632 RSUs granted to Dr. Horning on January 28, 2020 for her partial period of 2019-2020 Board service, (d) an award of 1,838 RSUs granted to Mr. Rodriguez on June 15, 2020 for his partial period of 2020-2021 Board service, and (e) an award of 1,368 RSUs granted to Mr. Welters on October 22, 2020 for his partial period of 2020-2021 Board service. The applicable grant-date fair value of each award was

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Corporate Governance

determined in accordance with Accounting Standards Codification Topic 718 (“Topic 718”) and accordingly calculated by multiplying the number of shares of our common stock subject to the award by the closing price per share of our common stock on the award date, without any adjustment for estimated forfeitures related to such service vesting.
(3)	The following table shows, for each named individual, the aggregate shares under stock awards, the aggregate shares underlying option awards and the aggregate phantom shares held by that individual as of December 31, 2020:

Name	Aggregate Stock Awards Outstanding as of December 31, 2020(a)	Aggregate Option Awards Outstanding as of December 31, 2020	Aggregate Phantom Shares as of December 31, 2020(b)
Jacqueline K. Barton	6,489	31,349	—
Jeffrey A. Bluestone	1,041	5,879	—
Sandra J. Horning	2,568	11,723	—
Kelly A. Kramer	8,730	45,217	—
Kevin E. Lofton	9,830	102,008	2,852
Harish M. Manwani	1,936	29,230	—
Javier J. Rodriguez	1,838	8,667	—
Anthony Welters	1,368	7,718	—
Richard J. Whitley	5,964	102,008	5,808
Per Wold-Olsen	1,936	81,726	—

(a) Aggregate stock awards include both unvested RSUs and vested RSUs for which receipt of the underlying shares of our common stock has been deferred. RSU awards accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding RSU awards. Dividend equivalents are accumulated and paid in cash when the underlying shares are issued.
(b) Dividends on phantom shares are accrued and reinvested to acquire additional phantom shares quarterly.
(4)	Represents the grant-date fair value of stock option awards granted in 2020 to each director under the 2004 Plan, including: (a) options covering 7,886 shares with an exercise price of $77.47 per share made to each Board member on May 6, 2020, except Dr. Bluestone, Mr. Rodriguez and Mr. Welters, who were not then serving, (b) options covering 5,879 shares with an exercise price of $61.17 per share granted to Dr. Bluestone on December 8, 2020 for his partial period of 2020-2021 Board service, (c) additional options covering 3,837 shares with an exercise price of $64.36 per share granted to Dr. Horning on January 28, 2020 for her partial period of 2019-2020 Board service, (d) options covering 8,667 shares with an exercise price of $73.97 per share granted to Mr. Rodriguez on June 15, 2020 for his partial period of 2020-2021 Board service, and (e) options covering 7,718 shares with an exercise price of $60.67 per share granted to Mr. Welters on October 22, 2020 for his partial period of 2020-2021 Board service. The applicable grant-date fair value of each award was calculated in accordance with Topic 718 and did not take into account any estimated forfeitures related to such service vesting. Assumptions used in the calculation of grant-date fair value are set forth in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K for such fiscal year filed with the SEC.
(5)	On December 7, 2020, the Board appointed Dr. Jeffrey A. Bluestone, Ph. D. to serve on the Board and Science Committee of the Board, effective immediately.
(6)	On January 28, 2020, the Board appointed Dr. Sandra J, Horning to serve on the Board, effective immediately. Dr. Horning was also appointed as a member of the Nominating and Corporate Governance Committee and the Scientific Committee of the Board, effective March 12, 2020. Total cash compensation paid to Dr. Horning represents the cash retainers for serving on our Board and committees of the Board from July 1, 2020 to June 30, 2021 as well as the pro-rated cash retainers for Dr. Horning of $31,849 for serving on the Board for the period from January 28, 2020 to June 30, 2020 and $12,165 for serving on the Nominating and Corporate Governance Committee and the Science Committee for the period from March 12, 2020 to June 30, 2020.
(7)	Dr. Horning, Ms. Kramer, and Mr. Lofton elected to defer their entire 2020-2021 Board period retainer fees of $115,000, $115,000 and $190,000, respectively, as a cash deferral under our Deferred Compensation Plan.
(8)	On June 14, 2020, the Board appointed Javier J. Rodriguez to serve on the Board, effective June 15, 2020. Mr. Rodriguez was also appointed as a member of the Audit Committee, effective July 23, 2020. Total cash compensation paid to Mr. Rodriguez represents the cash retainer for serving on our Board from July 1, 2020 to June 30, 2021 as well as the pro-rated cash retainers for Mr. Rodriguez of $3,288 for serving on the Board for the period from June 15, 2020 to June 30, 2020 and $18,794 for serving on the Audit Committee for the period from July 23, 2020 to June 30, 2021.
(9)	On October 17, 2020, the Board appointed Anthony Welters to serve on the Board, effective immediately. Mr. Welters was also appointed as a member of the Compensation and Talent Committee, effective November 3, 2020.

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Audit Matters

Proposal 2

Ratification of the Selection of Independent Registered Public Accounting Firm

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987.

Our Board unanimously recommends a vote “FOR” Proposal 2.

Annual Evaluation and Selection of Independent Auditor

To help ensure continuing auditor independence, our Audit Committee annually reviews Ernst & Young LLP’s independence and performance in connection with the Committee’s determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In the course of these reviews, our Audit Committee considers, among other things:

►	Ernst & Young LLP’s historical and recent performance on the Gilead audit;
►	Ernst & Young LLP’s institutional knowledge and expertise regarding Gilead’s global business, accounting policies and practices and internal control over financial reporting;
►	the professional qualifications of Ernst & Young LLP, the lead audit partner and other key engagement partners;
►	Ernst & Young LLP’s disclosures related to audit quality and performance, including recent Public Company Accounting Oversight Board (the “PCAOB”) inspections;
►	the appropriateness of Ernst & Young LLP’s audit fees, including the fees that Ernst & Young LLP receives for non-audit services;
►	the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management; and
►	the potential impact of changing our independent registered public amounting firm.

Based on this evaluation, our Audit Committee has determined that Ernst & Young LLP is independent and that it is in the best interest of Gilead and its stockholders to continue to retain Ernst & Young LLP to serve as our independent auditors for the 2021 fiscal year.

Rotation of Lead Audit Partner

The Audit Committee requires the lead audit partner to be rotated at least every five years. The process for selection of Gilead’s lead audit partner pursuant to this rotation involves a meeting between the Chair of our Audit Committee and the candidate for the role as well as discussion by the full Audit Committee and management. Our last rotation of lead audit partner was in 2018.

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Audit Matters

Principal Accountant Fees and Services

Our Audit Committee is responsible for audit firm compensation. The aggregate fees billed by Ernst & Young LLP for the years ended December 31, 2020 and 2019 for the professional services described below are as follows:

	2020	2019
Audit Fees(1)	$9,362,000	$8,342,000
Audit-Related Fees(2)	$—	$4,000
Tax Fees(3)	$984,000	$2,092,000
All Other Fees(4)	$7,000	$67,000
Total	$10,353,000	$10,505,000

(1)	Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim condensed consolidated financial statements, as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other statutory or regulatory filings or engagements.
(2)	Represents fees incurred for assurance and related services that are traditionally performed by Ernst & Young LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These fees included accounting consultation services primarily related to implementation of new accounting standards and fees incurred in connection with specified procedures performed by Ernst & Young LLP in relation to user-defined reports.
(3)	Represents fees primarily incurred in connection with domestic and international tax compliance and tax consultation services.
(4)	Represents fees incurred in providing miscellaneous permitted advisory services and accessing Ernst & Young LLP’s online research database in 2020 and 2019.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by Ernst & Young LLP would not affect their independence.

Pre-Approval Policy and Procedures

To minimize relationships that could impair the objectivity of Ernst & Young LLP, our Audit Committee adopted policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. Under this policy, our Audit Committee must pre-approve all services provided by Ernst & Young LLP, and the policy prohibits the engagement of Ernst & Young LLP for certain specified services. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is a persuasive business reason for using Ernst & Young LLP over other providers. The policy provides that, as a general rule of thumb, the fees for these other services should be less than 25% of total audit fees. Pre-approval may be given as part of our Audit Committee’s approval of the scope of Ernst & Young LLP’s engagement or on an explicit case-by-case basis before Ernst & Young LLP is engaged to provide each service. The pre-approval of services may be delegated by our Audit Committee to a member of the Audit Committee. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Gilead and our stockholders.

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Audit Matters

Audit Committee Report

Our Audit Committee is composed of four directors and operates under a written charter adopted by the Board of Directors. Our Board has determined that all members of our Audit Committee are “independent” directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls. Management has the primary responsibility for the financial statements, the reporting process, and the system of internal control over financial reporting.

Our Audit Committee is responsible for the selection, appointment, retention, compensation and oversight of Gilead’s independent registered public accounting firm, Ernst & Young LLP. Our Audit Committee reviewed and discussed with Ernst & Young LLP the auditors’ independence from Gilead and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and our Audit Committee discussed Ernst & Young LLP independence from Gilead. We also considered whether Ernst & Young LLP’s provision of non-audit services to Gilead is compatible with the auditor’s independence.

We adopted auditor independence policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is an appropriate business reason for using Ernst & Young LLP over other providers. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Our Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with management and Ernst & Young LLP. Our Audit Committee has reviewed and discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC.

Based upon these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Gilead’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC. Our Board has approved this inclusion.

Audit Committee

Kelly A. Kramer, Chair
Kevin E. Lofton
Harish Manwani
Javier J. Rodriguez

42

Executive Officers

The names of our executive officers who are not also directors of Gilead and certain information about each of them as of March 30, 2021 are set forth below.

See Mr. O’Day’s biography above under “Nominees” on page 22.

Andrew D. Dickinson

Mr. Dickinson serves as Gilead’s Chief Financial Officer, responsible for the oversight of the company’s global finance, corporate development, information technology, operations and strategy organizations.

Mr. Dickinson joined Gilead in 2016 and prior to his current role served as head of the company’s corporate development and strategy group. In that role, Mr. Dickinson drove all of Gilead’s licensing, partnership and acquisition transactions and guided investments into new areas. Prior to his tenure at Gilead, Mr. Dickinson was the global Co-Head of Healthcare Investment Banking at Lazard. Earlier in his career, he served as General Counsel and Vice President of Corporate Development at Myogen, Inc., which was acquired by Gilead in 2006.

Mr. Dickinson received his bachelor’s degree in molecular, cellular and developmental biology from the University of Colorado at Boulder and his law degree from Loyola University of Chicago.

He sits on the board of the Fosun Pharma and Kite joint venture in China, which was established in 2017.

AGE: 51 JOINED GILEAD: 2016 POSITION: Chief Financial Officer

Johanna Mercier

Ms. Mercier serves as Gilead’s Chief Commercial Officer, with responsibility for the global commercialization of all the company’s medicines throughout the product lifecycle. Under her leadership, Gilead works to ensure that patients around the world have access to the company’s transformational medicines.

Ms. Mercier joined Gilead in 2019 after 25 years at Bristol Myers Squibb, where she served in a number of executive leadership positions, gaining broad experience across geographies and in all aspects of the commercial business. In her time there, she successfully evolved the culture and drove strong commercial execution with double-digit growth and multiple launches that changed the standard of care in melanoma and renal cancers.

Ms. Mercier holds a bachelor’s degree in biology from the University of Montreal and an MBA from Concordia University.

She is a member of the board of the University of Southern California’s Leonard D. Schaeffer Center for Health Policy and Economics.

AGE: 51 JOINED GILEAD: 2019 POSITION: Chief Commercial Officer

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Executive Officers

Merdad V. Parsey, M.D., Ph.D.

Dr. Parsey is Gilead’s Chief Medical Officer, responsible for overseeing the company’s global clinical development and medical affairs organizations. In his role, Dr. Parsey supervises all clinical trials and development operations. Together with the leadership team, he works to advance clinical development strategies and programs with the goal of changing the trajectory of disease and transforming care for the patients of today and tomorrow.

Dr. Parsey joined Gilead in 2019, after serving as Senior Vice President of Early Clinical Development at Genentech, where he led clinical development for areas including inflammation, oncology and infectious diseases. Prior to Genentech, Dr. Parsey served as President and CEO of 3-V Biosciences (now Sagimet BioSciences), held development roles at Sepracor, Regeneron and Merck and was Assistant Professor of Medicine and Director of Critical Care Medicine at the New York University School of Medicine.

He completed his M.D. and Ph.D. at the University of Maryland, Baltimore, his residency in Internal Medicine at Stanford University and his fellowship in Pulmonary and Critical Care Medicine at the University of Colorado.

Dr. Parsey currently serves on the Board of Directors for Sagimet BioSciences.

AGE: 58 JOINED GILEAD: 2019 POSITION: Chief Medical Officer

Brett A. Pletcher

Mr. Pletcher leads a group at Gilead that includes the government affairs and policy, public affairs, and legal organizations. In his role, he oversees our work to shape health policy and communicate the company’s perspective across external audiences. As General Counsel, he is also responsible for all of the company’s legal functions, including intellectual property, litigation and compliance efforts associated with the promotion of our products.

Before joining Gilead in 2005, Mr. Pletcher was a partner in the law firm of Gunderson Dettmer, LLP, where he provided corporate and securities services to emerging growth public and private companies as well as venture capital investors.

Mr. Pletcher received his bachelor’s degree in economics and political science from the University of California, Riverside and earned his law degree from the University of California, Berkeley’s Boalt Hall School of Law.

He is a member of the California State Bar and a former member of the Nasdaq Listing and Hearing Review Council, and currently serves on the Advisory Board for the East Bay Community Law Center.

AGE: 53 JOINED GILEAD: 2005 POSITION: Executive Vice President, Corporate Affairs and General Counsel

44

Executive Compensation

Proposal 3

Advisory Vote to Approve the Compensation of Our Named Executive Officers

Based upon a vote of stockholders at our 2020 annual meeting of stockholders, and following our Board’s recommendation for an annual advisory vote to approve the compensation of the Named Executive Officers, we are providing stockholders with an advisory vote to approve the compensation of our Named Executive Officers. Although the vote is non-binding, our Board and Compensation and Talent Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We encourage our stockholders to read the Compensation Discussion and Analysis, beginning on page 46, which describes the details of our executive compensation program and the decisions made by the Compensation and Talent Committee in 2020. Our 2020 corporate achievements are described under “Corporate Performance Metrics and Achievements for 2020” in the Compensation Discussion and Analysis.

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the Named Executive Officers in this Proxy Statement:

“RESOLVED, that Gilead’s stockholders hereby approve the compensation paid to Gilead’s executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this Proxy Statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Under our Board’s policy of providing annual advisory votes on executive compensation, the next such vote will occur at the 2022 annual meeting of stockholders.

Our Board unanimously recommends a vote “FOR” Proposal 3.

2021 Proxy Statement	45

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the components of our executive compensation program and the 2020 decisions of the Compensation and Talent Committee of our Board of Directors (our “Compensation and Talent Committee” or “Committee”) for our 2020 Named Executive Officers, who were:

Daniel P. O’Day Chairman and Chief Executive Officer (Chief Executive Officer)	Andrew D. Dickinson Chief Financial Officer	Johanna Mercier Chief Commercial Officer	Merdad V. Parsey, M.D., Ph.D. Chief Medical Officer	Brett A. Pletcher Executive Vice President, Corporate Affairs and General Counsel

2020 Key Program and Policy Changes

Our Board believes compensation should be targeted competitively relative to peers, with a significant emphasis on performance-based compensation. Each year, the Compensation and Talent Committee reviews our compensation programs to evaluate the alignment with our business strategy and compensation philosophy and to incorporate stockholder feedback. Based on this review, the Committee made two major program changes in 2020:

►	In January 2020, the Committee approved a more formulaic annual incentive plan design with more objective and rigorous annual performance metrics for the 2020 plan year.

INCREASED FOCUS ON FINANCIAL SUCCESS	INCREASED ALIGNMENT WITH OUR STRATEGIC OBJECTIVES	ENHANCED RISK MITIGATION

►Increased the weighting of financial metrics from 30% to 50% of the total award
►Established threshold, target and maximum achievement levels for each of our financial metrics
►Introduced a Non-GAAP Operating Income metric

►50% of the award is tied to rigorous, pre-established pipeline, product and people metrics
►Removed the +/-10% factor that was previously included in the annual incentive plan for unplanned accomplishments

►Subjected awards to clawback/forfeiture for misconduct
►Authorized our Compensation and Talent Committee to exercise negative discretion to reduce earned payouts for all participants, including for lapses in compliance

►	In March 2020, our Board amended our clawback policy to (1) expand its scope to cover significant misconduct by executive officers resulting in the violation of a significant company policy, law or regulation that causes material financial, operational or reputational harm to Gilead, including the failure to appropriately supervise a subordinate employee who engaged in misconduct, and (2) require public disclosure of actions taken to recoup compensation if the underlying facts have been disclosed.

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2020 Business Highlights

Fiscal 2020 was a highly unusual year for Gilead; however, our strong performance was a clear reflection of the solid underlying strength of our business.

Advancing Veklury, the first FDA-Approved COVID-19 Treatment. In response to the pandemic, we advanced Veklury (remdesivir) through clinical trials, ramping up manufacturing, coordinating with governments and the public, and receiving U.S. Food and Drug Administration (FDA) approval in October. The rapid development and distribution of Veklury during 2020, a process that would typically take several years, required enormous effort and attention from our executives and employees around the world. At the beginning of the pandemic, we had enough Veklury to treat a few thousand patients. By the end of December 2020, we had increased our manufacturing capacity to be able to treat more than 1 million patients in 2020 and millions more in 2021. Veklury had, and has, a significant impact on patients worldwide, improving the time to recovery by 5 days. With hospitals often at maximum capacity during the pandemic, Veklury’s ability to improve clinical outcomes in hospitalized patients, including shortening the length of hospitalization time, provided tremendous relief to the global healthcare infrastructure.

Growing HIV Products Despite Headwinds. We saw sales of our HIV products grow 3% compared with the prior year, even as we lost exclusivity for Atripla® and Truvada® in Q4 and felt the impacts of the pandemic as people delayed visits to healthcare providers. Biktarvy continues to stand out in the HIV treatment market, with growth of 53% compared to 2019. In HIV prevention, we ended the year with a 46% U.S. market share for Descovy, exceeding our goal of 40%.

Delivering Opportunities in New Therapeutic Areas Through Strategic Growth: In 2020, we entered into 18 new acquisitions and partnerships, transforming and growing our pipeline by 50% (as measured by asset-indication projects) and setting us on a clear path to bring innovation to patients in the future, over the near- and long-term. With respect to progress against strategic initiatives, we added a number of key commercial products and investigational drug candidates at various stages of development that will help us accelerate our oncology portfolio. We also added critical internal expertise, made key external hires and added employees through acquisitions.

►	Forty Seven, Inc. With the acquisition of Forty Seven in April, we gained magrolimab, a potential first-in-class CD47 inhibitor that is being developed for both hematological malignances and solid tumors.
►	Immunomedics, Inc. With the acquisition of Immunomedics in October, we added Trodelvy, which already has accelerated approval for the treatment of adult patients with metastatic triple-negative breast cancer who have received at least two prior therapies for metastatic disease. Trodelvy also has the potential to help patients with other solid tumor types, including urothelial cancer, lung cancer and other breast cancers. Positive data from the ASCENT study were presented at the European Society of Medical Oncology meeting in September and have been filed with the FDA in support of full approval of the medicine.
►	We entered into several key partnerships, including agreements with Arcus Biosciences, Inc., Tizona Therapeutics, Inc. and Pionyr Immunotherapeutics, Inc., which provide us with optionality to license in future drug candidates, while minimizing our risk.

Beyond those gained through partnerships and acquisitions, we advanced internal candidates, including Kite’s cell therapy treatment, Tecartus. In July, the FDA granted accelerated approval to Tecartus, the first and only approved chimeric antigen receptor (CAR) T cell therapy for the treatment of adult patients with relapsed or refractory mantle cell lymphoma.

Achieving Financial Results That Position Us for Long-Term Shareholder Growth. We achieved net product revenues of $24.4 billion and non-GAAP operating income of $11.7 billion, exceeding our original targets of $22.1 billion and $10.6 billion respectively, reflecting the uptake of Veklury and Biktarvy’s role as the leading treatment for HIV. Veklury and Biktarvy helped and will continue to help offset the loss of exclusivity for Atripla and Truvada, as well as the ongoing impact of the pandemic on our HIV and HCV medicines. Revenue is a key driver of our long-term value creation as it is reinvested in research and development, and strategic acquisitions and partnerships. These investments provide us with a strong portfolio that allows us to remain selective and invest where there is highest potential value. As the result of our strong fiscal 2020 financial performance, we are well positioned to continue to execute on our strategic priorities of delivering on opportunities in new areas, maintaining our leadership in antivirals, and prioritizing and executing across our portfolio.

Although our business was impacted by the pandemic, the Committee elected to maintain our original incentive goals and structure; we made no changes to our compensation programs due to COVID-19, we provided no special compensation arrangements, and we did not apply any positive or negative discretion to incentive payouts. Annual incentives were earned above target due to our strong financial and operational performance in 2020, while performance equity awards granted in 2018 vested below target, reflecting the impact of continued uncertainty around the pandemic on our stock price.

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Stockholder Engagement and 2020 Vote on Named Executive Officer Compensation

At the 2020 annual meeting of stockholders, approximately 83% of the shares present voted in favor of the compensation of our named executive officers. Our Compensation and Talent Committee carefully reviews voting results and feedback from our stockholder engagement activities when making executive compensation decisions. During 2020, we contacted stockholders representing approximately 58% of our outstanding shares, to engage on executive compensation, governance, and corporate strategy matters. Based on our conversations with stockholders in 2020, it was clear that the lower than usual stockholder approval for our executive compensation was the result of elevated executive compensation during 2019 resulting from the one-time make-whole payments for our Chairman and Chief Executive Officer, Daniel O’Day.

Since our 2020 Annual Meeting, we met with stockholders representing approximately 52% of our outstanding shares. During these meetings, we discussed key corporate governance topics and asked our stockholders for perspectives and feedback on our executive compensation program. Our Lead Independent Director also met with stockholders representing approximately 38% of our outstanding shares, compared to 27% the prior year.

In an effort to be responsive to feedback from our stockholders in 2019, in January 2020 the Compensation and Talent Committee proactively approved a new annual incentive plan design, which included increasing the financial metrics from 30% to 50% of the total award. The Committee also adopted rigorous performance metrics that were more formulaic than in previous years and eliminated the Committee’s discretion to increase or decrease the incentive payout by 10% for unplanned events. In addition, our Board amended our clawback policy to expand its scope. During our stockholder engagement meetings following our annual shareholder meeting in 2020 we took the opportunity to discuss the proactive changes to provide greater transparency in our short-term incentive plan and the expansion of our clawback policy. Our stockholders expressed no serious concerns regarding our pay programs and our Compensation and Talent Committee determined that no further changes were necessary in response to the voting results at our 2020 stockholder meeting.

Stockholders may express their views directly to our Compensation and Talent Committee as described in our “Stockholder Communications with the Board” policy, available on our website at www.gilead.com on the Investors page under “Corporate Governance.”

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Compensation Philosophy

At Gilead, our mission is to discover, develop and commercialize innovative therapeutics in areas of unmet medical need that improve patient care. To succeed, we must attract, engage and retain highly talented individuals who are committed to our core values of integrity, inclusion, teamwork, accountability and excellence. Our executive compensation program is built on the following six fundamental principles that we believe are imperative to achieving our mission while also balancing the long-term interests of our stockholders:

►Pay-for-Performance ►Market Competitiveness	►Short- and Long-Term Balance ►Stockholder Alignment	►Cost-Effectiveness ►Egalitarian Approach

We maintain “best-in-class” governance standards for the oversight of our executive compensation program, as evidenced by the following policies and practices in effect during 2020:

What We Do
✓Ongoing outreach and engagement with major stockholders on executive compensation governance
✓Robust executive stock ownership guidelines
✓Clawback policy covers both cash and equity and allows for clawback of compensation if financial results are subsequently restated or for significant misconduct, including a failure to supervise a subordinate, while forfeiture provisions further cover equity in the event of a termination for cause

✓Cap annual cash incentive and long-term performance share unit (PSU) plan payouts at reasonable levels
✓Set pre-established grant dates for executive officers’ annual equity awards
✓Compensation and Talent Committee’s independent consultant performs no other work for Gilead
✓Conduct annual assessments to identify and mitigate risk in our compensation programs

What We Do Not Do ✕No repricing of stock options without stockholder approval ✕No single trigger change in control severance benefits ✕No change in control excise tax gross-ups	✕Employees and directors are prohibited from hedging and pledging our stock ✕No dividend or dividend equivalent rights payable on unearned or unvested equity awards

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Compensation Overview

Elements of Annual Compensation

Our Compensation and Talent Committee annually reviews our Named Executive Officers’ compensation, payment criteria, pay outcomes and goals. Based on this review, the Committee believes our executive compensation program is fair and delivers pay that is aligned with stockholder returns.

A summary of our Named Executive Officers’ annual compensation awarded or earned during 2020 is set forth below:

COMPENSATION COMPONENTS

Base Salary Payment Criteria Fixed annual compensation reviewed annually with any increases generally effective March 1

Annual Cash Incentive

Payment Criteria

Chief Executive Officer:

►100% corporate performance
►Target = 150% of base salary
►Maximum = 200% of target

Other Named Executive Officers:

►Target = 100% of base salary
►Maximum = 200% of target

Corporate performance assessed on:

►Financial results: 50%
►Pipeline, Product and People results: 50%

Individual performance factor from 0 – 150% multiplied by corporate performance factor from 0 – 150% (up to a maximum of 200% of target)

2020 Compensation Summary

►Annual incentive earned at 190% of target for our Chief Executive Officer, based on short-term financial and pipeline, product, and people achievements
►Annual incentive earned at 179% to 193% of target for other Named Executive Officers

Long-Term Equity Compensation

Payment Criteria

►50% delivered in performance share units with “performance shares” earned over three years based on relative Total Shareholder Return (“TSR”) and annual revenue targets
►There is no payout if performance falls below a minimum threshold
►Relative TSR awards are capped at target if absolute TSR is negative
►25% delivered in stock options that vest over four years beginning one year after grant, with quarterly vesting after year one
►25% delivered in restricted stock units (RSUs) that vest over four years beginning one year after grant

2020 Compensation Summary

►2018 performance shares paid out at 81.70% of target with an actual value delivered at 69% of the original target grant date due to Gilead’s ending share price on the date of settlement

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Pay and Performance Alignment

Our industry’s business model is characterized by significant capital investment, long lead times for discovery and development and unpredictable outcomes due to the nature of developing medicines for human use.

Our business involves multi-year development cycles, in which the return on investments in our product pipeline may take up to 12 years or more. Thus, our executive compensation program focuses not only on the successful progression of research programs, clinical trials and the launch of new products, but also on performance across a range of shorter-term metrics that advance our long-term strategy and longer-term value creation for our stockholders. As a result of long development cycles, success in the early phases of development, while critical to achieving our long-term strategy and short-term goals, may not be reflected in our operating performance and share price until several years in the future.

Our long-term equity incentives, awarded in the form of performance share units, stock options and restricted stock units, align executives’ compensation directly with revenue and TSR performance. As a result, a substantial portion of the target total direct compensation (“TDC”) for each Named Executive Officer is at-risk and tied directly to Gilead’s performance with an appropriate balance between the short- and long-term, as shown below. Target TDC comprises annual base salary, target annual incentive, and target annual long-term equity incentives based on their grant date fair values.

CHIEF EXECUTIVE OFFICER	OTHER NAMED EXECUTIVE OFFICERS (AVERAGE)

In aggregate, target TDC for our Named Executive Officers approximated the median of our peers. However, target pay opportunity is not representative of actual realized pay unless we perform. For example:

►	As of December 31, 2020, all the stock options granted to our Named Executive Officers over the past four years were underwater, or “out of the money.”
►	In addition, our performance share units that vested over the same period, paid out below target.

To illustrate the alignment of our executive compensation program with stockholder value, the following table compares the average 2018 long-term equity incentive (“LTI”) target grant value to the average 2020 realized value for our Named Executive Officers who received a 2018 award(1) and shows that only 30% of the target value was delivered or realizable.

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AVERAGE 2018 LTI TARGET VERSUS AVERAGE ACTUAL LTI PAYOUT

(1)	Andrew D. Dickinson and Brett A. Pletcher received a 2018 LTI award.
(2)	Target performance share value is based on grant-date fair value of the 2018 performance shares at 100% target level attainment.
(3)	Actual performance share award value is based on 0% payout for the relative TSR tranche and 163.4% for the absolute revenue tranches, valued at the $66.70 share price as of the release date of January 26, 2021.
(4)	Target stock option value is based on the 2018 stock option grant (which were granted with a $83.49 exercise price), valued at the grant date fair value. Stock options had no value based on the December 31, 2020 stock price of $58.26.

Named Executive Officers’ 2020 Annual Compensation

Base Salaries

Our Compensation and Talent Committee reviews and approves our Chief Executive Officer’s base salary, subject to ratification by the independent members of our Board of Directors. In approving the salary increase for Mr. O’Day, our Compensation and Talent Committee considered his performance and leadership, peer practices and advice from the Committee’s independent consultant.

Annual base salary increases for other Named Executive Officers were recommended by Mr. O’Day and approved by the Committee effective as of March 1, 2020. Ms. Mercier received an increase based on her performance, market positioning and internal equitability. Base salaries for the others were unchanged.

The 2020 base salaries for our Named Executive Officers were as follows:

Named Executive Officer	2020 Base Salary	% Base Salary Increase
Mr. O’Day	$1,650,000	3.1%
Mr. Dickinson(1)	$950,000	0.0%
Ms. Mercier	$1,025,000	2.5%
Dr. Parsey(1)	$1,000,000	0.0%
Mr. Pletcher(1)	$950,000	0.0%

(1)	Mr. Dickinson and Mr. Pletcher received a salary increase, effective November 1, 2019 in recognition of their new roles and therefore did not receive an increase in 2020. Dr. Parsey was not eligible for a salary increase in 2020 due to his November 1, 2019 hire date.

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Annual Incentive

In January 2020 the Compensation and Talent Committee proactively approved a new annual incentive plan design, which included increasing the financial metrics from 30% to 50% of the total award. The Committee also adopted rigorous performance metrics that were more formulaic than in previous years and eliminated the Committee’s discretion to increase or decrease the incentive payout by 10% for unplanned events.

Our annual incentive plan focuses on short-term financial, pipeline, product and people metrics, that serve as building blocks for our future product development and position us to deliver longer term value to stockholders. Our annual incentive plan is designed to complement our long-term equity program, which more directly aligns realized executive compensation with our longer-term share price performance.

In 2020, our Chief Executive Officer’s annual incentive was tied solely to our corporate performance, with our Chief Executive Officer’s individual performance goals being the same as our corporate performance metrics. Our other Named Executive Officer’s annual incentive were based on the achievement of the same corporate performance metrics that applied to our Chief Executive Officer, as well as individual performance goals which differ from the corporate performance metrics, with award amounts determined by the following formula:

Both the Company Performance Factor and Individual Performance Factor can range from 0% to 150% achievement, with the maximum cash incentive payout capped at 200% of target.

Target Annual Incentive Opportunities
The 2020 target annual incentive opportunities for our Named Executive Officers were established as a percentage of their base salaries, as set forth below, which were the same percentages established for the prior year. Actual earned amounts could range from 0% to 200% of the target opportunity, based on achievement of the relevant performance objectives.

Named Executive Officer	2020 Target Cash Incentive Opportunity (as a percentage of base salary)
Mr. O’Day	150%
Mr. Dickinson	100%
Ms. Mercier	100%
Dr. Parsey	100%
Mr. Pletcher	100%

Corporate Performance Metrics and Achievements for 2020
Our Compensation and Talent Committee reviewed our performance for 2020 against pre-established performance metrics. The metrics were established in January 2020 after careful consideration of key short-term financial, pipeline, product and people goals. While our business was considerably impacted by the COVID-19 pandemic, the committee determined that the goals set at the beginning of the year remained the best measures of our performance. Based on our performance, the Committee calculated a corporate performance factor between 0% and 150% achievement for each of the metrics, as shown below. If the overall corporate performance factor for the year was less than 50%, no award would have been earned.

Net product revenue and non-GAAP operating income comprise 50% of the corporate performance factor because they drive our ability to invest in and advance our pipeline. For 2020, the net product revenue goal was set slightly lower than actual performance ($22,119M) in the prior year due to the anticipated impact of the loss of exclusivity for Atripla and Truvada in Q4.

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FINANCIAL METRICS
Metric	Weighting	Threshold	Target	Maximum	Actual	Performance Factor	Resulting Payout Percentage
Net Product Revenue	30%	$20,951M	$22,054M	$22,605M	$24,355	150%	45%
Non-GAAP Operating Income(1)	20%	$9,505M	$10,562M	$10,826M	$11,704	150%	30%
						Financial Results 75%

(1)	Non-GAAP operating income is defined as operating income, adjusted for acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, acquired in-process research and development expenses, and other items that are considered unusual or not representative of underlying trends of Gilead’s business.

PIPELINE, PRODUCT AND PEOPLE METRICS
Metric	Weighting	Actual	Performance Factor	Resulting Payout Percentage
Introduce eight (8) new molecular entities into the Development portfolio	15%	►Introduced a total of ten new molecular entities (NMEs) into the Development portfolio as of year-end, reaching our maximum achievement of 10 NMEs	150%	22.5%
Design and implement a revised, cross-functional portfolio governance system	5%	►Created and implemented portfolio governance charters for the Development Review Committee and Portfolio Committee including revised governance model for the Development organization and key stakeholders	100%	5.0%
Establish partnership and portfolio strategies for our key disease areas	5%	►Established a group to support and train Project Team Leaders to foster and maintain drug development leadership capability	100%	5.0%
Increase Unaided filgotinib Awareness in 2020 launch markets	5%	►Increased unaided awareness in Germany from 10% to 46% and increased in Japan from 2% to 25%, exceeding target ►Unaided awareness in U.S. was not achieved due to FDA complete response letter ►Below and above target performance resulted in combined 100% achievement for goal	100%	5.0%
Achieve targeted Descovy conversion of 40% in PrEP in the U.S.	5%	►Achieved 46% Descovy U.S. market share in PrEP, exceeding the maximum achievement of 45%	150%	7.5%
Achieve targeted Biktarvy patient share of 35% in U.S.	5%	►Achieved 36% Biktarvy Patient share in U.S, compared to the maximum achievement of 39%	113%	6.0%
Design and implement product life cycle management (LCM) plans	5%	►Successfully completed and rolled out LCM plans for Biktarvy, Vemlidy, and Yescarta	100%	5.0%
Engagement	5%	►Introduced Leadership Commitments to employees to enable Gilead to achieve our corporate strategy ►Provided strong support to employees during COVID-19 ►Conducted several employee surveys throughout the year which showed engagement scores increased +8% since 2018 ►Progressed inclusion and diversity initiatives with the establishment of a Global Diversity Council chaired by our CEO and the introduction of our Advancing Black Leadership strategy to provide more access and opportunities for Black employees across Gilead	145%	7.0%
		Pipeline, Product and People Results 63.0%

Overall Corporate Performance Factor 138%

Based on the achievements described above, our Compensation and Talent Committee certified an overall corporate performance factor of 138% of target, determining that no positive or negative adjustments were necessary. In addition to the achievements noted above, we engaged in substantial efforts to complete the accelerated development, manufacturing and distribution of Veklury to patients in need around the world, while continuing to focus on our core HIV business and cell therapy business. Our financial

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performance overall and specifically under our annual incentive plan corporate performance factor reflected strong uptake of Veklury as the result of the team’s dedication and effort. This helped to offset the impact of the pandemic on our HIV and HCV portfolio, due to fewer patients seeking treatment. We also maintained strong operating margins, resulting in strong cash flows that will allow us to continue to advance and expand our pipeline, not only internally but through investing in transformational medicines through the 18 strategic partnerships and acquisitions completed in 2020. These accomplishments position Gilead for strong shareholder value creation in the future.

Individual Performance Objectives

Our Compensation and Talent Committee also considered the individual contributions of our Named Executive Officers (other than our Chief Executive Officer, whose annual incentive opportunity was based entirely on corporate performance) to the achievement of the research and development, commercial, financial and operational objectives that supported our corporate goals. Individual performance objectives are determined and communicated to executives at the beginning of the year. The individual performance factors noted below could range from 0% to 150% and reflect the extent to which each Named Executive Officer’s personal contributions were determined to benefit our overall performance and to exceed or fall short of the officer’s individual objectives for the year. The table below summarizes select 2020 achievements for each Named Executive Officer. In addition to these achievements, each Named Executive Officer played a significant role in delivering Veklury to patients globally. This unexpected focus required enormous effort and attention from each Named Executive Officer as we advanced Veklury through clinical trials in record time, scaled a very complex manufacturing and supply chain process and received U.S. Food and Drug Administration approval as a treatment for patients hospitalized with COVID-19. The typical time to bring a pharmaceutical product to market is around seven to nine years, yet we were able to achieve this in less than a year, in addition to achieving and exceeding all planned objectives.

Executive Officer	Select 2020 Achievements	Individual Performance Factor
Mr. Dickinson
►In 2020, Mr. Dickinson restructured and built out the CFO leadership team, hiring a mix of internal and external talents for critical roles. He initiated multiple transformational initiatives across the CFO organization which will drive long term efficiencies and cost savings for the organization.
►Under Mr. Dickinson’s leadership, we executed 18 strategic partnerships and acquisitions including the transformational acquisitions of Immunomedics, Inc. and Forty-Seven, Inc., secured a variety of options and opt-ins with Arcus, Pionyr and Tizona, and restructured the Galapagos agreement.
►In addition, in his first year as CFO, Mr. Dickinson effectively led the organization through the uncertainty created by the COVID-19 pandemic including bringing Veklury to market, engaging with our investors through significant, unpredictable changes to our financial guidance.
		130%
Ms. Mercier	►Since her appointment as Chief Commercial Officer, Ms. Mercier has driven efficiency and made significant progress in evolving the global commercial organization to support global product launches and market penetration. ►Ms. Mercier successfully led the Commercial organization through the highly complex allocation and distribution of Veklury. ►Despite the impact of the pandemic on our business, under Ms. Mercier’s leadership we saw 3% growth in sales across our HIV franchise in 2020, compared with the prior year, despite the Atripla and Truvada Loss of Exclusivity.	140%
Dr. Parsey
►Dr. Parsey was instrumental in establishing a new governance model for the portfolio focused on driving value through prioritization. Under this new model, he enabled a >50% expansion of our pipeline with high value programs by re-prioritizing programs of less value.
►Under Dr. Parsey’s leadership, our portfolio has expanded significantly in Oncology, notably with the additions of magrolimab and Trodelvy. Our Oncology portfolio now consists of both marketed therapies, such as Trodelvy, and programs across various states of the pipeline. There are currently 27 internal, ongoing clinical-stage programs for hematological malignancies and solid tumors.
►In response to the pandemic, Dr. Parsey directed the efforts to gain regulatory approval of Veklury in record time.
		130%
Mr. Pletcher
►Mr. Pletcher was instrumental in managing Gilead’s extensive and global public affairs, government affairs and legal activities related to developing, manufacturing and distributing Veklury throughout 2020.
►Mr. Pletcher’s legal oversight was key in enabling us to execute on the 18 strategic partnership and acquisitions in 2020.
►Under Mr. Pletcher’s leadership, our public affairs, government affairs, legal and compliance functions delivered on key initiatives, including favorable outcomes related to federal regulations and government investigations, advancement and recognition of Gilead’s ESG efforts and launching Gilead’s Creating Possible rebranding.
		130%

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Annual Incentive Decisions

The Committee approved final incentive awards based on our corporate performance and the evaluation of individual performance objectives for our Named Executive Officers other than our Chief Executive Officer. Based on our corporate performance, the Committee recommended, and the independent members of our Board ratified, the incentive award for our Chief Executive Officer. As a result, the following payments were approved for 2020:

Named Executive Officer	Base Salary	Target Incentive Opportunity (as % of Salary)	Target Incentive Opportunity	Corporate Performance Factor	Individual Performance Factor		Total Award Value
Mr. O’Day	$1,650,000	150%	$2,475,000	138%	138%	(1)	$4,713,390
Mr. Dickinson	$950,000	100%	$950,000	138%	130%		$1,704,300
Ms. Mercier	$1,025,000	100%	$1,025,000	138%	140%		$1,980,300
Dr. Parsey	$1,000,000	100%	$1,000,000	138%	130%		$1,794,000
Mr. Pletcher	$950,000	100%	$950,000	138%	130%		$1,704,300

(1)	CEO performance is tied 100% to corporate performance. For purposes of calculating the CEO award the corporate performance factor is also the individual performance factor.

Long-Term Equity Compensation

Our long-term equity compensation program is designed to link our Named Executive Officers’ pay with the long-term interests of our stockholders, competitively position our executives, and provide meaningful retentive value, as supported by a thorough analysis of peer practices. Consistent with 2019, our Compensation and Talent Committee granted performance shares, stock options and restricted stock units, as shown below:

EQUITY AWARDS

2020 Annual Long-Term Equity Decisions

Our Compensation and Talent Committee approved equity awards in the amounts set forth below that reflect grant-date accounting values and not actual delivered compensation. Our Compensation and Talent Committee evaluated each Named Executive Officer’s performance during the prior year, his or her expected future contributions and our performance compared to the competitive market.

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The following table sets forth the value of the equity awards approved by our Compensation and Talent Committee and for our Chief Executive Officer, ratified by the independent members of our Board of Directors.

Total Equity Award Value Approved by the Compensation & Talent Committee
Named Executive	2020
Mr. O’Day	$12,500,000
Mr. Dickinson	$3,500,000
Ms. Mercier	$3,500,000
Dr. Parsey	$4,000,000
Mr. Pletcher	$3,000,000

2020 Performance Share Awards

Consistent with prior years, the performance share awards granted by our Compensation and Talent Committee in 2020 were divided into two equally weighted tranches: one subject to three-year relative TSR performance conditions and one subject to three annual revenue-based performance goals. Our Compensation and Talent Committee selected relative TSR and revenue as our performance measures in order to drive the key behaviors that the Committee wants to reinforce and align pay with stockholder returns. At the time of grant, our Compensation and Talent Committee conducts a thorough review of the performance measures and associated payout levels, the rigor of the performance goals and their alignment with performance.

Relative TSR Portion. The performance-based vesting requirement for the relative TSR performance shares is tied to the percentile level of our TSR for the three-year performance period from March 1, 2020 through December 31, 2022, relative to the companies comprising the S&P Healthcare Sub-Index. The S&P Healthcare Sub-Index was selected for comparison because it enables our Compensation and Talent Committee to assess our performance against an objective peer group.

TSR Percentile vs. Comparator Group	% of Target Paid
81st or above	200%
50th	100%
20th or below	0%

If our absolute TSR is negative, the vesting opportunity is capped at 100% of target, regardless of our relative performance. To receive the earned shares, an executive officer must generally remain employed with us through the date when our Compensation and Talent Committee certifies performance achievement.

Absolute Revenue Portion. One-third of the revenue-based performance shares is tied to achievement of our 2020 net product revenue goal, one-third is tied to a 2021 net product revenue goal and one-third is tied to a 2022 net product revenue goal. Each year’s net product revenue goal is established by our Compensation and Talent Committee in the first quarter of that year, and the payout level can range from 0% to 200% of the target allocated to each year’s goal. Revenue is a key objective used in both our short- and long-term incentive plans due to our historically high margin commercialized products and the strategic importance of investments within research and development. Revenue allows us to invest in research and development which is necessary for long-term growth. The uncertainty of many external factors that influence our business and industry, such as unanticipated pricing pressures, product-approval timing and volatility in the foreign currency exchange rates, make it difficult to forecast net product revenue beyond a one-year period. As a result, our Compensation and Talent Committee has determined that the current design appropriately measures performance over the long-term, as it provides line of sight for our executive officers while making the value of awards earned contingent on three-year absolute TSR performance. In January 2020, our Compensation and Talent Committee established the net product revenue performance goal of $22.1 billion (at target) for 2020. The same 2020 net product revenue performance goal also applies to one-third of the revenue-based performance shares granted in 2019 and 2018.

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For purposes of determining the achievement level, any product revenue realized during the fiscal year by any entity that we acquired during that year and the effect of any accounting change is excluded. The 2020 performance share awards will not become vested until the final performance results are certified in early 2023. To receive the earned shares, an executive officer must generally remain employed with us through the date when our Compensation and Talent Committee certifies performance achievement.

Annual Revenue Goal(1)
Year of Grant	2018	2019	2020	2021	2022
2018 Performance Share Award
Absolute Revenue Tranche	$21.0B Target	$21.8B Target	$22.1B Target
2019 Performance Share Award
Absolute Revenue Tranche		$21.8B Target	$22.1B Target	TBD
2020 Performance Share Award
Absolute Revenue Tranche			$22.1B Target	TBD	TBD

(1)	Threshold and maximum performance levels for each tranche is disclosed in the table below.

2020 Stock Options

Our Compensation and Talent Committee believes that stock options provide an appropriate incentive for our executives because they will realize value only if our stock price appreciates, which benefits all stockholders. Stock options granted to our Named Executive Officers vest over a four-year service period. One-quarter of the shares of our common stock subject to these options vests one year from the grant date and the remaining shares vest in equal quarterly installments thereafter (assuming the continued service of the executive officer over the next three years).

2020 Restricted Stock Units

Our Compensation and Talent Committee believes that restricted stock units promote long-term retention and alignment with shareholders. Restricted stock units granted to our Named Executive Officers vest over a four-year service period. One-quarter of the shares subject to these awards vest one year from the grant date and the remaining shares vest in equal annual installments thereafter (assuming the continued service of the executive officer over the next three years).

2018 Performance Share Awards Earned

In January 2018, our Compensation and Talent Committee granted to our then-current Named Executive Officers performance share awards, that were subject to a three-year performance period and continued employment through certification of performance achievement:

►	The vesting requirement for the first tranche was tied to our relative TSR for the performance period from February 1, 2018 through December 31, 2020, compared to the TSR of the companies comprising the S&P Healthcare Sub-Index over such period; and
►	The vesting requirement for the second tranche was based on net product revenue goals established for each of 2018, 2019 and 2020 (one-third each year).

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In January 2021, our Compensation and Talent Committee certified final performance achievements for the 2018 performance share awards. While our operational and financial accomplishments in 2020 position us for long-term shareholder value creation, our total shareholder returns have been affected by the uncertainty around the pandemic as well as the fact that our portfolio contains several early-stage assets that have yet to be reflected in the price. Our three-year relative TSR was at the 9.60th percentile, resulting in a payout of 0% of target for the TSR-based awards. Our net product revenue exceeded the target revenue goal in 2018, 2019 and 2020, resulting in a payout of 163.4% of target for the revenue-based awards. Based on our TSR and three-year revenue achievements the 2018 performance awards paid out at 81.7% of target. This was the fourth consecutive year that our performance share awards paid out below target. To see the alignment of these 2018 performance share awards with stockholder value, please see the chart on page 52.

Performance Share Awards	Weighting	Threshold	Target	Maximum	Percentage Earned
Relative TSR Tranche					0.0%
Net Product Revenue Tranche:
2018 Net Product Revenue					163.4%
2019 Net Product Revenue(1)					126.7%
2020 Net Product Revenue(2)					200.0%
Total Earned					81.70%
(1)	Also included as a sub-tranche of the 2018 performance share awards.
(2)	Also included as a sub-tranche of the 2018 and 2019 performance share awards.

2018 PERFORMANCE SHARE AWARD

Named Executive Officer(1)	Total Target Grant Value(2)	Actual Value Delivered(3)	% of Target Value Delivered	Target Number of TSR Shares	Earned TSR Shares	Target Number of Revenue Shares	Earned Revenue Shares
Mr. Dickinson	$285,128	$196,162	69%	1,350	0	1,800	2,941
Mr. Pletcher	$1,303,397	$896,939	69%	6,170	0	8,230	13,447
(1)	Mr. O’Day, Ms. Mercier and Dr. Parsey were not employed by the company when these awards were granted and therefore did not receive such an award.
(2)	Target performance share value is based on grant-date fair value of the 2018 performance shares at 100% target level attainment.
(3)	Actual performance share award value is based on 0% payout for the relative TSR tranche and 163.4% for the absolute revenue tranches, valued at the $66.70 share price as of the release date of January 26, 2021.

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Other Executive Compensation Policies and Practices

Role of Chief Executive Officer

Our Chief Executive Officer makes recommendations to our Compensation and Talent Committee with respect to the compensation for our Named Executive Officers other than himself. In formulating his recommendations, our Chief Executive Officer reviews internal base salary data and external compensation data provided by our Human Resources Department. The Human Resources Department has engaged Compensia Inc. (“Compensia”), a national compensation consulting firm, to provide comparable market data, including tally sheets, financial performance reports, market compensation reviews and other analyses to aid our Chief Executive Officer in developing his recommendations. During 2020, Compensia served solely as a consultant to management in the compensation decision-making process. When setting 2020 compensation levels, our Compensation and Talent Committee placed considerable weight on our Chief Executive Officer’s compensation recommendations because of his direct knowledge of each Named Executive Officer’s performance and contributions.

Role of Compensation Consultant

Our Compensation and Talent Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, as its independent compensation consultant. FW Cook reports directly to our Compensation and Talent Committee, which has the direct authority to appoint, compensate, oversee the work of and dismiss its compensation consultant. George Paulin, Chairman of FW Cook, attends meetings of our Compensation and Talent Committee, as requested. FW Cook provides various executive compensation services to our Compensation and Talent Committee, including advising our Compensation and Talent Committee on the principal aspects of our Chief Executive Officer’s compensation and evolving industry practices, and providing market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee members of our Board. During 2020, FW Cook served solely as a consultant to our Compensation and Talent Committee and did not provide any other services to Gilead.

Our Compensation and Talent Committee has determined that FW Cook is independent and the work of FW Cook on behalf of our Compensation and Talent Committee did not raise any conflict of interest based on the six factors for assessing independence and identifying potential conflicts of interest as set forth in Exchange Act Rule 10C-1(b)(4), the listing standards of Nasdaq and such other factors as were deemed relevant under the circumstances.

Use of Market Data

Individual compensation levels and opportunities for our Named Executive Officers are compared to a peer group of biopharmaceutical and pharmaceutical companies headquartered in the United States that are most similar to us in terms of business strategy, labor market competition, market capitalization, revenue and number of employees. Our compensation peer group for 2020, which was identified based on these objective selection criteria and remained unchanged from our compensation peer group for 2019, comprised these 10 companies:

Compensation Peer Group
AbbVie Inc.	Biogen Inc.	Eli Lilly and Company	Pfizer Inc.
Allergan plc	Bristol Myers Squibb Company	Johnson & Johnson
Amgen Inc.	Celgene Corporation	Merck & Co., Inc.

The following chart represents our position relative to our peer group on three key selection criteria at the time the 2020 compensation peer group was approved in July 2019 (based on publicly available information as of May 2019).

	Revenue in $ Millions (as of May 31, 2019)	Market Capitalization in $ Millions (as of May 31, 2019)
Peer Group Median	$24,217	$106,993
Gilead Sciences, Inc.	$22,320	$82,879

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Our compensation peer group includes industry competitors we believe are most like us in terms of business complexity and product life cycle. We also include companies that fall within specified revenue and market capitalization ranges. These ranges are broad enough to ensure we can maintain a sufficient number of peer companies. This is especially important as our industry experiences a number of mergers and acquisitions each year, thereby reducing the number of relevant peer company choices. Our Compensation and Talent Committee reviews the companies in our compensation peer group annually and makes adjustments as necessary so that the comparator companies properly reflect the market in which we compete for executive talent. We also review the executive pay practices of similarly situated companies as reported in industry surveys and reports. In practice, our Compensation and Talent Committee has not targeted a specific percentile relative to our compensation peer group for individual components of our total compensation. Instead, we take a holistic perspective in establishing total compensation for our executive officers, considering internal pay equity that recognizes officers’ relative experience, responsibilities and individual capabilities in addition to external market compensation practices.

Use of Tally Sheets

Our Compensation and Talent Committee annually reviews tally sheets in its evaluation of the total compensation provided to each Named Executive Officer. These tally sheets estimate dollar amounts for each compensation component, including current cash compensation (base salary and annual incentive), outstanding vested and unvested equity awards, employee benefits, perquisites and other personal benefits and potential severance payments and benefits.

Nonqualified Deferred Compensation

Eligible employees (including our executive officers) can enroll in our Deferred Compensation Plan and defer a portion of their base salaries and part or all their annual incentives and commissions. Gilead generally does not provide any matching contributions to the Deferred Compensation Plan; however, to compensate for pension benefits Mr. O’Day forfeited with his previous employer when he joined Gilead, we agreed as part of the negotiations over his offer letter to credit a $750,000 employer contribution to Mr. O’Day’s individual deferred compensation account for each of the first five years of his service. Each participant may direct the investment of his or her deferred compensation account balance into investment choices that mirror substantially all the investment funds available under the Gilead’s 401(k) plan. None of these investment alternatives result in “above-market” interest for disclosure purposes. For further information on the deferred compensation arrangements of our Named Executive Officers, see the 2020 Nonqualified Deferred Compensation table on page 74.

Benefits and Perquisites

We provide medical and other benefits to our executive officers that are generally available to other full-time employees, including participation in our employee stock purchase plan, a group term life insurance plan and a Section 401(k) savings plan. Under the 401(k) plan, we make matching contributions on behalf of each participant equal to 100% of his or her contributions to the plan, up to an annual maximum matching contribution of $15,000. All our 2020 Named Executive Officers participated in the 401(k) plan during 2020 and received matching contributions.

We do not provide defined benefit retirement plans, post-retirement health coverage or any other supplemental retiree benefits for our executive officers or employees. We generally do not provide perquisites or other personal benefits to our executive officers.

For further information on the perquisites and other personal benefits provided to our Named Executive Officers during 2020, see the Summary Compensation Table on pages 67-68.

Stock Ownership Guidelines

We have stock ownership guidelines that require each Named Executive Officer to maintain a stock ownership level equal to a specified multiple of his or her annual base salary, as set forth in the table below:

STOCK OWNERSHIP GUIDELINE (AS MULTIPLE OF BASE SALARY)

Individuals newly hired or promoted are allowed a specified number of years to comply with their ownership guidelines. As of December 31, 2020, all our Named Executive Officers complied or were within the grace period for compliance with their applicable stock ownership guidelines.

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Clawback Policy

In March 2020, our Board amended our clawback policy. Our Board believes the company’s executives should be financially responsible for misconduct covered by our “clawback” policy, under which the Compensation and Talent Committee has authority to recoup any cash incentive payments, performance-based equity compensation or certain proceed realized from other equity-based compensation from an executive officer whose misconduct contributed to Gilead’s obligation to file a financial restatement. The Committee also has authority to recoup all or any portion of the amounts or shares of stock (including proceeds realized on a sale of such shares) attributable to cash or equity-based incentive compensation from any executive officer whose significant misconduct results in a violation of significant company policy, law or regulation that caused material financial, operational or reputational harm to Gilead, including the failure to appropriately supervise a subordinate employee who engaged in misconduct.

Our policy requires the company to publicly disclose actions taken to recoup compensation from an executive so long as the underlying facts have been previously disclosed, subject to certain legal and privacy rights considerations

The Board has multiple mechanisms to enforce the clawback policy, including

1.	Withholding or recouping cash incentive payments under our annual incentive plan;
2.	Cancelling outstanding unvested performance shares, which would otherwise vest at the end of a three-year performance period;
3.	Cancelling outstanding unvested stock options or RSUs which would otherwise generally vest over four years; and
4.	Recovering the proceeds realized from the sale of shares of Company stock issued under any equity-based incentive during or with respect to the period during which the misconduct occurred.

Hedging and Pledging Prohibitions

We maintain an insider trading policy which, among other provisions, prohibits our directors and all employees, including our Named Executive Officers, from engaging in transactions that hedge Gilead securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and that prohibits derivative securities transactions related to Gilead securities, including put or call options.

Severance Benefits

We maintain the Gilead Sciences, Inc. Severance Plan, as amended and restated effective May 5, 2020 (the “Severance Plan”) that offers severance payments and benefits to all our employees, including our executive officers, upon certain involuntary terminations of employment. The intent of our Severance Plan is to serve the following purposes:

►	Enable us to provide a standard set of payments and benefits to new and current executive officers and employees.
►	Align the interests of our executive officers with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interests of our stockholders and other stakeholders without undue concern over whether a transaction may jeopardize their employment.
►	Assure our executive officers of fair treatment in connection with a change in control of Gilead by providing for payments and benefits under the Severance Plan subject to a “double trigger,” which means that an executive officer will be eligible to receive payments and benefits under the plan in connection with a change in control of Gilead only if he or she incurs a qualifying termination of employment.

In addition, the Severance Plan does not provide “gross-up” payments on any excise tax imposed on any change in control benefits.

Compensation-Related Risk

Our Compensation and Talent Committee and its independent consultant, with input from our Human Resources Department, annually reviews the compensation program to determine whether it encourages excessive risk-taking that would create a material risk to the company’s economic viability. As part of this review, our Compensation and Talent Committee specifically considers (i) the balance of the program including the appropriate mix of short- and long-term goals and incentives; (ii) whether the appropriate controls and governance policies are in place to manage risk; and (iii) whether broad-based employee incentive plans (including sales plans) have appropriate leverage and do not drive undue risk taking.

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Based on this annual review, our Compensation and Talent Committee concluded it was not reasonably likely that any of our compensation policies and practices in place during 2020, whether individually or in aggregate, would have a material adverse effect upon Gilead. As discussed in prior years, our Compensation and Talent Committee considered the following factors:

►	Our overall compensation structure is applied uniformly throughout the organization, with the only major exception relating to the form in which equity compensation is awarded.
►	For our broad-based employee population with a title of Senior Director or higher, a significant component of compensation is in the form of equity awards tied to the value of our common stock.
►	The vesting of performance share awards is tied to our relative TSR and revenue achievement over prescribed performance periods.
►	Our overall compensation structure is not excessively oriented toward short-term incentives, which are less leveraged than plans used by our peers.
►	The performance goals for our 2020 annual incentive program were based on both financial and non-financial corporate measures as well as individual performance (except with respect to our Chief Executive Officer, whose performance is evaluated solely on corporate measures).
►	Our stock ownership guidelines require our executive officers to maintain a substantial ownership interest in Gilead.
►	Our expanded clawback policy permits us to recoup cash incentives and equity awards paid to our executive officers if financial results have to be subsequently restated as a result of their misconduct or our executive officers engage in significant misconduct resulting in a violation of significant company policy, law or regulation that caused material financial, operational or reputational harm to Gilead, including the failure to appropriately supervise a subordinate employee who engaged in misconduct.
►	Hedging transactions in our common stock, such as put and call options or pre-paid forward sale contracts by executive officers, employees and directors, as well as pledging of our securities, are not allowed under our insider trading policy.

For the foregoing reasons, our Compensation and Talent Committee has concluded that it was not reasonably likely that our overall employee compensation structure, when analyzed either in terms of its company-wide application or its specific application to our various major business units, would have a material adverse effect upon Gilead.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation more than $1 million that is paid to certain current or former executive officers. Following repeal of an exception to this $1 million limitation for performance-based compensation, the Compensation and Talent Committee determined to maintain performance-based compensation arrangements, subject to such discretion as the Committee may determine appropriate. As a result of amendments to Section 162(m), we expect that compensation paid to our Named Executives Officers more than $1,000,000 generally will not be deductible.

Compensation and Talent Committee Report(1)

Our Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation and Talent Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Talent Committee

Per Wold-Olsen, Chair
Jacqueline K. Barton
Kevin E. Lofton
Harish Manwani
Anthony Welters

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

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Severance and Change in Control Arrangements with Named Executive Officers

Although the employment of the Named Executive Officers is “at will,” they are eligible to receive certain severance payments and benefits upon their termination of employment under certain defined circumstances. There are four general categories of termination:

►	Voluntary Termination/For Cause Termination: includes a voluntary termination of employment by the Named Executive Officer (other than in connection with a resignation for Good Reason) prior to reaching applicable retirement age and a termination of the Named Executive Officer’s employment by us for Cause.
►	Retirement: includes a termination of employment by the Named Executive Officer after reaching applicable retirement age, other than a termination of the Named Executive Officer’s employment by us for Cause.
►	Involuntary Termination Without Cause/Good Reason Resignation: includes a termination of the Named Executive Officer’s employment by us for reasons not constituting Cause, including a resignation as a result of a change in his or her work location by more than a specified distance.
►	Change in Control Termination: includes a termination of the Named Executive Officer’s employment by us without Cause, or the resignation of the Named Executive Officer for Good Reason, within the applicable change in control protection period following a change in control of Gilead (i.e., “double trigger”).

For purposes of determining a Named Executive Officer’s eligibility for the various severance payments and benefits available under the Severance Plan, individual offer letters, and our equity plan, the following definitions are relevant:

A “change in control of Gilead” will be deemed to occur upon:

►	a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders continue to own more than 50% of the total combined voting power of the voting securities of the successor corporation;
►	a sale of all or substantially all our assets; or
►	the acquisition by any person or related group of persons of more than 50% of the total combined voting power of our outstanding securities, or a change in the majority of the members of our Board over a 12-month or shorter period by reason of one or more contested elections for Board membership.

Under the Severance Plan and our equity plan, a “resignation for Good Reason” is defined as “Constructive Termination” and generally will be deemed to occur should a Named Executive Officer resign from his or her employment with us for any of the following reasons during the applicable change in control protection period:

►	an adverse change in his or her title, position or responsibilities (including reporting responsibilities) or the assignment to him or her of any duties or responsibilities which are inconsistent with his or her title, position or responsibilities;
►	a reduction in his or her annual base compensation;
►	his or her permanent relocation to any place outside a 50-mile radius of the location serving as his or her existing principal work site;
►	the failure by the new company to continue in effect any material compensation or employee benefit plan in which he or she was participating or to provide him or her with an aggregate level of compensation and benefits comparable to that in effect for him or her prior to the change; or
►	any material breach by the new company of any provision of any agreement we have with the Named Executive Officer.

In addition, a resignation following a required relocation, without consent, to a new work location that is more than 50 miles from his or her previous work location is also a good reason trigger under our severance plan outside the context of a change in control.

Mr. O’Day, Ms. Mercier and Dr. Parsey also have definitions of “Good Reason” under their individual offer letters with us, which generally allow for a “Good Reason” resignation, after a notice and cure period, upon:

►	an adverse change in employment status, title, position or responsibilities (including reporting responsibilities);
►	a reduction in annual base compensation or, for Ms. Mercier and Dr. Parsey, any reduction in target incentive or annual equity award opportunity prior to the first anniversary of the executive’s start date;
►	a required relocation to any place outside a specified radius of the greater Foster City, California area; or
►	for Mr. O’Day, a material breach by the Company or any subsidiary of the terms of his offer letter or of any written equity award agreement between him and the Company.

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A Named Executive Officer’s employment will be deemed to have been terminated for “Cause” if such termination occurs by reason of:

►	any act or omission in bad faith and to our detriment;
►	dishonesty, intentional misconduct, material violation of any company policy, or material breach of any agreement with us;
►	commission of any crime involving dishonesty, breach of trust or physical or emotional harm to any person; or
►	poor performance, nonperformance, or neglect duties owed to us or insubordination.

The following table summarizes the payments and benefits that each currently employed Named Executive Officer is eligible to receive on various termination of employment scenarios.

Type of Termination
Voluntary or “For Cause” Termination	►No severance payments. ►Accrued base salary and vacation pay. ►Vested but unpaid benefits.
Retirement(1)
►To the extent retirement occurs at least 12 months after grant date, continued vesting of and five-year post retirement exercise period for stock options granted in or after 2019. Three-year post retirement exercise period for vested stock options granted in or prior to 2018.
►Continued vesting of 100% of performance shares for which performance goals are attained after retirement granted in or after 2019, provided retirement occurs at least 12 months after grant date. Pro-rata vesting of any performance shares granted prior to 2019 for which performance goals are attained after retirement.
►Continued vesting of 100% restricted stock units granted in or after 2019 in accordance with the standard vesting schedule, provided retirement occurs at least 12 months after grant date.

Type of Termination
Involuntary Termination without “Cause” or for “Good Reason”
►Cash severance equal to 1.5 times (2.0 times for Mr. O’Day) base salary + 1.0 times (2.0 times for Mr. O’Day) average cash incentive for prior three fiscal years (or such fewer number of complete fiscal years of employment).
►Pro-rata annual cash incentive for year of termination based on actual results attained.
►Lump-sum payment to cover the estimated cost of COBRA premiums for 18 months (or 24 months for Mr. O’Day).
►Outplacement services for 6 months (12 months for Mr. O’Day).
►For Mr. O’Day, crediting of $3,000,000 in unpaid deferred compensation plan company contribution to his plan account(2).
►For Mr. O’Day, accelerated vesting of make whole equity awards and 2019 grants of stock options, time-based restricted stock units, and performance shares (based on actual performance for completed performance periods and target for any uncompleted performance periods)(2).
►For Ms. Mercier and Dr. Parsey, if termination occurs within the first two years of employment, accelerated vesting of make whole equity awards.

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Type of Termination Cont.
Change in Control Termination (Involuntary Termination without “Cause” or Resignation for “Good Reason” within Change in Control Protection Period(3))
►Cash severance equal to 2.5 times (3.0 times for Mr. O’Day) base salary + 2.5 times (3.0 times for Mr. O’Day) average incentive for prior three fiscal years (or such fewer number of complete fiscal years of employment).
►Pro-rata annual incentive for year of termination based on average incentive paid over the prior three years (or such fewer number of complete fiscal years of employment).
►Lump-sum payment to cover the estimated cost of COBRA premiums for 30 months (36 months for Mr. O’Day).
►Outplacement services for 6 months (12 months for Mr. O’Day).
►For Mr. O’Day, crediting of $3,000,000 in unpaid deferred compensation plan company contribution to his plan account.
►100% acceleration of stock option and restricted stock unit awards.
►Acceleration of unvested performance shares as follows:
►accelerates at target if change in control occurs within first 12 months of performance period.
►If the change in control occurs following that 12-month period, then accelerates at greater of (i) target or (ii) actual performance through the end of the fiscal quarter prior to the change in control date.

(1)	For equity awards granted in 2018 and prior years, retirement is defined as the termination of a Named Executive Officer’s employment with a combined age and years of service of not less than 70 years. For awards granted in 2019 and 2020, retirement is defined as termination of employment after the Named Executive Officer (i) attains age 55 and has completed at least ten (10) years of continuous service or (ii) attains age 65. As of December 31, 2020, no Named Executive Officers were retirement eligible.
(2)	Mr. O’Day is also entitled to these benefits upon termination because of death or disability.
(3)	The change in control protection period would begin six months prior to the consummation or a change in control transaction and continue for a specified period following the effective date of the change in control transaction (24 months for Mr. O’Day and 18 months for the other Named Executive Officers).

A Named Executive Officer must deliver a general release of claims against Gilead as a condition of his or her receipt of payments and benefits under his or her offer letter or the Severance Plan. The cash severance component of those arrangements will be paid in a series of equal periodic installments in accordance with our normal payroll practices over a period of years corresponding to the applicable multiple of base salary indicated above for the Named Executive Officer. However, a portion of those installments may be subject to a six-month holdback to the extent required under applicable tax laws.

The estimated severance payments and benefits for which a Named Executive Officer would have become eligible if his or her employment terminated under these various scenarios are set forth in the table below. The estimated amounts assume:

►	that the covered termination of employment occurred on December 31, 2020; and
►	the value of any equity vesting is based on the closing market price of our common stock on December 31, 2020.

The table below does not include accrued wages, vacation pay, vested deferred compensation or the intrinsic value (as of December 31, 2020) of any outstanding stock options or other stock awards held by the Named Executive Officer that were vested on that date. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the Named Executive Officers should a separation from service or change in control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, our stock price, target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event, and the executive’s age and prevailing tax rates.

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Summary Compensation Table

The following table shows, for the fiscal years 2020 and 2019, compensation awarded to, paid to, or earned by, our Named Executive Officers (“NEOs”). None of our NEOs were named executive officers for fiscal 2018.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation(1)(3)	All Other Compensation		Total
Daniel P. O’Day Chairman and Chief Executive Officer	2020	$1,702,885	$—		$8,388,056	(4)	$3,125,041	$4,713,390	$1,068,723	(5)(6)	$18,998,095
	2019	$1,267,692	$5,675,000		$15,500,541		$3,000,002	$3,120,000	$544,619		$29,107,854	(7)
Andrew D. Dickinson Chief Financial Officer	2020	$986,538	$—		$2,260,949	(4)	$874,968	$1,704,300	$15,000	(5)	$5,841,755
	2019	$802,308	$1,000,000		$1,708,267		$1,000,096	$1,086,800	$12,000		$5,609,471
Johanna Mercier Chief Commercial Officer	2020	$1,059,135	$1,600,000	(8)	$2,042,265	(4)	$874,968	$1,980,300	$220,243	(5)(8)	$7,776,911
	2019	$461,538	$1,250,000		$3,751,166		$1,750,097	$650,000	$186,585		$8,049,386
Merdad V. Parsey, M.D., Ph.D. Chief Medical Officer	2020	$1,038,462	$1,000,000	(9)	$2,332,860	(4)	$1,000,033	$1,794,000	$15,000	(5)	$7,180,355
	2019	$119,231	$1,000,000		$1,000,314		$1,000,008	$—	$—		$3,119,553
Brett A. Pletcher Executive Vice President, Corporate Affairs and General Counsel	2020	$986,538	$—		$2,212,188	(4)	$750,025	$1,704,300	$15,000	(5)	$5,668,051
	2019	$891,000	$—		$2,144,734		$749,946	$1,235,000	$12,000		$5,032,680

(1)	Includes amounts earned but deferred for income tax purpose at the election of the NEOs pursuant to our 401(k) plan and our non-qualified deferred compensation plan.
(2)

Represents the aggregate grant-date fair value of the equity-based awards, including restricted stock units (RSUs), performance shares, performance-based RSUs and stock options granted to the NEOs for the applicable year under our 2004 Plan, calculated in accordance with FASB ASC Topic 718 (“Topic 718”), and does not take into account estimated forfeitures. Assumptions used in the calculation of such grant-date fair values are set forth in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K for such fiscal year. See the 2020 Grants of Plan-Based Awards table on pages 69-71 for additional information.

(3)

For 2020, represents amounts paid in early 2021 based on our Compensation & Talent Committee’s review and certification of corporate performance for Mr. O’Day and certification of corporate performance and individual achievements for all other NEOs in 2020 under our annual bonus plan.

(4)

Represents the aggregate grant-date fair value of the performance shares determined in accordance with Topic 718. The aggregate grant-date fair values of the awards reported for 2020 (the Relative TSR tranche of the 2020 performance shares and the 2020 revenue subtranches of the 2018, 2019 and 2020 performance shares, as applicable), assuming maximum attainment of the applicable performance goals in effect for those tranches and subtranches, are as follows: $7,400,615 for Mr. O’Day, $1,896,138 for Mr. Dickinson, $1,458,771 for Ms. Mercier, $1,666,392 for Dr. Parsey, and $2,173,629 for Mr. Pletcher. As described in the Compensation Discussion and Analysis, the revenue subtranches of the 2019 and 2020 performance shares for which performance objectives have not yet been set do not at present have a reportable grant-date fair value under Topic 718. The grant-date fair values assume maximum goal attainment only as to those tranches or subtranches that at present have a reportable grant-date fair value. Assumptions used in the calculation of such grant-date fair values are set forth in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K for such fiscal year.

Performance objectives have been set for only certain tranches of the awards granted in each year and the associated grant-date fair values of those tranches have been incorporated in the table above. Tranches for which performance objectives have not been set do not have a reportable grant-date fair value under Topic 718 and therefore, are not included in the table above. Accordingly, amounts reported for 2020 reflect the grant-date fair value of awards granted in 2020 that are subject to a three-year Relative TSR performance condition and the portions of the 2018, 2019 and 2020 awards that are subject to the 2020 revenue goal.

See footnotes 5, 6 and 9 to the 2020 Grants of Plan-Based Awards table on pages 69-71 for a detailed description of the terms of the 2020 performance shares.
(5)	Includes matching contributions of $15,000 made by us on such individual’s behalf under our 401(k) plan.
(6)

This “All Other Compensation” column amount includes $750,000 in company contributions to Mr. O’Day’s deferred compensation plan account, which was credited on March 1, 2020. Generally subject to his continued employment, Mr. O’ Day’s deferred compensation plan account will be credited with $750,000 on each of the next four anniversaries of March 1, 2020, for an aggregate contribution of $3,750,000. These contributions were provided to compensate him for the forfeiture of his pension benefits with his former employer. This amount also includes (i) $279,131 of relocation subsidy reimbursement, which includes tax reimbursements of $174,993, and (ii) $24,592, which reflects the aggregate incremental cost incurred by Gilead for Mr. O’Day’s personal use of our corporate aircraft, which is calculated based on variable operating costs including fuel, landing fees, parking costs, crew travel expenses, on-board catering, and other trip-related maintenance costs. Because our aircraft are used primarily for business travel, this amount does not include any fixed costs that do not change based on usage, such as pilots’ salaries or general maintenance costs.

2021 Proxy Statement	67

Executive Compensation

(7)

Mr. O’Day’s 2019 pay also included one-time make-whole payments, which parallel the form and timing of payments Mr. O’Day forfeited at his former employer of 30 years and offset other economic consequences of accepting employment with us.

(8)

This “Bonus” column amount includes (i) the remaining $1,250,000 installment of Ms. Mercier’s sign-on bonus, which was paid on the first anniversary of her start date and intended to offset the value of the annual bonus and unvested equity awards forfeited from her prior employer and to compensate her for other economic consequences of accepting our offer; and (ii) a one-time $350,000 cash payment to help cover the costs of extending Ms. Mercier’s temporary housing, which full gross payment is subject to repayment in the event of Ms. Mercier’s termination for cause or resignation without good reason on or prior to June 19, 2021. The first fifty percent of her sign-on bonus was paid in 2019. This “All Other Compensation” column amount includes $205,243 of relocation subsidy, which includes tax reimbursements of $106,008. The relocation subsidy is repayable if Ms. Mercier’s employment terminates within two years of her start date.

(9)

This “Bonus” column amount reflects the remaining $1,000,000 installment of Dr. Parsey’s sign-on bonus, which was paid on the first anniversary of his start date and was intended to offset the value of his annual bonus and unvested equity awards forfeited from his prior employer. The first fifty percent of his sign-on bonus was paid in 2019.

68

Executive Compensation

2020 Grants of Plan-Based Awards

The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the 2020 fiscal year:

		Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Award	Grant-Date Fair Value of Stock and Option Award(3)
Name	Award Type			Threshold	Target	Maximum	Threshold	Target		Maximum
Daniel P.	2019	3/10/2020	1/29/2020	—	—	—	3,030	15,150	(4)(5)	30,300	—		—	$1,095,951
O’Day	performance
	shares
	2020	3/10/2020	1/29/2020	—	—	—	2,887	44,220	(4)(6)	88,440	—		—	$4,167,017
	performance
	shares
	2020 option	3/10/2020	1/29/2020	—	—	—	—	—		—	256,620	(7)	72.34	$3,125,041
	awards
	2020 restricted	3/10/2020	1/29/2020					43,200	(8)					$3,125,088
	stock unit awards
	Corporate bonus	N/A	NA	—	$2,475,000	$4,950,000	—	—		—	—		—	—
Andrew D.	2018	3/10/2020	1/29/2020	—	—	—	120	600	(4)(9)	1,200	—		—	$43,404
Dickinson	performance
	shares
	2019	3/10/2020	1/29/2020	—	—	—	485	2,423	(4)(5)	4,846	—		—	$175,280
	performance
	shares
	2020	3/10/2020	1/29/2020	—	—	—	809	12,384	(4)(6)	24,768	—		—	$1,166,951
	performance
	shares
	2020 option	3/10/2020	1/29/2020	—	—	—	—	—		—	71,850	(7)	72.34	$874,968
	awards
	2020 restricted	3/10/2020	1/29/2020	—	—	—	—	12,100	(8)	—	—		—	$875,314
	stock unit awards
	Corporate bonus	N/A	NA	—	$950,000	$1,900,000	—	—		—	—		—	—
Johanna	2020	3/10/2020	1/29/2020	—	—	—	809	12,384	(4)(6)	24,768	—		—	$1,166,951
Mercier	performance
	shares
	2020 option	3/10/2020	1/29/2020	—	—	—	—	—		—	71,850	(7)	72.34	$874,968
	awards
	2020 restricted	3/10/2020	1/29/2020	—	—	—	—	12,100	(8)	—	—		—	$875,314
	stock unit awards
	Corporate bonus	N/A	NA	—	$1,025,000	$2,050,000	—	—		—	—		—	—
Merdad	2020	3/10/2020	1/29/2020	—	—	—	924	14,147	(4)(6)	28,294	—		—	$1,333,121
V. Parsey,	performance
M.D., Ph.D.	shares
	2020 option	3/10/2020	1/29/2020	—	—	—	—	—		—	82,120	(7)	72.34	$1,000,033
	awards
	2020 restricted	3/10/2020	1/29/2020	—	—	—	—	13,820	(8)	—	—		—	$999,739
	stock unit awards
	Corporate bonus	N/A	NA	—	$1,000,000	$2,000,000	—	—		—	—		—	—
Brett A.	2018	3/10/2020	1/29/2020	—	—	—	549	2,743	(4)(9)	5,486	—		—	$198,429
Pletcher	performance
	shares
	2019	3/10/2020	1/29/2020	—	—	—	727	3,637	(4)(5)	7,274	—		—	$263,101
	performance
	shares
	2020	3/10/2020	1/29/2020	—	—	—	693	10,617	(4)(6)	21,234	—		—	$1,000,492
	performance
	shares
	2020 option	3/10/2020	1/29/2020	—	—	—	—	—		—	61,590	(7)	72.34	$750,025
	awards
	2020 restricted	3/10/2020	1/29/2020	—	—	—	—	10,370	(8)	—	—		—	$750,166
	stock unit awards
	Corporate bonus	N/A	NA	—	$950,000	$1,900,000	—	—		—	—		—	—

2021 Proxy Statement	69

Executive Compensation

(1)	Actual amounts paid in early 2021 were based on our Compensation & Talent Committee’s review and certification of corporate performance and individual achievements in 2020 under our annual incentive program and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on pages 67-68.
(2)	Performance shares and RSU awards (both time-based and performance-based) granted under the 2004 Plan accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding performance shares and RSU awards. Dividend equivalents are accumulated and paid in cash when and to the extent the underlying shares are issued. Amounts in the “Threshold” column represent the number of shares of our common stock issuable (e.g., 20% of the target number of performance shares allotted to the revenue subtranche and 0.025% of the target number of performance shares allotted to the Total Shareholder Return (Relative TSR) tranche) upon threshold-level achievement of the performance goals described in footnotes 5, 6 and 9 below. If threshold level performance is not achieved, no shares are issuable.
(3)

Represents the grant-date fair value of each equity award, calculated in accordance with Topic 718, and does not take into account estimated forfeitures. The grant-date fair value of the performance shares awarded is based on the probable outcome at 100% target level attainment of one or more pre-established performance objectives and the assumptions used in the calculation of the grant-date fair value of options are set forth in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K for such fiscal year.

(4)

Performance objectives were set for certain tranches of performance shares which were approved in prior years by our Compensation & Talent Committee and the associated grant-date fair value of those tranches has been incorporated in the table above (i.e., the performance objectives for the third subtranche of the 2018 revenue-based performance shares, for Mr. Dickinson and Mr. Pletcher, and the second subtranche of the 2019 revenue-based performance shares for Mr. O’Day, Mr. Dickinson and Mr. Pletcher). Performance shares that had no grant date as the performance objectives had not yet been defined as of the close of the 2020 fiscal year, and therefore, do not have a reportable 2020 grant-date fair value under Topic 718 are excluded from the Summary Compensation Table and the table above (i.e., the performance objectives for the third subtranche of the 2019 revenue-based performance shares and the second and third subtranches of the 2020 revenue-based performance shares).

Because of changes in our stock price between the date of the approval by our Compensation & Talent Committee and the time when the performance objectives are established, the reported grant-date fair value of the performance shares differs from the award value approved by our Compensation & Talent Committee. As a result, only approximately two-thirds of the value of performance shares awarded in 2020 is included in the Summary Compensation Table and the table above. The value of the relevant performance shares awarded to our NEOs is as set forth below:

	Performance Share Award Value Approved by Our Compensation & Talent Committee	Performance Shares at Target Based on Compensation & Talent Committee Approval (# of Shares)
Executive Officer		Relative TSR	Revenue
Mr. O’Day	$6,250,000	29,820	43,200
Mr. Dickinson	$1,750,000	8,350	12,100
Ms. Mercier	$1,750,000	8,350	12,100
Dr. Parsey	$2,000,000	9,540	13,820
Mr. Pletcher	$1,500,000	7,160	10,370

(5)

Represents the grant-date fair value of the 2020 revenue subtranche of performance shares awarded in 2019 under the 2004 Plan, as that value was measured on March 10, 2020, the date on which the revenue target for that particular subtranche was first communicated to the NEOs (following approval by our Compensation & Talent Committee). Although such subtranche was part of the performance share awards originally made on February 6, 2019 and March 1, 2019, no grant-date fair value could be determined for that subtranche under Topic 718 until March 10, 2020.

The 2019 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee similar to the description of the 2020 performance shares in footnote 6 below. Based on the terms of the awards, any shares accrued on the basis of the applicable level of Relative TSR goal attainment are also subject to a service-vesting condition that generally requires continued service with us through the date following the completion of the performance period on which our Compensation & Talent Committee certifies the Relative TSR level attained (the “Relative TSR-based Awards Certification Date”). The Relative TSR three-year performance period is from February 1, 2019 through December 31, 2021. Based on the terms of the awards, any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us through the date following the completion of the third subtranche performance period on which our Compensation & Talent Committee certifies the attained level of the consolidated net product revenue goal applicable to the third subtranche (the “Revenue-based Awards Certification Date”), subject to pro-rata vesting in the event of death, disability or retirement before that date.

Since the revenue goal for the third subtranche of the 2019 performance share award had not been set by our Compensation & Talent Committee as of the close of the 2020 fiscal year, that subtranche does not have a determinable grant-date fair value under Topic 718 for the 2020 fiscal year.

(6)	Represents the grant-date fair value of the 2020 performance shares awarded on March 10, 2020.

The 2020 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee. The performance-based vesting requirement for the Relative TSR tranche was set by our Compensation & Talent Committee on January 29, 2020 and is tied to the percentile level of our Relative TSR for the three-year performance period from March 1, 2020 through December 31, 2022 relative to the Relative TSR realized for that same period by the companies comprising three subsets of the S&P Health Sub-Index. Based on the terms of the awards, to receive any shares of our common stock accrued pursuant to this Relative TSR tranche, an executive officer must remain employed with us through the Relative TSR-based Awards Certification Date, subject to pro-rata vesting in the event of death, disability or retirement before that date.

70

Executive Compensation

The performance-based vesting requirement for the revenue tranche of each performance award is divided into three equal subtranches, each with its own one-year performance period and applicable service period of one or more specified years, as follows:
The performance-based vesting requirement for the first subtranche was the achievement of the target level of consolidated net product revenue for the 2020 fiscal year as set by our Compensation & Talent Committee. The grant-date fair value of that particular subtranche was measured on March 10, 2020, in accordance with Topic 718. Based on the terms of the awards, any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service through the Revenue-based Awards Certification Date.
Since the revenue goals for the second and third subtranches of the revenue tranche of the 2020 performance shares had not been set by our Compensation & Talent Committee as of the close of the 2020 fiscal year, those subtranches do not have a determinable grant-date fair value under Topic 718 for the 2020 fiscal year.
(7)	Reflects option awards granted under our 2004 Plan, the terms of which are consistent with those of options granted to other employees under the 2004 Plan. The options vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment over the next 36 months. Subject to earlier forfeiture, the maximum term of options granted under the 2004 Plan is 10 years. The exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date or the closing market price on the day before the grant date if the grant date is not on a business day.
(8)	Represents time-based RSU awards under the 2004 Plan that vest in a series of four successive annual installments upon completion of each year of continued service over the four-year period measured from the grant date.
(9)	Represents the grant-date fair value of the 2020 revenue subtranche of performance shares awarded in 2018 under our 2004 Plan, as that value was measured on March 10, 2020, the date on which the revenue target for that particular subtranche was first communicated to the NEOs (following approval by our Compensation & Talent Committee). Although such subtranche was part of the performance share award originally made on February 1, 2018, no grant-date fair value could be determined for that subtranche under Topic 718 until March 10, 2020.
The 2018 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee similar to the description of the 2020 performance shares in footnote 5 above. Based on the terms of the awards, any shares accrued on the basis of the applicable level of Relative TSR and revenue goal attainment are also subject to a service-vesting condition that requires continued service with us through the awards certification date, subject to pro-rata vesting in the event of death, disability or retirement before that date.

2021 Proxy Statement	71

Executive Compensation

2020 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option award and unvested stock award held by each of our NEOs as of December 31, 2020. Market values are based on our closing stock price on December 31, 2020 of $58.26:

	Option Awards(1)				Stock Awards(3)
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable
Daniel P. O’Day	101,185	130,095	$66.01	3/1/2029	—			—		—
	—	256,620	$72.34	3/10/2030	—		—	—		—
	—	—	—	—	19,204	(4)	$1,118,833	45,850	(5)	$2,671,221
	—	—	—	—	30,300	(6)	$1,765,278	—		—
	—	—	—	—	28,800	(7)	$1,677,888	29,820	(8)	$1,737,313
	—	—	—	—	—		—	34,087		$1,985,909
	—	—	—	—	—		—	85,845		$5,001,330
	—	—	—	—	—		—	43,200		$2,516,832
Andrew D. Dickinson	65,960	—	$72.70	12/10/2026	—		—	—		—
	43,340	—	$72.70	8/10/2027	—		—	—		—
	18,630	—	$73.77	11/10/2027	—		—	—		—
	12,519	5,691	$83.49	2/1/2028	—		—	—		—
	10,725	4,875	$80.72	3/10/2028	—		—	—		—
	38,053	22,832	$71.91	6/10/2028	—		—	—		—
	14,726	18,934	$68.75	2/6/2029	—		—	—		—
	11,040	33,120	$65.38	11/10/2029	—		—	—		—
	—	71,850	$72.34	3/10/2030	—		—	—		—
	—	—	—	—	980	(9)	$57,118	—		—
	—	—	—	—	761	(10)	$44,310	—		—
	—	—	—	—	1,200	(11)	$69,912	—		—
	—	—	—	—	3,073	(4)	$179,013	6,260	(5)	$364,708
	—	—	—	—	4,846	(6)	$282,328	—		—
	—	—	—	—	8,068	(7)	$470,042	8,350	(8)	$486,471
	—	—	—	—	—		—	1,537		$89,546
	—	—	—	—	—		—	7,292		$424,832
	—	—	—	—	—		—	5,452		$317,634
	—	—	—	—	—		—	5,737		$334,238
	—	—	—	—	—		—	12,100		$704,946
Johanna Mercier	46,284	101,826	$66.64	7/24/2029	—		—	—		—
	—	71,850	$72.34	3/10/2030	—		—	—		—
	—	—	—	—	8,068	(7)	$470,042	8,350	(8)	$486,471
	—	—	—	—	—		—	22,515		$1,311,724
	—	—	—	—	—		—	12,100		$704,946
Merdad V. Parsey M.D., Ph.D.	22,079	66,236	$65.38	11/10/2029	—		—	—		—
	—	82,120	$72.34	3/10/2030	—		—	—		—
	—	—	—	—	9,214	(7)	$536,808	9,540	(8)	$555,800
	—	—	—	—	—		—	10,199		$594,194
	—	—	—	—	—		—	13,820		$805,153

72

Executive Compensation

	Option Awards(1)				Stock Awards(3)
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable
Brett A.	25,780	—	$80.65	2/1/2024	—		—	—		—
Pletcher	23,460	—	$104.83	2/1/2025	—		—	—		—
	14,830	—	$116.58	8/10/2025	—		—	—		—
	53,590	—	$84.05	2/1/2026	—		—	—		—
	68,887	4,593	$72.25	2/2/2027	—		—	—		—
	47,575	21,625	$83.49	2/1/2028	—		—	—		—
	22,085	28,395	$68.75	2/6/2029	—		—	—		—
	—	61,590	$72.34	3/10/2030	—		—	—		—
	—	—	—	—	—		—	—		—
	—	—	—	—	4,484	(9)	$261,220	—		—
	—	—	—	—	3,477	(10)	$202,572	—		—
	—	—	—	—	5,486	(11)	$319,614	—		—
	—	—	—	—	4,610	(4)	$268,594	9,380	(5)	$546,479
	—	—	—	—	7,274	(6)	$423,783	—		$—
	—	—	—	—	6,914	(7)	$402,810	7,160	(8)	417,142
	—	—	—	—	—		—	8,182		$476,683
	—	—	—	—	—		—	10,370		$604,156

(1)	The options granted under the 2004 Plan vest over a four-year period at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment. Each option is exercisable over a period not to exceed the contractual term of ten years from the grant date.
(2)	The exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date or the closing market price on the day before the grant date if the grant date was not a trading day.
(3)

Stock awards granted under the 2004 Plan accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding stock awards. Dividend equivalents are accumulated and paid in cash when and to the extent that the underlying shares vest.

(4)

Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2019 performance shares, as described in footnote 5 to the 2020 Grants of Plan-Based Awards table on pages 69-71, based on attainment of the applicable revenue goal at the 126.7% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to pro-rata vesting in the event of death, disability or retirement before that date.

(5)

Represents the number of shares of our common stock that will vest and become issuable pursuant to the Relative TSR tranche of the 2019 performance shares, as described in footnote 5 to the 2020 Grants of Plan-Based Awards table on pages 69-71, assuming the established performance goal is attained at the target level.

(6)

Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2019 performance shares, as described in footnote 5 to the 2020 Grants of Plan-Based Awards table on pages 69-71, based on attainment of the applicable revenue goal at the 200% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to pro-rata vesting in the event of death, disability or retirement before that date.

(7)

Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2020 performance shares, as described in footnote 6 to the 2020 Grants of Plan-Based Awards table on pages 69-71, based on attainment of the applicable revenue goal at the 200% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to pro-rata vesting in the event of death, disability or retirement before that date.

(8)

Represents the number of shares of our common stock that will vest and become issuable pursuant to the Relative TSR tranche of the 2020 performance shares, as described in footnote 6 to the 2020 Grants of Plan-Based Awards table on pages 69-71, assuming the established performance goal is attained at the target level.

(9)

Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2018 performance shares, as described in footnote 9 to the 2020 Grants of Plan-Based Awards table on pages 69-71, based on attainment of the applicable revenue goal at the 163.4% of the target level. The shares were released on January 26, 2021.

(10)

Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2018 performance shares, as described in footnote 9 to the 2020 Grants of Plan-Based Awards table on pages 69-71, based on attainment of the applicable revenue goal at the 126.7% of the target level. The shares were released on January 26, 2021.

(11)

Represents the number of shares of our common stock that have accrued under the third revenue subtranche of the 2018 performance shares, as described in footnote 9 to the 2020 Grants of Plan-Based Awards table on pages 69-71, based on attainment of the applicable revenue goal at the 200% of the target level. The shares were released on January 26, 2021. The Relative TSR tranche of the 2018 Performance Shares was earned at 0% and thus is not reflected in the table above.

2021 Proxy Statement	73

Executive Compensation

2020 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of stock options and vesting of RSUs or performance shares or both for each of our NEOs during the year ended December 31, 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Daniel P. O’Day	—	$—	54,288	$3,765,416
Andrew D. Dickinson	—	$—	11,585	$803,265
Johanna Mercier	—	$—	33,775	$2,098,132
Merdad V. Parsey, M.D., Ph.D.	—	$—	5,101	$309,223
Brett A. Pletcher	27,060	$1,062,530	17,756	$1,152,377

(1)

Option awards value realized is determined by multiplying (i) the amount by which the market price of our common stock at the time of exercise exceeded the exercise price by (ii) the number of shares of common stock for which the options were exercised.

(2)	Stock awards value realized is determined by multiplying (i) the closing market price of our common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

2020 Nonqualified Deferred Compensation

The following table shows the contributions, earnings and account balances as of 2020 fiscal year end for our NEOs under our Deferred Compensation Plan:

Name	Executive Contributions in Last Fiscal Year		Company Contributions in Last Fiscal Year		Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Daniel P. O’Day	$—		$750,000	(2)	$152,898	$ —	$902,898	(2)
Andrew D. Dickinson	$—		$—		$—	$ —	$—
Johanna Mercier	$—		$—		$—	$ —	$—
Merdad V. Parsey, M.D., Ph.D.	$300,000	(3)	$—		$6,979	$ —	$306,979	(3)
Brett A. Pletcher	$—		$—		$496,985	$ —	$5,490,340

(1)

The reported amount corresponds to a composite of the actual market earnings on a group of investment funds selected by the applicable NEOs for purposes of tracking the notional investment return on his or her balance for the 2020 fiscal year.

(2)	Includes $750,000 of deferred other compensation reported for such individual in the Summary Compensation Table.
(3)	Includes $300,000 of deferred salary reported for such individual in the Summary Compensation Table.

74

Executive Compensation

2020 Potential Payments Upon Involuntary Termination or Change in Control Termination

Executive Benefits and Payments Upon Separation	Involuntary Termination without Cause or Resignation for Good Reason(1) without a Change in Control		Involuntary Termination without Cause or Resignation for Good Reason within Change in Control Protection Period		Death/ Disability
Daniel P. O’Day
Cash severance	$9,540,000		$14,310,000		$—
Pro-rata bonus	$4,713,390	(2)	$3,120,000	(2)	$—
Equity award vesting acceleration	$13,425,201	(3)	$18,518,291	(3)	$14,495,472	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$45,618		$68,428		$—
Outplacement services	$14,500		$14,500		$—
Deferred Compensation Plan contribution	$3,000,000		$3,000,000		$3,000,000
Total	$30,738,709		$39,031,219		$17,495,472
Andrew D. Dickinson
Cash severance	$2,223,673		$4,371,682		$—
Pro-rata bonus	$1,704,300	(2)	$798,673	(2)	$—
Equity award vesting acceleration	$—	(3)	$3,590,098	(3)	$981,707	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$47,847		$79,745		$—
Outplacement services	$5,250		$5,250		$—
Total	$3,981,070		$8,845,448		$981,707
Johanna Mercier
Cash severance	$2,187,500		$4,187,500		$—
Pro-rata bonus	$1,980,300	(2)	$650,000	(2)	$—
Equity award vesting acceleration	$1,311,724	(3)	$2,738,162	(3)	$299,760	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$293		$488		$—
Outplacement services	$5,250		$5,250		$—
Total	$5,485,067		$7,581,400		$299,760
Merdad V. Parsey, M.D., Ph.D.
Cash severance	$2,500,000		$5,000,000		$—
Pro-rata bonus	$1,794,000	(2)	$1,000,000	(2)	$—
Equity award vesting acceleration	$594,194	(3)	$2,223,551	(3)	$342,407	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$39,151		$65,252		$—
Outplacement services	$5,250		$5,250		$—
Total	$4,932,595		$8,294,053		$342,407
Brett A. Pletcher
Cash severance	$2,461,877		$4,967,193		$—
Pro-rata bonus	$1,704,300	(2)	$1,036,877	(2)	$—
Equity award vesting acceleration	$—	(3)	$3,721,649	(3)	$1,806,053	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$42,618		$71,031		$—
Outplacement services	$5,250		$5,250		$—
Total	$4,214,045		$9,802,000		$1,806,053
(1)	Per the terms of their applicable offer letters, all such amounts are also payable to Mr. O’Day in the event of his resignation for Good Reason and the Equity award vesting acceleration is payable to Ms. Mercier and Dr. Parsey in the event of a resignation for Good Reason. The other items are payable to all executive officers on a resignation following a required relocation, without consent, to a new work location that is more than 50 miles from his or her previous work location under the Severance Plan.

2021 Proxy Statement	75

Executive Compensation

(2)	Amount reflects the pro-rated amount of the bonus payable for the year of termination based on 2020 actual performance pursuant to the Severance Plan (as amended and restated May 5, 2020) in the event of a termination outside the context of a change in control, and a pro-rated annual incentive for year of termination based on the average bonus paid over the prior three years (or such fewer number of complete fiscal years of employment) in the context of a termination within the change in control protection period.
(3)	Amount reflects $58.26 (our closing stock price on December 31, 2020) multiplied by the number of shares covered by each accelerating award. All unvested options that would accelerate were out-of-the money on December 31, 2020, and thus are not reflected. 2018 performance awards tied to Relative TSR reflect payout at 0% of target. 2018 performance awards tied to revenue reflect payout at 163.4% of target (163.4% for first subtranche, 126.7% for second subtranche, 200% for third subtranche). 2019 performance awards tied to Relative TSR assume payout at 100% of target. 2019 performance awards tied to revenue assume only first subtranche and second subtranche are outstanding at time of change of control (per award agreement terms) with payout at 126.7% of target for first subtranche and 200% of target for second subtranche. 2020 performance awards tied to Relative TSR assume payout at 100% of target. 2020 performance awards tied to revenue assume only first subtranche are outstanding at time of change of control (per award agreement terms) with payout at 200% of target.

CEO Pay Ratio

We present below the ratio of annual total compensation of our median compensated employee to the annualized total compensation of Mr. O’Day.

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For 2020, we used the same median employee identified for purposes of calculating our 2019 pay ratio because we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. In identifying such median paid employee, we applied the following steps:

►	We identified our median compensated employee from the 11,486 full-time and part-time workers who were included as employees on our payroll records as of October 1, 2019 based on year-to-date base salary, incentive, commissions and equity, with conforming adjustments for employees who were hired during that period but did not work the full nine months.
►	We then excluded employees at the median who had anomalous compensation characteristics to determine the median compensated employee.

The 2020 total compensation for Mr. O’Day was $18,998,905. The 2020 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $250,190. The ratio of Mr. O’Day’s total compensation to our median employee’s total annual compensation for fiscal year 2020 is 76 to 1.

76

Stockholder Proposal

Proposal 4

Stockholder Proposal Requesting that the Board Adopt a Policy that the Chairperson of the Board of Directors be an Independent Director

United Church Funds and co-filers have submitted a stockholder proposal for consideration at the Annual Meeting. United Church Funds’ address is 475 Riverside Drive, Suite 1020, New York, NY 10115. We have been notified that United Church Funds has continuously held shares our common stock worth at least $2,000 since at least October 23, 2019. We will provide the name, address and known share holdings of the co-filers of this proposal upon written or oral request to the Corporate Secretary at the address set forth in question 17 in “Questions and Answers.”

If properly presented at the Annual Meeting, our Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by United Church Funds and co-filers to the stockholders for approval is as follows:

Stockholder Proposal

RESOLVED: Gilead Sciences (“Gilead” or the “Company”) shareholders request the Board of Directors adopt as policy (the “Policy”), and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the board. The Policy shall apply prospectively so as not to violate any contractual obligations. If the board determines that a Chair who was independent when selected is no longer independent, the board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement

We believe our board of directors should be chaired by an independent director. A chair is better positioned to represent shareholder interests when the role is held by a director that is independent of corporate management. The Company’s recent performance relative to peers as well as controversies involving the pricing of its products makes this an opportune time to adopt a policy requiring an independent director serve as board chair. At our Company, the CEO Daniel O’Day also serves as Chairman of the Board. Shareholders manifested opposition to Gilead’s executive pay at the 2020 annual general meeting, where 16.3% voted against the advisory vote on executive compensation. Proxy advisor ISS found a misalignment in pay for performance with Gilead underperforming its peer group on a one, three and five year basis while compensating its CEO well above the peer median.

On September 23, 2020, the Department of Justice reported that Gilead agreed to pay $97 million to resolve allegations that it violated the False Claims Act by paying kickbacks. Eleven State Treasurers have questioned Gilead on price gouging on its Remdesivir anti-viral during a global pandemic.

The current Lead Independent Director, Kevin Lofton, is not a sufficient substitute for an independent Chair. Mr. Lofton appears overstretched with directorships at two other Fortune 500 companies (Rite Aid and Medtronic) and several non-profit boards. We also question Mr. Lofton’s independence after serving on the board for over 11 years.

An independent chair is a fundamental corporate governance best practice and is preferred by many investors. ISS reported in September 2020 that 85 percent of investors responding to its policy survey indicated that an independent chair is their preferred model. Thirty-four percent of S&P 500 boards have an independent chair, according to a 2019 Spencer Stuart report, up from 31 percent the previous year. The Council of Institutional Investors’ corporate governance policies favor independent board chairs. A similar proposal filed with Gilead last year saw significant support with a vote in favor of 43.39%.

In order to ensure that our Board can provide rigorous oversight for our Company with greater independence and accountability, we urge a vote FOR this shareholder proposal.

2021 Proxy Statement	77

Stockholder Proposal

Our Board Recommends a Vote AGAINST This Proposal

Board’s View Aligns with Recent Stockholder Votes on This Issue

In 2013-2015 and 2017-2020, our Board carefully considered stockholder proposals requesting that our Board adopt a policy that the Chairperson of the Board be an independent director. In each of those votes, the majority of shares were voted AGAINST the proposals. Our Board continues to believe that stockholder interests are best served when the Board has the flexibility to determine the best person to serve as Chairperson, and that the robust duties of our Lead Independent Director provide strong independent Board leadership. Our Board recommends a vote AGAINST this proposal.

The Board Should Have Flexibility to Structure an Appropriate Governance Structure Tailored to the Needs of Gilead

One of the most important tasks undertaken by a board is to select the leadership of the board and the company. In order to execute this critical function most effectively and in the best interest of our stockholders, our Board has the flexibility to design Gilead’s board leadership structure as our Board deems appropriate based on the circumstances at the time. Our Board is composed of directors with diverse backgrounds, experiences and perspectives, as well as extensive knowledge about Gilead’s business and our industry, and is best positioned to evaluate the optimal Board leadership structure.

Our current policy enables our Board to choose a leadership structure that can be tailored to the strengths of Gilead’s officers and directors and best addresses Gilead’s evolving and highly complex business. The policy also allows our Board to make changes in the company’s leadership structure when the Board believes that such actions are in the best interests of the company and its stockholders. Departing from Gilead’s current policy would unduly impair our Board’s ability to select the director it believes is best suited to serve as Chairperson based on the circumstances at the time.

The independent directors review this structure on a regular basis to ensure that it continues to serve the best interests of Gilead. As part of this review, the Board incorporates feedback from investors gained through our year-round stockholder engagement efforts. In addition, our annual Board self-assessment process evaluates the effectiveness of the Board, the Chairperson’s leadership of the Board and our Lead Independent Director. Our Board has determined that it is currently in the best interests of Gilead to partner a powerful Lead Independent Director with our Chairperson of the Board.

In May 2020, our Board unanimously appointed Kevin Lofton as our new Lead Independent Director, in recognition of his leadership experience, in-depth knowledge of Gilead and demonstrated commitment to the role. Having served as a director on the Board since 2009, he has developed deep knowledge of our operations and business cycles, including serving on the Board through development of our HCV business. Mr. Lofton also has significant leadership experience on other public boards and in the healthcare industry, including experience serving as a Chief Executive Officer and a board member of several large organizations. He has demonstrated his commitment to improving access to medical service, particularly for the underserved. Given his proven leadership capability, breadth of industry experience and business success, our Board believes Mr. Lofton is a strong and effective partner to our Chairperson of the Board.

Currently, Having Mr. O’Day as Our Chairman of the Board Is in the Best Interests of Gilead and Its Stockholders

The independent Directors of the Board have concluded that it is currently in the best interests of Gilead and its stockholders for Mr. O’Day to serve as our Chief Executive Officer and Chairman of the Board because it best positions Mr. O’Day to effectively drive future strategy and decision-making for our organization.

In addition to Mr. O’Day’s public, private and non-profit board experience, he has a track record of success in highly scientific and competitive therapeutic areas, deep understanding of the evolving healthcare environment around the world and unwavering commitment to driving innovation across all aspects of a business.

78

Stockholder Proposal

Our Lead Independent Director Ensures Our Board’s Independent Leadership and Accountability

We believe the robust duties of our Lead Independent Director empower our independent directors to provide effective guidance and oversight of management. The role of Lead Independent Director at Gilead is modeled on the role of an independent Chairperson, ensuring a strong, independent and active Board of Directors. As set forth in the Lead Independent Charter adopted by our Board, the Lead Independent Director has clearly delineated and comprehensive duties. These duties include:

►	Consulting with the Chairperson as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with ongoing company operations;
►	Consulting with the Chairperson regarding and approving the information, agenda and schedules of meetings of the Board of Directors and Board committees;
►	Advising the Chairperson as to the information necessary or appropriate for the independent directors to effectively and responsibly perform their duties and provide feedback on the quality, quantity and timeliness of information submitted by management;
►	Advising the Board of Directors and its committees on the retention of advisers and consultants who report directly to the Board of Directors;
►	Calling meetings of the independent directors, as appropriate;
►	Chairing meetings of the Board of Directors when the Chairperson is not present or when otherwise appropriate, including all executive sessions of independent directors;
►	Serving as principal liaison between the independent directors and the Chairperson and between the independent directors and senior management;
►	Providing independent directors with adequate opportunities to meet and discuss issues in meetings of the independent directors;
►	Encouraging director participation by fostering an environment of open dialogue and constructive feedback among independent directors;
►	Communicating to management, as appropriate, the results of private discussions among independent directors;
►	Facilitating the effective functioning of key Board committees and providing input on functioning of the committees, when required;
►	Participating on ad-hoc committees established to deal with extraordinary matters, such as investigations and mergers and acquisitions;
►	Providing guidance on director succession and development;
►	Ensuring Board agendas provide the Board with the ability to periodically review and provide input on the company’s long-term strategy and to monitor management’s execution of the long term-strategy;
►	Unless otherwise directed by the Board, serving as the independent directors’ representative in crisis situations;
►	Monitoring, in collaboration with the Nominating and Corporate Governance Committee, conflicts of interest of all directors, including the Chief Executive Officer;
►	Participating, in collaboration with the Compensation and Talent Committee, in succession planning for the Chief Executive Officer and in talent retention and development programs for members of senior management;
►	Responding, as appropriate, to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairperson and other directors as the Lead Independent Director may deem appropriate;
►	Representing independent directors in communications with other stakeholders, as required; and
►	Performing such other duties as the Board of Directors may from time to time delegate.

In addition, as required by our Board Guidelines, Gilead’s independent directors meet without executive management on a routine basis to review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

2021 Proxy Statement	79

Stockholder Proposal

Our Corporate Governance Practices Empower Our Independent Directors to Select the Right Leadership Structure as Gilead Navigates Changing Conditions

Gilead’s strong corporate governance policies and practices provide our independent directors with the ability to effectively oversee our management and make well-informed decisions about critical issues, such as the Board’s leadership structure.

►	Substantial majority of our directors are independent. Currently, eight out of the nine director nominees are independent.
►	Fully independent Board committees. All members of the key Board committees—the Audit Committee, the Compensation and Talent Committee and the Nominating and Corporate Governance Committee—are “independent” in accordance with or as defined in the rules adopted by the SEC and Nasdaq and Gilead’s own Board Guidelines. This ensures that oversight of critical matters such as the integrity of our financial statements, the compensation of our executive officers, the selection and evaluation of directors and the development of corporate governance principles is entrusted to independent directors.
►	Annual Board and committee evaluations. Our Lead Independent Director conducts an annual assessment of the Board, the Chairperson’s Board leadership and committees of the Board to evaluate their effectiveness.
►	Independent evaluation of Chief Executive Officer performance. Our Compensation and Talent Committee, which is fully independent, is responsible for performing an annual evaluation of the Chief Executive Officer against his performance objectives.
►	Ongoing Board refreshment. Our Nominating and Corporate Governance Committee regularly evaluates the Board’s composition to ensure a diversity of perspectives and skill-sets to oversee management’s execution of our strategy.
►	Ability to consult with external advisers. Our Lead Independent Director has the authority to engage outside advisers and consultants as he deems appropriate to fulfill his responsibilities.
►	Established corporate governance guidelines. We maintain strong corporate governance policies and practices. Information regarding our corporate governance initiatives, including our Board Guidelines and the charter for each Board committee, can be found on our website at www.gilead.com on the Investors page under “Corporate Governance.”

We believe that the interests of our stockholders will be best served by maintaining our Board’s flexibility in determining the board leadership structure that is best suited to the needs of Gilead at any particular time.

Our Board unanimously recommends a vote “AGAINST” Proposal 4.

80

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock by: (i) each beneficial owner of more than 5% of our common stock known to us, as of December 31, 2020; and (ii) each director and nominee for director, each of the individuals named in the Summary Compensation Table on pages 67-68 and all of our current executive officers and directors as a group, as of February 26, 2021 (unless otherwise noted). The applicable percentages are based on 1,256,603,612 shares of common stock outstanding on February 26, 2021, adjusted as required by the rules promulgated by the SEC.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Capital Research Global Investors	121,672,399	(2)	9.68%
Blackrock, Inc.	111,183,334	(3)	8.85%
The Vanguard Group	102,787,017	(4)	8.18%
Jacqueline K. Barton, Ph.D.	43,117	(5)	*
Jeffrey A. Bluestone	1,469	(6)	*
Andrew D. Dickinson	260,658	(7)	*
Sandra J. Horning	10,383	(8)	*
Kelly A. Kramer	44,584	(9)	*
Kevin E. Lofton	153,957	(10)	*
Harish Manwani	30,976	(11)	*
Johanna Mercier	100,667	(12)	*
Daniel P. O’Day	208,161	(13)	*
Merdad V. Parsey, M.D., Ph.D.	51,177	(14)	*
Brett A. Pletcher	294,046	(15)	*
Javier J. Rodriguez	6,500	(16)	*
Anthony Welters	3,859	(17)	*
Richard J. Whitley, M.D.	131,158	(18)	*
Per Wold-Olsen	179,878	(19)	*
All current executive officers and directors as a group (15 persons)	1,520,590	(20)	*

*	Less than 1% of the outstanding shares of our common stock.
(1)	This table is based upon information supplied by our directors and officers and a Schedule 13G/A filed with the SEC by Capital Research Global Investors (“Capital Group”), a Schedule 13G/A filed with the SEC by Blackrock, Inc. (“Blackrock”) and a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 16, 2021 by Capital Group reporting sole voting power over 121,649,692 shares and sole dispositive power over 121,672,399 shares. The address of Capital Group is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(3)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on January 29, 2021 by Blackrock reporting sole voting power over 97,824,812 shares and sole dispositive power over 111,183,334. The address of Blackrock is 55 East 52nd Street, New York, New York 10055.
(4)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2021 by Vanguard reporting shared voting power over 2,147,370 shares, sole dispositive power over 97,128,178 shares and shared dispositive power over 5,658,839 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)	Includes 29,377 shares subject to stock options exercisable within 60 days of February 26, 2021.
(6)	Includes 1,469 shares subject to stock options exercisable within 60 days of February 26, 2021.

2021 Proxy Statement	81

Stock Ownership Information

(7)	Includes 243,738 shares subject to stock options exercisable within 60 days of February 26, 2021.
(8)	Includes 9,751 shares subject to stock options exercisable within 60 days of February 26, 2021.
(9)	Includes 43,245 shares subject to stock options exercisable within 60 days of February 26, 2021.
(10)	Includes 79,754 shares subject to stock options exercisable within 60 days of February 26, 2021 and 74,203 shares held in trust.
(11)	Includes 27,258 shares subject to stock options exercisable within 60 days of February 26, 2021.
(12)	Includes 82,761 shares subject to stock options exercisable within 60 days of February 26, 2021.
(13)	Includes 179,795 shares subject to stock options exercisable within 60 days of February 26, 2021.
(14)	Includes 48,128 shares subject to stock options exercisable within 60 days of February 26, 2021.
(15)	Includes 283,678 shares subject to stock options exercisable within 60 days of February 26, 2021.
(16)	Includes 6,500 shares subject to stock options exercisable within 60 days of February 26, 2021.
(17)	Includes 3,859 shares subject to stock options exercisable within 60 days of February 26, 2021.
(18)	Includes 100,036 shares subject to stock options exercisable within 60 days of February 26, 2021.
(19)	Includes 79,754 shares subject to stock options exercisable within 60 days of February 26, 2021.
(20)	Includes an aggregate of 1,219,103 shares subject to stock options exercisable by current executive officers and directors within 60 days of February 26, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, among others, to file forms with the SEC to report their ownership of our stock and any changes in ownership. Based on our review of reports filed with the SEC and related written representations, we believe that all of the required reports for our directors and officers were filed on a timely basis under Section 16(a) for 2020, except as follows:

►	On May 20, 2020, a late Form 4 filing made on behalf of Mr. Lofton to report the gift transfer of 13,208 shares, which was executed by an investment advisor on behalf of Mr. Lofton on November 27, 2019.
►	On June 25, 2020, a Form 3 amendment filing made on behalf of Mr. Rodriguez to report the ownership of 189 shares that were inadvertently omitted from his initial Form 3.

82

Other Information

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through a broker and would prefer to receive a separate Notice, please notify your broker. If you hold your shares directly and would prefer to receive a separate Notice, please submit a written request to Gilead Sciences, Inc., Attention: Investor Relations, 333 Lakeside Drive, Foster City, California 94404 or contact Broadridge Financial Solutions, Inc. at (866) 540-7095. Stockholders who currently receive multiple copies of the Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice to a stockholder at a shared address to which a single copy of the documents was delivered.

By Order of the Board of Directors,

Brett A. Pletcher
Corporate Secretary

March 30, 2021

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020 is available without charge upon written request to Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or by accessing a copy through Gilead’s website at www.gilead.com on the Investors page under “SEC Filings.”

Other Legal Matters

Forward-Looking Statements

Statements included in this Proxy Statement that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Website References

Website references are provided throughout this document for convenience. The content on the referenced websites does not constitute part of and is not incorporated by reference into this and does not constitute a part of this Proxy Statement.

Use of Trademarks

We own or have rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX® (BULEVIRTIDE), HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report also refers to trademarks, service marks and trade names of other companies.

2021 Proxy Statement	83

Questions and Answers

1. Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. This approach conserves natural resources and reduces our costs of printing and distributing our proxy materials, while providing stockholders with a convenient way to access our proxy materials. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials, including a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

2. How may I obtain a copy of Gilead’s Annual Report on Form 10-K and other financial information?

A copy of our 2020 Annual Report, which includes our Form 10-K for the year ended December 31, 2020, is available at investors.gilead.com/annual-meeting or may be requested from our Investor Relations department as described elsewhere in this Proxy Statement. Our 2020 Annual Report is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

3. Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on March 19, 2021 are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, there were 1,259,056,043 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

4. Who can attend the Annual Meeting?

Due to the ongoing health and safety concerns related to the COVID-19 pandemic, the Annual Meeting will be held virtually be webcast. Only holders of our common stock at the close of business on March 19, 2021 or holders of a valid legal proxy for the Annual Meeting are entitled to vote and ask questions during the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GILD2021, you must enter the 16-digit control number printed on your Notice. If you are a beneficial stockholder, you may contact your broker, bank or other institution where you hold your account if you have questions about obtaining your control number.

We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. We will also make the Annual Meeting viewable to anyone interested in a webcast at www.virtualshareholdermeeting.com/GILD2021. Interested persons who were not stockholders at of the close of business on March 19, 2021 may view the webcast as guests, but will not be able to vote or ask questions during the meeting.

5. What if I need technical assistance?

Beginning 30 minutes prior to the start of and during the Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the support team listed on the virtual meeting website at www. virtualshareholdermeeting.com/GILD2021.

84

Questions and Answers

6. What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

►	to elect the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified;
►	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
►	to approve, on an advisory basis, the compensation of our Named Executive Officers as presented in this Proxy Statement; and
►	to vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director.

We also will consider any other business that properly comes before the Annual Meeting. See question 11, “Could other matters be decided at the Annual Meeting?” on page 87.

7. How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

►	“FOR” each of the nine director nominees named in this Proxy Statement;
►	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
►	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement; and
►	“AGAINST” the stockholder proposal requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director.

8. What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. Shares represented by proxies marked “abstain” and “broker non-votes” are counted in determining whether a quorum is present.

Proposal	Vote Required
Proposal 1 – Election of the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified.	Majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director).
Proposal 2 – Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 3 – Approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 4 – Vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.

If your shares are held by a broker and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal 2 is a “routine” matter. As a result, your broker is permitted to exercise discretionary voting authority to vote your shares for this proposal. Your broker may not exercise discretionary voting authority and may not vote your shares with respect to the other proposals unless you provide your broker with voting instructions. This is known as a “broker non-vote.”

2021 Proxy Statement	85

Questions and Answers

With respect to Proposal 1, abstentions will have no effect on the outcome of the vote. With respect to Proposals 2, 3 and 4, abstentions will have the same effect as an “against” vote. “Broker non-votes” will have no effect on the outcome of the vote for Proposals 1-4.

9. How do I Vote?

You may vote by completing and returning a proxy by mail or voting your shares by Internet or telephone by 11:59 p.m., Eastern Daylight Time, on May 11, 2021. You may also vote by Internet during the Annual Meeting.

If your shares are registered directly in your name with Gilead’s transfer agent, Computershare, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for how to vote their shares from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

By mail before the Annual Meeting

To vote your proxy by mail, be sure to complete, sign and date the proxy card (if you request one) or voting instruction card that may be delivered to you and return it in the envelope provided. We will vote your shares as directed. However, if you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board.

By Internet or telephone before the Annual Meeting

Stockholders may vote their shares by Internet or telephone before the Annual Meeting. The law of the State of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies so long as each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. The Internet and telephone voting procedures below are designed to authenticate stockholders’ identities to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting shares via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Stockholders of record may go to www.proxyvote.com to vote their shares. You will be required to provide the control number printed on your Notice. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Stockholders of record who requested paper copies of the proxy materials and are using a touch-tone telephone may vote their shares by calling (800) 690-6903 and following the recorded instructions.

A number of brokers and banks are participating in a program that offers the ability to vote shares over the telephone and Internet. Street name holders may vote on the Internet by accessing www.proxyvote.com. You will be required to provide the control number printed on your Notice. Street name holders who requested paper copies of the proxy materials and are using a touch-tone telephone may vote their shares by calling (800) 454-8683 and following the recorded instructions.

Internet and telephone voting for stockholders of record and street name holders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on May 11, 2021. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

By Internet during the Annual Meeting

Stockholders may vote their shares by Internet during the Annual Meeting. Please follow the instructions at www.virtualshareholdermeeting.com/GILD2021 to vote or submit questions during the meeting. You will be required to provide the control number printed on your Notice to enter the virtual meeting. The Internet voting procedures are designed to authenticate stockholders’ identities to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been recorded properly.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares promptly by mail, Internet or telephone in advance of the Annual Meeting. A stockholder may still attend the meeting and vote during the meeting if he or she has already voted by one of these methods. Any vote submitted during the meeting would supersede any prior vote.

Your vote is important. You can save us the expense of a second mailing of proxy materials by voting promptly.

86

Questions and Answers

10. What can I do if I change my mind after I vote my shares?

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before the shares are voted.

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

►	submitting a written notice to our Corporate Secretary at our principal executive offices, 333 Lakeside Drive, Foster City, California 94404;
►	submitting a valid, later-dated proxy or a later-dated vote by Internet or telephone by 11:59 p.m., Eastern Daylight Time, on May 11, 2021; or
►	voting during the Annual Meeting.

If you are a beneficial owner of shares, you may revoke your proxy or submit new voting instructions by contacting your bank, broker or other holder of record.

You may also vote during the Annual Meeting as described in the answer to the preceding question. Attendance at the meeting will not, by itself, revoke a proxy. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

11. Could other matters be decided at the Annual Meeting?

On the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then Daniel P. O’Day and Brett A. Pletcher, the persons named on your proxy card, will have the discretion to vote on those matters for you.

12. Is my vote confidential?

Yes. Proxy cards and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Veaco Group, the independent proxy tabulator that we have engaged, will count the votes and act as the inspector of election for the meeting.

13. How can I ask questions at the Annual Meeting?

The Annual Meeting will include a question and answer session to address questions submitted in writing in advance of and during the Annual Meeting that comply with our Rules of Conduct and Procedures and as time permits. Questions may be submitted within the 48-hour period preceding the start of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www. virtualshareholdermeeting.com/GILD2021. If you wish to submit a question during the Annual Meeting, log in to the virtual meeting website using the control number that appears on your Notice of Internet Availability of Proxy Materials, type your question into the “Ask a Question” field and click “Submit”. Questions and Answers may be grouped by topic and substantially similar questions may be grouped and answered once. You may view the Rules of Conduct and Procedures prior to the meeting at our Investors page at investors.gilead.com/annual-meeting or during the meeting at the Annual Meeting website.

14. Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

15. Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Notice and this Proxy Statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their out-of-pocket expenses for forwarding solicitation materials to such beneficial owners. We have hired Innisfree M&A Incorporated to act as our proxy solicitor in conjunction with the Annual Meeting. We will pay Innisfree M&A Incorporated a fee of $25,000, plus reasonable out-of-pocket expenses, for these services. Our solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other employees for such solicitation services performed by them.

2021 Proxy Statement	87

Questions and Answers

16. When are the stockholder proposals or nominations for Gilead’s 2022 annual meeting of stockholders due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2022 annual meeting of stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 30, 2021. Such proposals also must comply with SEC regulations under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company proxy materials. Proposals should be addressed to:

Corporate Secretary
Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, California 94404

A stockholder (or a group of up to 20 stockholders) who has owned at least three percent of our shares continuously for at least three years and has complied with the other requirements in our bylaws may nominate and include in our proxy materials director nominees constituting up to 20% of our Board or two persons, whichever is greater. Written notice of a proxy access nomination for inclusion in our Proxy Statement for the 2022 annual meeting of stockholders must be received by the Corporate Secretary at the address above:

►	not earlier than the open of business on October 31, 2021; and
►	not later than the close of business on November 30, 2021.

Stockholders wishing to submit proposals that are not to be included in our Proxy Statement pursuant to Rule 14a-8 or to nominate director candidates who are not included in our Proxy Statement pursuant to the “proxy access” provisions in our bylaws must give timely written notice of such proposals or nominations to the Corporate Secretary at the address above in accordance with our bylaws. To be “timely” under our bylaws, written notice must be received by the Corporate Secretary:

►	not earlier than the open of business on January 12, 2022; and
►	not later than the close of business on February 11, 2022.

The chairperson of our annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our bylaws and to declare that any such nomination or other business not properly brought before our annual meeting shall not be transacted, and we may exercise discretionary voting authority to vote any shares for which we receive proxies as we determine appropriate.

17. Where can I get information related to future stockholder meetings of Gilead?

To request a copy of the Proxy Statement, annual report and form of proxy related to our future stockholder meetings where you are a stockholder on the relevant record date, you may log on to www.proxyvote.com or contact Investor Relations at:

Gilead Sciences, Inc.
Attention: Investor Relations
333 Lakeside Drive
Foster City, California 94404
(650) 574-3000
Email: investor_relations@gilead.com

18. If I have additional questions, whom can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

88

Details for the Gilead Sciences, Inc.
2021 Annual Meeting of Stockholders

When Wednesday, May 12, 2021 10:00 a.m. Pacific Daylight Time	Where Via Webcast at www.virtualshareholdermeeting.com/GILD2021

Voting

Whether or not you expect to attend the Annual Meeting, we recommend that you grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting.

Prior to the Meeting:

By Internet* www.proxyvote.com	By Telephone* +1-800-690-6903 (for stockholders of record)	By Mail Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)

*	You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials. Voting by telephone and internet closes on May 11, 2021 at 11:59 p.m., Eastern Daylight Time.

During the Meeting:

By Internet* www.virtualshareholdermeeting.com/GILD2021

*	You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials.

Participation

This year’s Annual Meeting will be held in a virtual format by live webcast.

You are entitled to participate in the Annual Meeting if you were a holder of Gilead common stock as of the close of business on the Record Date, Friday, March 19, 2021, or hold a valid proxy for the meeting. To participate, go to www.virtualshareholdermeeting.com/GILD2021 on the day of the Annual Meeting and log in using the 16-digit control number found on the proxy card, voting instruction form or notice of internet availability. If you are a beneficial stockholder, you may contact your broker, bank or other institution where you hold your account if you have questions about obtaining your control number. Once you are admitted to the Annual Meeting as a stockholder, you may vote by following the instructions available on the meeting website. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log in screen.

Stockholders as of the close of business on the Record Date may also submit written questions for consideration during the Annual Meeting. The question and answer session will include questions submitted in advance of and during the Annual Meeting that comply with our Rules of Conduct and Procedures and as time permits. Questions may be submitted within the 48-hour period preceding the start of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/GILD2021.

Additional information regarding the rules and procedures for participating in the Annual Meeting, including the question and answer session, will be set forth in our Rules of Conduct and Procedures. You may view the Rules of Conduct and Procedures prior to the meeting at our Investors page at investors.gilead.com/annual-meeting or during the Annual Meeting at www.virtualshareholdermeeting.com/GILD2021.

We will make the Annual Meeting viewable to anyone interested in a webcast at www.virtualshareholdermeeting.com/GILD2021. Interested persons who were not stockholders as of the close of business on the Record Date may view the webcast, but will not be able to vote or ask questions during the Annual Meeting.

GILEAD SCIENCES, INC.
ATTN: INVESTOR RELATIONS
333 LAKESIDE DRIVE
FOSTER CITY, CA 94404

VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/GILD2021*

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

*Due to the ongoing health and safety concerns related to the COVID-19 pandemic, the Annual Meeting of Stockholders will be held virtually by webcast.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D42653-P48614	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GILEAD SCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposals:
1.	To elect the nine director nominees named in the Proxy Statement to serve for the next year and until their successors are elected and qualified.
	Nominees:		For	Against	Abstain
	1a.	Jacqueline K. Barton, Ph.D.	☐	☐	☐
	1b.	Jeffrey A. Bluestone, Ph.D.	☐	☐	☐
	1c.	Sandra J. Horning, M.D.	☐	☐	☐
	1d.	Kelly A. Kramer	☐	☐	☐
	1e.	Kevin E. Lofton	☐	☐	☐
	1f.	Harish Manwani	☐	☐	☐
	1g.	Daniel P. O'Day	☐	☐	☐
	1h.	Javier J. Rodriguez	☐	☐	☐
	1i.	Anthony Welters	☐	☐	☐

		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2021.
		☐	☐	☐
3.	To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

4.	To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Supplement are available at www.proxyvote.com.

D42654-P48614

GILEAD SCIENCES, INC.
Annual Meeting of Stockholders
May 12, 2021 10:00 AM Pacific
Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel P. O'Day and Brett A. Pletcher, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gilead Sciences, Inc. Common Stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held virtually on May 12, 2021, 10:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/GILD2021, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side